As filed with the Securities and Exchange Commission on July 1, 2025.
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM F-3
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

British American Tobacco p.l.c.

England and Wales (State or other jurisdiction of incorporation or organization)	98-0207762 (I.R.S. Employer Identification No.)
Globe House
4 Temple Place
London WC2R 2PG
United Kingdom
+44 (0)20 7845 1000
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates
850 Library Avenue
Suite 204
Newark, DE 19711
+1 (302) 738-6680
(Name, address, including zip code, and telephone number, including area code, of agent for service)
(FOR CO-REGISTRANTS, PLEASE SEE “TABLE OF CO-REGISTRANTS” ON THE FOLLOWING PAGE)
Copies to:

Alyssa K. Caples Cravath, Swaine & Moore LLP 100 Cheapside London EC2V 6DY United Kingdom +44 (0)20 7453 1000	Reuven B. Young Davis Polk & Wardwell London LLP 5 Aldermanbury Square London EC2V 7HR United Kingdom +44 (0)20 7418 1300	Caroline Ferland Company Secretary Globe House 4 Temple Place London WC2R 2PG United Kingdom +44 (0)20 7845 1000
Approximate date of commencement of proposed offer to the public:
From time to time after this registration statement becomes effective.
If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐
If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒
If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐
If this Form is a registration statement pursuant to General Instruction I.C. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒
If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.C. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐
Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. Emerging growth company ☐
If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards† provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐
† The term “new or revised financial accounting standard” refers to any update issued by the Financial Accounting Standards Board to its Accounting Standards Codification after April 5, 2012.

TABLE OF CO-REGISTRANTS

Exact Name of Registrant as Specified in its Charter	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number	Address, including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices
B.A.T Capital Corporation*	Delaware	61-0986865	103 Foulk Road Suite 120 Wilmington, Delaware 19803 U.S.A. +1 (302) 691 6323
B.A.T. International Finance p.l.c.*	England and Wales	98-0402606	Globe House 4 Temple Place London WC2R 2PG United Kingdom +44 (0)20 7845 1000
B.A.T. Netherlands Finance B.V.	The Netherlands	Not Applicable	Handelsweg 53A 1181 ZA Amstelveen The Netherlands +31 (0)20 540 6911
Reynolds American Inc.	North Carolina	20-0546644	401 North Main Street Winston-Salem, North Carolina 27101 U.S.A. +1 (336) 741-2000
British American Tobacco Holdings (The Netherlands) B.V.	The Netherlands	Not Applicable	Handelsweg 53A 1181 ZA Amstelveen The Netherlands +31 (0)20 540 6911
_________________
*One of British American Tobacco p.l.c., B.A.T Capital Corporation or B.A.T. International Finance p.l.c. will be the issuer of the debt securities that may be offered hereunder. In the case of debt securities that may be issued by British American Tobacco p.l.c., one or more of the other listed registrants may guarantee such debt securities to the extent specified in the applicable prospectus supplement. In the case of debt securities that may be issued by either B.A.T Capital Corporation or B.A.T. International Finance p.l.c., British American Tobacco p.l.c. will, and, to the extent specified in the applicable prospectus supplement, one or more of the other listed registrants (including B.A.T. International Finance p.l.c., in the case of debt securities that may be issued by B.A.T Capital Corporation, and B.A.T Capital Corporation, in the case of debt securities that may be issued by B.A.T. International Finance p.l.c.) may, guarantee such debt securities.

PROSPECTUS
British American Tobacco p.l.c.
B.A.T Capital Corporation
B.A.T. International Finance p.l.c.
Debt Securities (guaranteed to the extent provided herein)
Each of British American Tobacco p.l.c. (“BAT” or the “Parent” and, together with its subsidiaries, the “BAT Group”) and its wholly owned subsidiaries B.A.T Capital Corporation (“BATCAP”) and B.A.T. International Finance p.l.c. (“BATIF” and, together with BAT and BATCAP, each an “Issuer” and, together, the “Issuers”) may offer and sell from time to time debt securities as separate series in amounts, at prices and on terms to be determined at the relevant time of sale. The debt securities may consist of debentures, notes or other types of debt. For each offering of debt securities, a prospectus supplement will accompany this prospectus and will contain the specific terms of the series of debt securities for which this prospectus is being delivered. Payment of principal, premium and interest in respect of any debt securities issued by BAT may be guaranteed by one of more of its subsidiaries BATCAP, BATIF, B.A.T. Netherlands Finance B.V. (“BATNF”) and Reynolds American Inc. (“RAI”), as set forth in the applicable prospectus supplement. Payment of principal, premium and interest, if any, in respect of any debt securities issued by BATCAP or BATIF will be guaranteed by BAT and may also be guaranteed by one or more of BATNF, RAI, (in the case of debt securities issued by BATCAP) BATIF, and (in the case of debt securities issued by BATIF) BATCAP and (in the case of debt securities issued by BATCAP under the 2017 Indenture (as defined herein)) British American Tobacco Holdings (The Netherlands) B.V. (“BATHTN”), as set forth in the applicable prospectus supplement.
Each Issuer may sell debt securities to or through one or more underwriters or dealers, and also may sell debt securities directly to other purchasers or through agents. The applicable prospectus supplement will set forth information regarding the underwriters or agents involved in the relevant sale of the debt securities for which this prospectus is being delivered. See “Plan of Distribution” for possible indemnification arrangements for underwriters, agents and their respective controlling persons.
The applicable prospectus supplement will contain information, where applicable, as to any listing of the series of debt securities for which this prospectus is being delivered on any securities exchange.
This prospectus may not be used for sales of securities unless it is accompanied by a prospectus supplement.
Investing in the debt securities to be offered by this prospectus and any applicable prospectus supplement involves risk. You should carefully review the risks and uncertainties described under the heading “Risk Factors” starting on page 2 of this prospectus, any risk factors included in any accompanying prospectus supplement and in the reports filed with the Securities and Exchange Commission (the “SEC”) that are incorporated by reference in this prospectus, before you make an investment in our debt securities.
Neither the SEC nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus. Any representation to the contrary is a criminal offense.
The date of this prospectus is July 1, 2025.

Rather than repeat certain information in this prospectus that we have already included in reports filed with the SEC, we are incorporating this information by reference, which means that we can disclose important business, financial and other information to you by referring to those publicly filed documents that contain the information. See “Where You Can Find More Information; Incorporation by Reference”.
References in this document to information on the web address of BAT have been included as inactive textual references only. These websites and the information contained therein or connected thereto are not intended to be incorporated into or to form part of the Registration Statement and Form F-3.
We will provide without charge to each person to whom a prospectus is delivered, including each beneficial owner of debt securities, a copy of any or all documents that are incorporated into this prospectus by reference, other than exhibits to such documents, unless such exhibits are specifically incorporated by reference into the documents that this prospectus incorporates. Copies of the documents incorporated by reference herein may be obtained at no cost by written or oral request to Company Secretary, British American Tobacco p.l.c., Globe House, 4 Temple Place, London WC2R 2PG, United Kingdom, +44 (0)20 7845 1000.
i

ABOUT THIS PROSPECTUS
This prospectus is part of a registration statement that we have filed with the SEC on Form F-3, utilizing a “shelf” registration process, relating to the debt securities and guarantees described in this prospectus. Under this shelf registration process, each Issuer may, from time to time, sell the debt securities described in this prospectus and any applicable prospectus supplement in one or more offerings. Each time an Issuer sells debt securities, it will provide a prospectus supplement that will contain specific information about the terms of that specific offering, including the offering price of the debt securities. The prospectus supplement may also add, update or change information contained in this prospectus. You should carefully read both this prospectus and the applicable accompanying prospectus supplement relating to any specific offering of debt securities, together with additional information described below under the heading “Where You Can Find More Information; Incorporation by Reference” before you decide to invest in any of the debt securities.
This prospectus and any accompanying prospectus supplements and/or any free writing prospectus do not contain all of the information included in the registration statement. We have omitted parts of the registration statement in accordance with the rules and regulations of the SEC. For further information, we refer you to the registration statement on Form F-3, including its exhibits, of which this prospectus is a part. Statements contained in this prospectus and any accompanying prospectus supplements about the provisions or contents of any agreement or other document are not necessarily complete. If the SEC rules and regulations require that an agreement or document be filed as an exhibit to the registration statement, please see that agreement or document for a complete description of those matters. You should not assume that the information in this prospectus, any prospectus supplements, any free writing prospectus or any documents incorporated herein or therein by reference is accurate as of any date other than the date on the front of each of such documents.
Unless indicated otherwise or the context otherwise requires, references in this prospectus to the terms “BAT Group”, “we”, “us”, “our” or the “combined company” refer to BAT and its subsidiaries. References in this prospectus to “Guarantor” refer to one or more of BAT, BATCAP, BATIF, RAI, BATNF or BATHTN, as the context requires. Unless indicated otherwise or the context otherwise requires, references in this prospectus to the “Notes” refer to the debt securities issued by BAT under the 2022 Indenture, debt securities issued by BATIF under the 2022 Indenture and the 2020 Indenture and debt securities issued by BATCAP under the 2022 Indenture, the 2019 Indenture and the 2017 Indenture, collectively or individually, as the context requires. References in this prospectus to “New Categories” refer to the Group’s vapor, modern oral and heated products.

RISK FACTORS
Investing in the securities to be offered by this prospectus and any applicable prospectus supplement involves risk. Before you make a decision to buy such securities, you should read and carefully consider the risks and uncertainties discussed below, in the sections captioned “Group Principal Risks” and “Group Risk Factors” in our Annual Report on Form 20-F for the year ended December 31, 2024, filed with the SEC on February 14, 2025, incorporated by reference herein, as well as any risks described in any applicable prospectus supplement and any related free writing prospectus or in other documents that are subsequently incorporated by reference. Additional risks not currently known to us or that are currently deemed immaterial may also have a material adverse effect on us. You should carefully consider the aforementioned risks together with the other information in this prospectus and incorporated by reference herein before deciding to invest in the debt securities. If any of those risks actually occurs, our business, financial condition and results of operations could be materially and adversely affected. In that case, the applicable members of the BAT Group may be unable to make required payments of principal of, or premiums, if any, and interest on, the debt securities.
Risk Factors Relating to the Issuers, the Guarantors and the Debt Securities
BAT, RAI and BATHTN are holding companies, and BATCAP, BATIF and BATNF are financing companies with no revenue-generating operations.
BAT, RAI and BATHTN are holding companies and BATCAP, BATIF and BATNF are financing companies, each with no revenue-generating operations of its own. The business of BAT is carried out through a number of operating subsidiaries and associated companies. Consequently, the Issuers, RAI, BATHTN and BATNF depend upon dividend and other payments from operating subsidiaries to provide the funds necessary to pay the principal of, and the interest on, the debt securities or (to the extent applicable) make payments under the guarantees (the “Guarantees”) provided by the applicable Guarantors, as the case may be. These operating subsidiaries and associated companies will not guarantee the debt securities, and have no obligation, contingent or otherwise, to pay amounts due under the debt securities or the Guarantees or to make funds available for these payments, whether in the form of loans, dividends or otherwise. The ability of the operating subsidiaries to make dividend or other payments to the Issuers, RAI, BATHTN or BATNF will depend on their cash flows and earnings, which, in turn, will be affected by all of the factors discussed herein. In addition, under the corporate laws of many jurisdictions, including the United Kingdom, the ability of some subsidiaries and associates to pay dividends is limited to the amount of distributable reserves of such companies.
The holders of debt securities will have a direct claim based on the debt securities against the applicable Issuer and (to the extent applicable) based on the Guarantees against the applicable Guarantors, but will not have a direct claim based on the debt securities or (to the extent applicable) the Guarantees against any operating subsidiaries. The right of the holders to receive payments under the debt securities and (to the extent applicable) the Guarantees will be structurally subordinated to all liabilities of the operating subsidiaries and associated companies. These liabilities include debt that some of our subsidiaries have incurred under bank facilities or debt securities. In the event of a bankruptcy, liquidation, reorganization or similar proceeding relating to a subsidiary, the right of holders to participate in a distribution of the assets of such subsidiary will rank behind such subsidiary’s and associated companies’ creditors (including trade creditors) and preferred stockholders (if any), except to the extent that the applicable Issuer or Guarantor has direct claims against such subsidiary.
A holder’s rights may be inferior to the rights of holders of debt securities of a different series issued pursuant to the applicable Indenture or under the terms of the documents governing the BAT Group’s other indebtedness.
The debt securities are governed by indentures (each, an “Indenture”, and together, the “Indentures”), which will be described in the applicable prospectus supplement and, to the extent applicable, are described below under the headings “Description of Debt Securities and Guarantees Issued Under the 2022 Indenture”, “Description of Debt Securities and Guarantees Issued Under the 2019 and 2020 Indentures” and “Description of Debt Securities and Guarantees Issued Under the 2017 Indenture”. The Issuers may issue as many distinct series of debt securities under the Indentures (other than the 2017 Indenture) as they wish. The Issuers may also issue one or more series of other debt under other indentures or agreements that may be entered into from time to time. The Issuers may also issue series of debt securities under the 2019, 2020 and 2022 Indentures that provide holders of those debt securities with rights superior to the rights already granted or that may be granted in the future to holders of another series. You should read carefully the specific terms of any particular series of debt securities contained in the prospectus supplement relating to such debt securities.
Any Guarantees provided by certain Subsidiary Guarantors will be automatically released in certain circumstances.
The 2017 Indenture, the 2019 Indenture, the 2020 Indenture and the 2022 Indenture provide that, without the consent of the Trustee or the holders, a Guarantor that is a subsidiary of BAT (a “Subsidiary Guarantor”), other than BATIF (when acting as Guarantor), BATCAP (when acting as Guarantor), BATHTN (in the case of the 2017 Indenture) and BATNF, will automatically and unconditionally be released from all obligations under its Guarantee, and such Guarantee shall thereupon terminate and be discharged and of no further force or effect, in the event that (1) its guarantee of all then outstanding notes issued under the EMTN Programme is released or (2) at substantially the same time its Guarantee of the debt securities is terminated, the Subsidiary Guarantor is released from all obligations in respect of indebtedness for borrowed money for which such Subsidiary Guarantor is an obligor (as a guarantor or borrower). Under the EMTN Programme, RAI’s guarantee is released if at any time the aggregate amount of indebtedness for borrowed money for which RAI is an obligor does not exceed 10% of the outstanding long-term debt of BAT as reflected in the balance sheet included in BAT’s most recent publicly released interim or annual consolidated financial statements. For purposes of this clause, the amount of a Subsidiary Guarantor’s indebtedness for borrowed money shall not include (A) the debt securities issued pursuant to the applicable Indenture, (B) any other debt the terms of which permit the termination of such Subsidiary Guarantor’s guarantee of such debt under similar circumstances, as long as such Subsidiary Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the debt securities, (C) any debt that is being refinanced at substantially the same time that the guarantee of the debt securities is being released, provided that any obligations of the relevant Subsidiary Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the relevant Subsidiary Guarantor’s indebtedness for borrowed money and (D) for the avoidance of doubt, any debt in respect of which such Subsidiary Guarantor is an obligor (as a guarantor or borrower) (i) between or among BAT and any subsidiary or subsidiaries thereof or (ii) between or among any subsidiaries of BAT. See “Description of Debt Securities and Guarantees Issued Under the 2022 Indenture—Release of Guarantees”, “Description of Debt Securities and Guarantees Issued Under the 2019 and 2020 Indentures—Release of Guarantees” and “Description of Debt Securities and Guarantees Issued Under the 2017 Indenture—Release of Guarantees”.
RAI is the only Subsidiary Guarantor as of the date hereof whose Guarantee may be released by this provision. RAI’s Guarantee may be released notwithstanding RAI’s guarantee of other indebtedness, provided RAI’s guarantee of outstanding notes issued under the EMTN Programme is released. If the Guarantee by a Subsidiary Guarantor is released, BAT and any other applicable Issuer are not required to replace such Guarantee, and the debt securities will have the benefit of fewer subsidiary guarantees for the remaining maturity of the debt securities.
A holder’s right to receive payments may be adversely affected by the debt securities and the Guarantees being unsecured obligations of the applicable Issuer and the applicable Guarantors, respectively, and subordinated to secured obligations on insolvency.
The debt securities will be unsecured. Holders of secured obligations of an Issuer will have claims that are prior to the claims of holders of the debt securities to the extent of the value of the assets securing those other obligations. The debt securities issued by an Issuer will rank equally with all its other unsecured and unsubordinated indebtedness, and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing those other obligations. Similarly, any Guarantees provided by a Guarantor will rank equally with all its other unsecured and unsubordinated indebtedness, and will be effectively subordinated to any secured indebtedness to the extent of the value of the assets securing those obligations. If an Issuer defaults on the debt securities or the applicable Guarantors default on the Guarantees, or after any distribution of assets or payment in any foreclosure, dissolution, insolvency, winding-up, liquidation, reorganization or other bankruptcy proceeding (other than on a solvent basis), then, to the extent that such Issuer or the applicable Guarantors have granted security over their assets, the assets that secure their debts will be used to satisfy the obligations under that secured debt before such

Issuer or the applicable Guarantors can make payment on the debt securities or the Guarantees. There may only be limited assets available to make payments on the debt securities or the Guarantees in the event of an acceleration of the debt securities. If there is not enough collateral to satisfy the obligations of the secured debt, then the remaining amounts on the secured debt would share equally with all unsubordinated unsecured indebtedness and holders of the debt securities may receive less, ratably, than holders of secured obligations.
A holder’s actual yield on the debt securities may be reduced from the stated yield by transaction costs.
When debt securities are purchased or sold, several types of incidental costs (including transaction fees and commissions) are incurred in addition to the then current prices of the security. These incidental costs may significantly reduce or even exclude the profit potential of the debt securities. For instance, credit institutions as a rule charge their clients for their own commissions which are either fixed minimum commissions or pro rata commissions depending on the order value. To the extent that additional domestic or foreign parties are involved in the execution of an order, including but not limited to domestic dealers or brokers in foreign markets, holders must take into account that they may also be charged for the brokerage fees, commissions and other fees and expenses of such parties.
A holder’s effective yield on the debt securities may be diminished by the tax impact on that holder of its investment in the debt securities.
Payments of interest on the debt securities, or profits realized by the holder upon the sale or repayment of the debt securities, may be subject to taxation in its home jurisdiction or in other jurisdictions in which it is required to pay taxes. However, the tax impact on a particular holder may differ from the situation described for holders generally. Certain tax consequences of the United Kingdom, the United States and The Netherlands relating to the purchase and ownership of the debt securities are described below under the heading “Certain Tax Considerations”.
The debt securities lack a developed trading market, and such a market may never develop or be sustained.
Each of BAT, BATCAP or BATIF may issue an indeterminate principal amount of debt securities in different series with different terms. Although any such debt securities issued may be listed on a securities exchange in the United States or Europe, there can be no assurance that an active trading market will develop for any series of debt securities or, if a trading market develops, that the trading market will be sustained. There can also be no assurance regarding the ability of holders to sell their debt securities or the price at which such holders may be able to sell their debt securities. If a trading market were to develop, the debt securities could trade at prices that may be higher or lower than the initial offering price, which may result in a return that is greater or less than the interest rate on the debt securities, in each case depending on many factors, including, among other things, prevailing interest rates, the BAT Group’s financial results, any change in the BAT Group’s credit-worthiness and the market for similar securities.
Any underwriters, broker-dealers or agents that participate in the distribution of the debt securities may make a market in the debt securities as permitted by applicable laws and regulations, but will have no obligation to do so, and any such market-making activities may be discontinued at any time. Therefore, there can be no assurance as to the liquidity of any trading market for the debt securities or that an active public market for the debt securities will develop, in which case you may be unable to sell the securities at opportune times, at opportune prices or at all.
An investment in debt securities denominated in a non-U.S. dollar currency involves currency-related risks.
An investment in debt securities denominated in a non-U.S. dollar currency entails significant risks that are not associated with a similar investment in debt securities that are payable solely in U.S. dollars and where settlement value is not otherwise based on a non-U.S. dollar currency. These risks include the possibility of significant changes in rates of exchange between the U.S. dollar and the various non-U.S. dollar currencies or composite currencies and the possibility of the imposition or modification of foreign exchange controls or other conditions by either the United States or non-U.S. governments. These risks generally depend on factors over which the BAT Group has no control, such as economic and political events and the supply of and demand for the relevant currencies in the global markets.

Rates of exchange between the U.S. dollar and many other currencies have been highly volatile, and this volatility may continue and perhaps spread to other currencies in the future. Fluctuations in currency exchange rates could adversely affect an investment in debt securities denominated in, or whose value is otherwise linked to, a specified currency other than U.S. dollars. Depreciation of the specified currency against the U.S. dollar could result in a decrease in the U.S. dollar-equivalent value of payments on the debt securities, including the principal payable at maturity or settlement value payable upon exercise. That in turn could cause the market value of the debt securities to fall. Deprecation of the specified currency against the U.S. dollar could result in a loss to the investor on a U.S. dollar basis.
Credit ratings may not reflect all risks, are not recommendations to buy or hold securities and may be subject to revision, suspension or withdrawal at any time.
One or more independent credit rating agencies may assign credit ratings to the debt securities. The ratings may not reflect the potential impact of all risks related to structure, market, additional factors discussed above and other factors that may affect the value of the debt securities. A credit rating is not a recommendation to buy, sell or hold securities and may be revised or withdrawn by the rating agency at any time. Each credit rating should also be evaluated separately of any other rating.
As a foreign private issuer in the United States, BAT is exempt from a number of rules under the U.S. securities laws and is permitted to file less information with the SEC.
As a foreign private issuer, BAT is exempt from certain rules under the U.S. Securities Exchange Act of 1934, as amended (the “Exchange Act”), that impose certain disclosure obligations and procedural requirements for proxy solicitations under Section 14 of the Exchange Act. In addition, BAT is not required to file periodic reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act. Accordingly, there may be less publicly available information concerning us than there is for U.S. public companies.
The BAT Group may be able to incur substantially more debt in the future.
The BAT Group may be able to incur substantial additional indebtedness in the future, including in connection with future acquisitions, some of which may be secured by some or all of the BAT Group’s assets. The terms of the debt securities will not limit the amount of indebtedness the BAT Group may incur. Any such incurrence of additional indebtedness could exacerbate the related risks that the BAT Group now faces.
The Dutch conditional withholding tax may increase the amounts BATNF and/or BATHTN may become obligated to pay under the Guarantees with respect to the Notes that are issued under the 2017 Indenture and, to a certain extent, the 2019 Indenture
With respect to Notes that are issued under the 2017 Indenture and/or any of the supplemental indentures no. 2, 3 and 4 to the 2019 Indenture, BATNF and/or BATHTN, as the case may be, may be required to pay Additional Amounts to the holders of such Notes if the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) (“WTA”) would apply to the Guarantee payments to be made by BATNF and/or BATHTN. Reference is made to “Material Netherlands Income Tax Considerations—Withholding Tax” for a brief summary of the applicability of the WTA. Such payment of Additional Amounts would increase the payment obligations of BATNF and/or BATHTN under the Guarantees and there may only be limited assets or funds available to fulfill such payment obligations. If such assets or funds are insufficient, the payments under the Guarantees by BATNF and/or BATHTN, as the case may be, may have to be reduced ratably.
Additional risks, if any, specific to particular debt securities issued under this prospectus will be detailed in the applicable prospectus supplement.

FORWARD-LOOKING STATEMENTS
Statements included in this prospectus and the documents incorporated by reference into this prospectus regarding the BAT Group’s future expectations, beliefs, plans, objectives, financial conditions, assumptions or future events or performance that are not historical facts are forward-looking statements, including “forward-looking” statements made within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. These statements are often, but not always, made through the use of words or phrases such as “believe,” “anticipate,” “could,” “may,” “would,” “should,” “intend,” “plan,” “potential,” “predict,” “will,” “expect,” “estimate,” “project,” “positioned,” “strategy,” “outlook,” “target” and similar expressions. These include statements regarding our intentions, beliefs or current expectations concerning, among other things, our results of operations, financial condition, liquidity, prospects, growth, strategies and the economic and business circumstances occurring from time to time in the countries and markets in which the BAT Group operates.
All such forward-looking statements involve estimates and assumptions that are subject to risks, uncertainties and other factors that could cause actual future financial condition, performance and results to differ materially from the plans, goals, expectations and results expressed in the forward-looking statements and other financial and/or statistical data within this prospectus or incorporated by reference herein. The BAT Group believes that the expectations reflected in this document are reasonable, but they may be affected by a wide range of variables that could cause actual results to differ materially from those currently anticipated. Among the key factors that could have an adverse effect on the results of operations, cash flows and financial position of the BAT Group and that could cause actual results to differ materially from those projected in the forward-looking statements are uncertainties related to the following:
•the impact of competition from illicit trade;
•the impact of adverse domestic or international legislation and regulation;
•the inability to develop, commercialize and deliver the BAT Group’s New Categories strategy;
•the impact from supply chain disruptions;
•adverse litigation and dispute outcomes and the effect of such outcomes on the BAT Group’s financial condition;
•the impact of significant increases or structural changes in tobacco, nicotine and New Categories related taxes;
•translational and transactional foreign exchange rate exposure;
•changes or differences in domestic or international economic or political conditions; the ability to maintain credit ratings and to fund the business under the current capital structure;
•the impact of serious injury, illness or death in the workplace;
•adverse decisions by domestic or international regulatory bodies;
•direct and indirect adverse impacts associated with climate change;
•direct and indirect adverse impacts associated with the move towards a circular economy; and
•cyber security risks caused by the heightened cyber-threat landscape, the increased digital interactions with adult consumers and changes to regulation.
For a further discussion of these and other risks, contingencies and uncertainties applicable to us, see “Risk Factors”.
Past performance is no guide to future performance and persons needing advice should consult an independent financial adviser. The forward-looking statements reflect knowledge and information available at the date of preparation of this document and the BAT Group undertakes no obligation to update or revise these forward-looking statements, whether as a result of new information, future events or otherwise. Readers are cautioned not to place undue reliance on such forward-looking statements. All subsequent written or oral forward-looking statements attributable to BAT or any person acting on its behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section of the prospectus.

COMPANY INFORMATION
The Issuers
Each of the following entities may act as Issuer. BAT will act as a Guarantor of any debt securities issued by BATCAP or BATIF. Each of BATCAP and BATIF may act as a Guarantor of any debt securities issued by BAT, BATIF (in the case of BATCAP) or BATCAP (in the case of BATIF).
British American Tobacco p.l.c.
BAT was incorporated as a public limited liability company under the laws of England and Wales on July 23, 1997, with registration no. 03407696 and is registered as an external company in the Republic of South Africa, with registration no. 2008/023963/10. BAT is the BAT Group’s parent holding company and its principal and registered offices are located at Globe House, 4 Temple Place, London WC2R 2PG, United Kingdom and its phone number is +44 (0)20 7845 1000. BAT maintains a website at http://www.bat.com.
B.A.T Capital Corporation
BATCAP was incorporated under the laws of the State of Delaware, United States of America on April 6, 1981, under file no. 911777. BATCAP is domiciled in the State of Delaware. BATCAP’s principal function is to operate as a financing company for the BAT Group. The principal and registered offices of BATCAP are located at 103 Foulk Road, Suite 120, Wilmington, Delaware 19803, United States of America and its phone number is +1 302 691 6323.
B.A.T. International Finance p.l.c.
BATIF was incorporated as a public limited company under the laws of England and Wales on July 10, 1972, with registration no. 1060930 and was re-registered as a public limited company on September 8, 1981. BATIF’s principal function is to operate as a financing company for the BAT Group. BATIF’s principal and registered offices are located at Globe House, 4 Temple Place, London WC2R 2PG, United Kingdom and its phone number is +44 (0)20 7845 1000.
The Guarantors
The following entities may also act as Guarantors with respect to the debt securities.
B.A.T. Netherlands Finance B.V.
BATNF was incorporated as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of The Netherlands on April 23, 2014. BATNF’s principal function is to operate as a financing company for the BAT Group. It has its statutory seat (statutaire zetel) in Amstelveen, The Netherlands and is registered with the Trade Register (Handelsregister) of the Chamber of Commerce under no. 60533536. The principal and registered offices of BATNF are located at Handelsweg 53A, 1181 ZA Amstelveen, The Netherlands and its phone number is +31 (0)20 540 6911.
Reynolds American Inc.
RAI was incorporated in the State of North Carolina on January 2, 2004. RAI’s principal office is located at 401 North Main Street, Winston-Salem, North Carolina 27101, United States of America and its telephone number is +1 336 741 2000.
RAI is a holding company whose wholly-owned operating subsidiaries include: (i) R. J. Reynolds Tobacco Company, manufacturer of U.S. cigarette brands Newport, Camel, Pall Mall, and Lucky Strike; (ii) Santa Fe Natural Tobacco Company, Inc., manufacturer of U.S. cigarette brand Natural American Spirit; (iii) American Snuff Company, LLC, a smokeless tobacco products manufacturer; (iv) R. J. Reynolds Vapor Company, a marketer of innovative vapor products in the United States; and (v) Modoral Brands Inc., a marketer of modern oral nicotine products in the United States.

The Additional Guarantor
The following entity will act as Guarantor with respect to the debt securities issued under the 2017 Indenture.
British American Tobacco Holdings (The Netherlands) B.V.
BATHTN was incorporated as a private company with limited liability (besloten vennootschap met beperkte aansprakelijkheid) under the laws of The Netherlands on February 24, 1992. BATHTN is an investment holding company. It has its statutory seat (statutaire zetel) in Amstelveen, The Netherlands and is registered with the Trade Register (Handelsregister) of the Chamber of Commerce under no. 33236251. The principal and registered offices of BATHTN are located at Handelsweg 53A, 1181 ZA Amstelveen, The Netherlands and its phone number is +31 (0)20 540 6911.

WHERE YOU CAN FIND MORE INFORMATION; INCORPORATION BY REFERENCE
We have filed a registration statement on Form F-3, including the exhibits and schedules thereto, with the SEC under the Securities Act, and the rules and regulations thereunder, for the registration of the debt securities that are being offered by this prospectus. This prospectus does not include all of the information contained in the registration statement. You should refer to the registration statement and its exhibits for additional information. Whenever we make reference in this prospectus to any of our contracts, agreements or other documents, the references are not necessarily complete and you should refer to the exhibits attached to the registration statement for copies of the actual contract, agreements or other documents.
As of the date of this prospectus, BAT is subject to the periodic reporting requirements of the Exchange Act, as applicable to foreign private issuers. As a “foreign private issuer”, we are exempt from the rules under the Exchange Act prescribing certain disclosure and procedural requirements for proxy solicitations. In accordance with the requirements applicable to foreign private issuers, BAT files its Annual Reports on Form 20-F and other documents with the SEC. BAT’s SEC filings are available to the public, together with the public filings of other issuers, at the SEC’s website, http://www.sec.gov.
The following documents filed with or furnished to the SEC are incorporated herein by reference:
•BAT’s Annual Report on Form 20-F for the year ended December 31, 2024, as filed with the SEC on February 14, 2025;
•Exhibit 1 to BAT’s Report on Form 6-K, furnished to the SEC on February 10, 2025 relating to Board and Committee changes;
•Exhibit 1 to BAT’s Report on Form 6-K, furnished to the SEC on March 7, 2025 relating to the court’s sanction of the plan of compromise and arrangement in the Canadian Companies’ Creditors Arrangement Act proceedings, except for (i) the sixth paragraph under the heading “CANADA Update - COURT’S SANCTION OF PLAN OF COMPROMISE AND ARRANGEMENT IN CCAA PROCEEDINGS”, (ii) the two paragraphs under the heading “Enquiries”, (iii) the four paragraphs under the heading “About BAT” and (iv) the ultimate sentence of the first paragraph under the heading “Forward-looking statements”;
•Exhibit 2 to BAT’s Report on Form 6-K, furnished to the SEC on May 27, 2025 relating to the launch of a proposed block trade of ITC Limited shares, except for (i) the references to “2-2.5x adjusted net debt/adjusted EBITDA” and “by the end of 2026” in the second sentence of the second paragraph under the heading “Launch of Proposed Block Trade of ITC Shares”, (ii) the heading entitled “About BAT” and the five paragraphs included thereunder and (iii) the reference to “, Smokeless customer target ambition, New Categories revenue targets and our sustainability targets” in the third sentence of the first paragraph under the heading “Forward-looking statements”;
•Exhibit 1 to BAT’s Report on Form 6-K, furnished to the SEC on May 28, 2025 relating to the completion of the block trade of ITC Limited shares, except for (i) the heading entitled “About BAT” and the five paragraphs included thereunder and (ii) the reference to “customer target ambition, New Categories revenue targets and our sustainability targets” in the third sentence of the first paragraph under the heading “Forward-looking statements”; and
•Exhibit 1 to BAT’s Report on Form 6-K, furnished to the SEC on June 3, 2025 relating to BAT’s 2025 H1 pre-close trading update, except for (i) the heading “On track for FY delivery; revenue slightly ahead of previous guidance” and the reference to “expected to return to revenue and profit growth in H1 and FY25,” in the first bullet point, the sixth bullet point, the reference to “of 3-5% revenue growth and 4-6% APFO growth” in the seventh bullet point and the reference to “to 2-2.5x by end 2026” in the last bullet point (and the related endnotes) thereunder, (ii) the first sentence of the first paragraph, the reference to “I am very pleased that we expect to return to both revenue and profit growth in H1 and FY.” in the first sentence of the second paragraph and the last sentence of the sixth paragraph (and the related endnotes) under the heading “Tadeu Marroco, Chief Executive”, (iii) the reference to “expected to return to revenue and profit growth in H1 and FY,” in the third bullet point (and the related endnote) under the heading “1. Combustibles: Return to growth in U.S. and continued resilience in AME; robust pricing YTD”, (iv) the first bullet point and the reference to “We expect to be back within our 2.0-2.5x adjusted net debt/adjusted EBITDA target range by end 2026, together with a” in the second bullet point (and the related endnotes) under the heading “3. Continued strong cash delivery, and balanced capital allocation”, (v) the second, fourth, fifth and penultimate bullet points and the reference to “to our 2.0-2.5x adjusted net debt/adjusted EBITDA target corridor by end 2026” in the last bullet point (and the related endnotes) under the heading “Technical guidance for 2025:”, (vi) the heading “Webcast and Conference call - The conference call will begin at 8.30am (BST)” and the three paragraphs thereunder, (vii) the first paragraph under the heading “Market share and volume data YTD March 2025 average share growth vs. FY24 average.”, (viii) the heading “2024 Analysis of adjusted profit from operations and diluted earnings per share by segment” and the table thereunder, (ix) the heading “2024 Analysis of adjusted operating margin, category contribution and adjusted gross profit.” and the tables and related definitions thereunder, (x) the second paragraph under the heading “Note on Non-GAAP Measures” and (xi) the reference to “and adjusted profit from operations” in prong (i) in the third sentence of the second paragraph under the heading “Forward looking statements”.
All documents subsequently filed by us with the SEC pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act and, solely to the extent designated therein, reports made on Form 6-K that we furnish to the SEC, prior to the filing of a post-effective amendment to the registration statement of which this prospectus forms a part that indicates that all securities offered have been sold or that deregisters all securities then remaining unsold, shall be incorporated by reference into this prospectus and be a part hereof from the date of filing or furnishing of such documents.
Any statement contained herein or in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in any subsequently filed document that also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Copies of documents incorporated by reference are not required to be filed with this prospectus but will be provided to each person, including any beneficial owner, to whom a prospectus is delivered.
Copies of the documents incorporated by reference herein may be obtained at no cost by written or oral request to the Company Secretary, British American Tobacco p.l.c., Globe House, 4 Temple Place, London WC2R 2PG, United Kingdom, +44 (0)20 7845 1000.

USE OF PROCEEDS
Unless the prospectus supplement states otherwise, we intend to use the proceeds from the sale of the debt securities for general corporate purposes, including the potential repayment of existing indebtedness.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES ISSUED UNDER THE 2022 INDENTURE
The following is a summary of the material provisions of the 2022 Indenture (as described below). We urge you to read the 2022 Indenture and any applicable supplemental indenture in their entirety because the 2022 Indenture and applicable supplemental indenture, not this summary, define your rights as a holder of any debt securities issued thereunder. A copy of the form of the 2022 Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part and a copy of the 2022 Indenture and any supplemental indentures will be made available upon request to BAT at the address indicated under the section entitled “Where You Can Find More Information; Incorporation by Reference” of this prospectus. Any capitalized term used herein but not defined shall have the meaning assigned to such term in the 2022 Indenture, the applicable supplemental indenture or under “—Certain Definitions”.
The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the 2022 Indenture, any applicable supplemental indenture and/or an officer’s certificate delivered under an indenture and those terms made a part of the 2022 Indenture and/or applicable supplemental indenture and/or an officer’s certificate delivered under an indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of the closing of the offering of the applicable debt securities.
General
The debt securities issued under the 2022 Indenture will be issued by British American Tobacco p.l.c. (“BAT”), B.A.T Capital Corporation (“BATCAP”) or B.A.T. International Finance p.l.c. (“BATIF” and, together with BAT and BATCAP, the “Issuers”). In this “Description of Debt Securities and Guarantees Issued Under the 2022 Indenture” the term “Issuer” refers to one of BAT, BATCAP or BATIF and “Notes” refers to any series of debt securities issued under the 2022 Indenture.
Any series of Notes will mature on the date specified in the applicable prospectus supplement. The Notes will be issued in registered form and treated as a separate series of debt securities under the indenture (the “2022 Indenture”) to be entered into by and among BAT, BATCAP and BATIF, as Issuers, the Guarantors (as defined below) party thereto from time to time, Citibank, N.A., as trustee (in such capacity, the “Trustee”), and Citibank, N.A., as registrar, transfer agent, calculation agent and initial paying agent, unless another paying agent is appointed prior to the time the Notes are first issued (in such several capacities, the “Registrar”, “Transfer Agent”, “Calculation Agent” and “Paying Agent”, respectively).
The obligations of BATCAP and BATIF as Issuer under any series of Notes and the 2022 Indenture will be fully and unconditionally guaranteed by BAT. In addition, as set forth in the relevant supplemental indenture, one or more of BATCAP (if it is not the Issuer), BATIF (if it is not the Issuer), B.A.T. Netherlands Finance B.V. (“BATNF”), and, unless its guarantee is released in accordance with the 2022 Indenture, Reynolds American Inc. (“RAI”) may guarantee the relevant series of Notes on a joint, several and unsecured basis (in such capacity, each, a “Guarantor” and together, the “Guarantors”).
Unless otherwise set forth in the applicable prospectus supplement, the Notes will be denominated in U.S. dollars and payment of principal and interest thereon will be paid in U.S. dollars. If any Notes denominated in a Non-Dollar Currency are sold, the applicable prospectus supplement will describe whether payments on the Notes are payable in any Non-Dollar Currency.
In this “Description of Debt Securities and Guarantees Issued Under the 2022 Indenture”, the terms “holder”, “Noteholder” and other similar terms refer to a “registered holder” of Notes, and not to a beneficial owner of a book-entry interest in any Notes.
The Notes may be issued in one or more series for original issue. The specific financial, legal and other terms particular to a series of Notes are described in the prospectus supplement and the pricing term sheet relating to a series of Notes. Those terms may vary from the terms described here. Accordingly, this summary is also subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement. The prospectus supplement will indicate for each series of Notes:
•the title of the Notes of that series;
•any limit upon the aggregate principal amount of the Notes of that series;
•the dates on which or periods during which the Notes of that series may be issued and the maturity date for the Notes of that series (or manner of determining the same);
•if the principal amount payable at the stated maturity date of Notes of that series will not be determinable as of any one or more dates prior to such stated maturity date, the amount that will be deemed to be such principal amount as of any such date for any purpose, including the principal amount thereof which will be due and payable upon any maturity date other than the stated maturity date and which will be deemed to be outstanding as of any such date (or, in any such case, the manner in which such deemed principal amount is to be determined), and if necessary, the manner of determining the equivalent thereof in U.S. dollars;
•the rate or rates (or the manner of calculation thereof) at which the Notes of that series shall bear interest (if any), the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable (or manner of determining the same) and the regular record date for the interest payable on any Notes on any interest payment date and the extent to which, or the manner in which, any interest is payable on a temporary global note on an interest payment date;
•the right of the Issuer, if any, to, and the terms upon which the Issuer may, forgo or defer payment of interest on the Notes of that series, including any maximum duration of any such deferral or deferrals and the additional interest, if any, payable on the Notes of that series during any deferral of the interest payment period;
•the place or places where, subject to the provisions of the 2022 Indenture, the principal of, and premium, if any, and interest, if any, and Additional Amounts, if any, on Notes of that series shall be payable, any Notes of that series may be surrendered for registration of transfer, any Notes of that series may be surrendered for exchange, and notices and demands to or upon the Issuer in respect of the Notes of that series and the 2022 Indenture may be served;
•the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), the currency or currency unit in which, and the terms and conditions upon which Notes of that series may be redeemed, in whole or in part, at the option of the Issuer, and any remarketing arrangements with respect to the Notes of that series;
•the denominations in which any Notes of that series shall be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof (or in the case of Notes denominated in a Non-Dollar Currency, the equivalent thereof in each case (rounded to an integral multiple of 1,000 units of such Non-Dollar Currency));
•if any series of Notes is issuable in a Non-Dollar Currency, the currency, currencies or currency units in which the principal of or any premium or interest or Additional Amounts on any Notes of that series shall be payable;
•if other than the entire principal amount thereof, the portion of the principal amount of Notes of that series which shall be payable upon a declaration of acceleration of the maturity date thereof pursuant to the 2022 Indenture;
•any acceleration provisions, events of default and covenants of the Issuer with respect to the Notes of that series, whether or not such acceleration provisions, events of default or covenants are consistent with the events of default or covenants set forth in the 2022 Indenture;

•if a Person other than Citibank, N.A. is to act as trustee, registrar, transfer agent, paying agent or calculation agent for the Notes of that series, the name and location of the corporate trust office of such trustee, registrar, transfer agent, paying agent or calculation agent, as applicable;
•if other than as set forth herein, provisions for the defeasance, satisfaction and discharge of the 2022 Indenture with respect to the Notes of that series;
•the date as of which any global note representing outstanding Notes of that series shall be dated if other than the date of original issuance of the first Note of that series to be issued;
•the application, if any, of the provisions described under “—Additional Amounts” to the Notes of that series;
•whether the Notes of that series shall be issued in whole or in part in the form of a global note or Notes and, in such case, the initial Depositary, if any, for such global note or Notes, whether such global form shall be permanent or temporary and the form of any legend or legends to be borne by any such global note;
•if Notes of that series are to be issuable initially in the form of a temporary global note, the circumstances under which the temporary global note can be exchanged for definitive Notes and whether the definitive Notes will be in global form;
•whether the Notes of that series will be convertible or exchangeable into other securities of the Issuer or another Person (including any ordinary shares, preferred shares, other debt securities or warrants for ordinary shares, preferred shares or other securities of any kind), and if so, the terms and conditions upon which such Notes will be so convertible or exchangeable, including the conversion price or exchange rate and the conversion or exchange period, and any additions or changes to the 2022 Indenture with respect to the Notes of such series to permit or facilitate such conversion or exchange;
•whether the Notes of that series are to be issued as Original Issue Discount Notes and the amount of discount with which the Notes of that series may be issued and the rate or rates at which original issue discount will accrue;
•the obligation, if any, of the Issuer to redeem, purchase or repay the Notes of that series pursuant to any sinking fund or analogous provisions or at the option of a holder thereof and the price or prices at which, the period or periods within which, and the terms and conditions upon which, Notes of that series shall be redeemed, purchased or repaid, in whole or in part, pursuant to such obligations;
•if the amount of principal, premium or interest with respect to the Notes of that series may be determined with reference to an index or pursuant to a formula, the manner in which such amounts will be determined;
•with regard to Notes of that series that do not bear interest, the dates for certain required reports to the Trustee;
•the intended United States Federal income tax consequences of the Notes of that series;
•the subordination, if any, of the Notes of that series and any related change or addition to the provisions of the 2022 Indenture as then in effect;
•the Guarantees, if any, to be provided in respect of any series of Notes and the terms thereof, including, among other things, the method for determining the identity of the Guarantors and the conditions under which Guarantees will be added or released;
•the form of the Notes of that series and the Guarantees to be endorsed thereon; and
•any other terms of that series (which terms shall not be inconsistent with the provisions of the 2022 Indenture).

All Notes of any particular series will be substantially identical except as to issue date, issue price, denomination, rate of interest, maturity date and the date from which interest, if any, shall accrue, and except as may otherwise be provided in or pursuant to an officer’s certificate or any supplemental indenture relating thereto. All Notes of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional notes of such series.
Principal, Maturity and Interest
The Notes may be issued in an unlimited aggregate principal amount and will bear interest per annum and have maturity dates, in each case as specified in the applicable prospectus supplement.
Form and Denomination
The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Unless otherwise set forth in the applicable prospectus supplement, the Notes will be issued in fully registered form and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (or in the case of Notes denominated in a Non-Dollar Currency, the equivalent thereof (rounded to an integral multiple of 1,000 units of such Non-Dollar Currency)), and will be issued initially in global note format (the “Global Notes”).
Further Issues
The aggregate principal amount of Notes issuable under the 2022 Indenture is unlimited. The Issuer may, from time to time, without notice to or the consent of the holders of the Notes, “reopen” any series of the Notes and create and issue additional notes having substantially identical terms and conditions as the then-outstanding Notes of a series (or in all respects except as described in the last paragraph under “—General” above) so that the additional notes are consolidated and form a single series of Notes with the Notes, as the case may be, provided that if the additional notes are not fungible with the Notes for United States Federal income tax purposes, the additional notes will have separate CUSIPs, ISINs, or other identifying numbers.
Status of the Notes and Guarantees
The Notes will be unsecured obligations of the Issuer. The applicable prospectus supplement will describe the ranking of the Notes and any Guarantees and the terms thereof, including, among other things, the method for determining the identity of the Guarantors and the conditions under which Guarantees will be added or released.
Release of Guarantees
Notwithstanding the foregoing, the 2022 Indenture provides, and any applicable supplemental indentures will provide, that, without the consent of the Trustee or the relevant Noteholders, any Guarantor that is a subsidiary of the Parent (a “Subsidiary Guarantor”), other than BATIF, BATCAP and BATNF, will automatically and unconditionally be released from all obligations under its Guarantee, and such Guarantee shall thereupon terminate and be discharged and of no further force or effect, in the event that (1) its guarantee of all then outstanding notes issued under the EMTN Programme is released or (2) at substantially the same time its Guarantee of the Notes is terminated, the Subsidiary Guarantor is released from all obligations in respect of indebtedness for borrowed money for which such Subsidiary Guarantor is an obligor (as a guarantor or borrower). For purposes of this paragraph, the amount of a Subsidiary Guarantor’s indebtedness for borrowed money shall not include (A) the Notes issued pursuant to the 2022 Indenture, (B) any other debt the terms of which permit the termination of such Subsidiary Guarantor’s guarantee of such debt under similar circumstances, as long as such Subsidiary Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the Notes, (C) any debt that is being refinanced at substantially the same time that the guarantee of the Notes is being released, provided that any obligations of the relevant Subsidiary Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the relevant Subsidiary Guarantor’s indebtedness for borrowed money and (D) for the avoidance of doubt, any debt in respect of which such Subsidiary Guarantor is an obligor (as a guarantor or borrower) (i) between or among the Parent and any subsidiary or subsidiaries thereof or (ii) between or among any subsidiaries of the Parent.

As of the date of this prospectus, RAI is the only Subsidiary Guarantor to which the above provision is relevant. Under the EMTN Programme, a Subsidiary Guarantor’s guarantee is released if at any time the aggregate amount of indebtedness for borrowed money for which the Subsidiary Guarantor is an obligor does not exceed 10% of the outstanding long-term debt of BAT as reflected in the balance sheet included in BAT’s most recent publicly released interim or annual consolidated financial statements, as evidenced by a certificate to such effect addressed to the trustee under the EMTN Programme and signed by a director of BAT.
Additional Amounts
In the case of Notes issued by BAT or BATIF, unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the Officer’s Certificate or any supplemental indenture establishing such series of Notes or in the form of note for such series, the applicable Issuer or, if applicable, each Guarantor of such Notes will make payments of, or in respect of, principal, premium (if any) and interest on the Notes, or any payment pursuant to the applicable Guarantee, as the case may be, without withholding or deduction for or on account of any present or future tax, levy, impost or other similar governmental charge (“Taxes”) imposed, assessed, levied or collected by or for the account of the United Kingdom, The Netherlands (in the case of a payment by BATNF) or the United States (in the case of a payment by BATCAP or RAI), including in each case any political subdivision thereof or any authority thereof having the power to tax (a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law.
If such Issuer or, if applicable, any such Guarantor is required by a Relevant Taxing Jurisdiction to so withhold or deduct such Taxes, such Issuer or, if applicable, such Guarantor will pay to the person in whose name a Note is registered on the Note register (the “Holder”) such additional amounts (“Additional Amounts”) as will result in the receipt by the Holder of such amounts as would have been received by it if no such withholding or deduction of Taxes had been required; provided, however, that Additional Amounts with respect to any United States Tax shall be payable only to Holders that are not United States persons (within the meaning of the Code) and provided further, that neither the applicable Issuer nor such Guarantor shall be required to pay any Additional Amounts for or on account of:
(a)any Taxes that would not have been so imposed, assessed, levied or collected but for the Holder or beneficial owner of the applicable Note or Guarantee (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) being or having been a domiciliary, national or resident of, or engaging or having been engaged in a trade or business, maintaining or having maintained a permanent establishment or being or having been physically present in, a Relevant Taxing Jurisdiction or otherwise having or having had some connection with a Relevant Taxing Jurisdiction other than the holding or ownership of, or the collection of principal of, and premium (if any) or interest on, a Note or the enforcement of the applicable Note or Guarantee, as the case may be;
(b)any Taxes that would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required in order to receive payment, the applicable Note or Guarantee was presented more than 30 days after the date on which such payment became due and payable or was provided for, whichever is later, except to the extent that the Holder or beneficial owner thereof would have been entitled to Additional Amounts had the applicable Note or Guarantee been presented for payment on any day during such 30-day period;
(c)any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;
(d)any Taxes that are payable otherwise than by withholding or deduction from payments on or in respect of the applicable Note or Guarantee;
(e)any Taxes that would not have been so imposed, assessed, levied or collected but for the failure by the Holder or the beneficial owner of the applicable Note or Guarantee to (i) provide any certification, identification, information, documents or other evidence concerning the nationality, residence or identity of the Holder or the beneficial owner or its connection with a Relevant Taxing Jurisdiction; or (ii) make any valid or timely declaration or claim or satisfy any other reporting, information or procedural requirements relating to such matters if, in either case, compliance is required by statute, regulation, relevant income tax treaty or administrative practice of a Relevant Taxing Jurisdiction as a condition to relief or exemption from such Taxes;
(f)any Taxes imposed by reason of the Holder or the beneficial owner of the applicable Note or Guarantee being or having been considered a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3)(A) of the Code (or any amended or successor provisions);
(g)any Taxes imposed, assessed, levied or collected by or for the account of the United States (or any political subdivision thereof or any authority thereof having the power to tax) on interest received by a 10-percent shareholder of the applicable Issuer or any applicable Guarantor within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Code (or any amended or successor provisions);
(h)any backup withholding imposed pursuant to Section 3406 of the Code (or any amended or successor provisions);
(i)any Taxes imposed pursuant to Section 871(h)(6) or Section 881(c)(6) of the Code (or any amended or successor provisions);
(j)any Taxes imposed by reason of the Holder or the beneficial owner of the applicable Note or Guarantee being or having been a personal holding company, passive foreign investment company or controlled foreign corporation for U.S. Federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. Federal income tax;
(k)any Taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Code (or any amended or successor provisions), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements entered into in connection with the implementation thereof (“FATCA Withholding”);
(l)any Taxes imposed or to be withheld pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or
(m)any combination of the Taxes described in clauses (a) through (l) above.
In addition, Additional Amounts will not be paid with respect to any payment of the principal of, or premium (if any) or interest on, any Note or, if applicable, any payment pursuant to the applicable Guarantee to any Holder that is a fiduciary, a partnership, a limited liability company or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership, an interest holder in such limited liability company or a beneficial owner would not have been entitled to such amounts had such beneficiary, settlor, member, interest holder or beneficial owner been the Holder of the applicable Note or Guarantee.
Unless otherwise stated, references in any context to the payment of principal of, and premium (if any) or interest on, any Note, or any payment pursuant to a Guarantee, will be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
In the case of Notes issued by BATCAP, unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the Officer’s Certificate or any supplemental indenture establishing such series of Notes or in the form of note for such series, if applicable, each Guarantor of such Notes will make payments pursuant to the applicable Guarantee without withholding or deduction for or on account of any present or future Taxes imposed, assessed, levied or collected by or for the account of a Relevant Taxing Jurisdiction (for the purposes of Notes issued by BATCAP, a Relevant Taxing Jurisdiction means the United Kingdom (in the case of a payment by BAT or BATIF) or The Netherlands (in the case of a payment by BATNF), including in each case any political subdivision thereof or any authority thereof having the power to tax), unless such withholding or deduction is required by law.

If any such Guarantor is required by a Relevant Taxing Jurisdiction to so withhold or deduct such Taxes, such Guarantor will pay to the holder such Additional Amounts as will result in the receipt by the holder of such amounts as would have been received by it if no such withholding or deduction of Taxes had been required; provided, however, that no Guarantor shall be required to pay any Additional Amounts for or on account of:
(a)any Taxes that would not have been so imposed, assessed, levied or collected but for the Holder or beneficial owner of the applicable Note or Guarantee (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) being or having been a domiciliary, national or resident of, or engaging or having been engaged in a trade or business or maintaining or having maintained a permanent establishment or being or having been physically present in, a Relevant Taxing Jurisdiction or otherwise having or having had some connection with a Relevant Taxing Jurisdiction other than the holding or ownership of, or the collection of principal of, and premium (if any) or interest on, a Note or the enforcement of the applicable Note or Guarantee, as the case may be;
(b)any Taxes that would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required in order to receive payment, the applicable Note or Guarantee was presented more than 30 days after the date on which such payment became due and payable or was provided for, whichever is later, except to the extent that the Holder or beneficial owner thereof would have been entitled to Additional Amounts had the applicable Note or Guarantee been presented for payment on any day during such 30-day period;
(c)any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;
(d)any Taxes that are payable otherwise than by withholding or deduction from payments on or in respect of the applicable Note or Guarantee;
(e)any Taxes that would not have been so imposed, assessed, levied or collected but for the failure by the Holder or the beneficial owner of the applicable Note or Guarantee to (i) provide any certification, identification, information, documents or other evidence concerning the nationality, residence or identity of the Holder or the beneficial owner or its connection with a Relevant Taxing Jurisdiction; or (ii) make any valid or timely declaration or claim or satisfy any other reporting, information or procedural requirements relating to such matters if, in either case, compliance is required by statute, regulation, relevant income tax treaty or administrative practice of a Relevant Taxing Jurisdiction as a condition to relief or exemption from such Taxes;
(f)any FATCA Withholding;
(g)any Taxes imposed or to be withheld pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or
(h)any combination of the Taxes described in clauses (a) through (g) above.
In addition, Additional Amounts will not be paid with respect to any payment of the principal of, or premium (if any) or interest on, any Note or any payment pursuant to the applicable Guarantee to any Holder that is a fiduciary, a partnership, a limited liability company or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership, an interest holder in such limited liability company or a beneficial owner would not have been entitled to such amounts had such beneficiary, settlor, member, interest holder or beneficial owner been the Holder of the applicable Note or Guarantee.
Unless otherwise stated, references in any context to the payment of principal of, and premium (if any) or interest on, any Note, or to any payment pursuant to a Guarantee, will be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Redemption
Unless otherwise set forth in the applicable prospectus supplement, the Notes will be subject to optional redemption by the Issuer as described below under “—Optional Redemption”. The Notes will be subject to optional redemption by the Issuer in the event of certain changes in tax laws applicable to payments in respect of the Notes as described below under “—Redemption for Tax Reasons”.
Optional Redemption
The Issuer may redeem the Notes as specified in the applicable prospectus supplement.
Redemption for Tax Reasons
Each series of Notes is also redeemable by the Issuer of such series, in whole but not in part, at 100% of the principal amount of such Notes plus any accrued and unpaid interest (including any Additional Amounts) to the applicable date fixed for such redemption pursuant to the terms of the 2022 Indenture or Notes (the “Redemption Date”) at the Issuer’s option at any time prior to their maturity if, due to a Change in Tax Law (as defined below): (i) the Issuer of the relevant series of Notes or, if applicable, any Guarantor thereof, in accordance with the terms of such Notes or, if applicable, any Guarantee, has, or would, become obligated to pay any Additional Amounts to the Holders of the Notes of that series; (ii) in the case of any Guarantor, (A) the Parent would be unable, for reasons outside its control, to procure payment by the Issuer of the relevant series of Notes (if other than the Parent) or any other Guarantor thereof or (B) the procuring of such payment by such Issuer and each such other Guarantor would be subject to withholding Taxes imposed by a Relevant Taxing Jurisdiction; and (iii) such obligation cannot otherwise be avoided by such Guarantor, the Parent or the Issuer, taking reasonable measures available to it. In such case, such Issuer may redeem the applicable Notes upon not less than 30 nor more than 60 days’ notice as provided in “—Notice” below, at 100% of the principal amount of such Notes plus accrued and unpaid interest to the Redemption Date (including Additional Amounts); provided that (a) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which such Issuer or such Guarantor, as the case may be, would be obligated to pay any such Additional Amounts in respect of the applicable Notes or applicable Guarantee, as applicable, then due; and (b) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. The right of the Issuer of the relevant series of Notes to redeem the applicable Notes shall continue as long as such Issuer or, if applicable, any Guarantor thereof is obligated to pay such Additional Amounts, notwithstanding that such Issuer or any such Guarantor, as the case may be, shall have made payments of Additional Amounts. Prior to the giving of any such notice of redemption, the relevant Issuer must deliver to the Trustee: (i) an officer’s certificate stating that such Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of such Issuer to so redeem have occurred; and (ii) an opinion of independent counsel or an independent accountant of recognized standing with respect to tax matters of the Relevant Taxing Jurisdiction, selected by the relevant Issuer or the relevant Guarantor, as applicable, to the effect that such Issuer or such Guarantor has, or would, become obligated to pay such Additional Amounts as a result of such Change in Tax Law.
For the purposes hereof, “Change in Tax Law” shall mean: (i) any changes in, or amendment to, any law of a Relevant Taxing Jurisdiction (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by the Relevant Taxing Jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after the first date of issuance of Notes of such series; or (ii) if the Issuer or any Guarantor consolidates, merges, amalgamates or combines with, or transfers or leases its assets substantially as an entirety to, any person that is incorporated or tax resident under the laws of any jurisdiction other than a Relevant Taxing Jurisdiction (a “successor”) and as a consequence thereof such person becomes the successor obligor to such Issuer or such Guarantor in respect of Additional Amounts that may become payable (in which case, for purposes of this redemption provision, all references to such Issuer or such Guarantor shall be deemed to be and include references to such person), any change in, or amendment to, any law of the jurisdiction of organization or tax residence of such successor, or the jurisdiction through which payments will be made by the successor, or any political subdivision or taxing authority thereof or thereon for purposes of taxation (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by such jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after the date of such consolidation, merger, amalgamation, combination or other transaction.
General
As set forth in the applicable prospectus supplement, upon presentation of any Note redeemed in part only, the Issuer will execute and the Paying Agent will authenticate and deliver (or cause to be transferred by book-entry) to the holder thereof, at the expense of the Issuer, a new Note of authorized denominations in principal amount equal to the unredeemed portion of the Note so presented.
On or before any Redemption Date (as defined above), the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on the Notes to be redeemed on such date. The redemption price shall be calculated by the Independent Investment Banker and the Issuer, and the Trustee and any agent shall be entitled to rely on such calculation.
On and after any Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption.
Maturity
Unless previously purchased or redeemed by the Issuer, and cancelled, the principal amount of each respective series of Notes shall mature on the date set forth in the applicable prospectus supplement in an amount equal, in each case, to their principal amount, with accrued and unpaid interest to such date.
Reacquisition
There is no restriction on the ability of the Issuer to purchase or repurchase Notes, provided that any Notes so repurchased shall be cancelled and not reissued.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the Notes, the 2022 Indenture and any prospectus supplement. You should refer to the Notes, the 2022 Indenture and applicable prospectus supplement for the full definition of all defined terms as well as any other terms used herein for which no definition is provided.
“Board of Directors” means the board of directors of the relevant Issuer or any duly authorized committee thereof.
“Board Resolution” means a copy of a resolution or appropriate record of action taken pursuant to such resolution, certified by a member of the Board of Directors, the Secretary, Assistant Secretary or Deputy Secretary (or equivalent of any of the foregoing) of the applicable Issuer to have been duly adopted by the Board of Directors of such Issuer and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Depositary” means, with respect to the Notes of any series issuable or issued in whole or in part in global form, the Person specified pursuant to the provisions in the 2022 Indenture as the initial Depositary with respect to the Notes of such series, until a successor shall have been appointed and become such pursuant to the applicable provision of the Indenture, and thereafter “Depositary” shall mean or include such successor.
“Dollar” or “$” means United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts.
“EMTN Programme” means the Euro Medium Term Note Programme to which BATCAP, BATIF and BATNF are parties as the issuers under the programme and notes issued thereunder are guaranteed by the Parent, each of the issuers thereunder (except when it is the relevant issuer) and RAI, as amended from time to time.
“Non-Dollar Currency” means any currency other than Dollars.

“Original Issue Discount” means “original issue discount” within the meaning of Section 1273(a) of the Code and Treasury Regulations promulgated thereunder or original issue discount for United States federal income tax purposes, as the context requires.
“Original Issue Discount Note” means any Note that is issued with Original Issue Discount.
“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Quoted Borrowing” means any indebtedness which: (i) is represented by notes, debentures or other securities issued otherwise than to constitute or represent advances made by banks and/or other lending institutions; (ii) is denominated, or confers any right to payment of principal and/or interest, in or by reference to any currency other than the currency of the country in which the issuer of the indebtedness has its principal place of business or is denominated, or confers any right to payment of principal and/or interest, in or by reference to the currency of such country but is sold or subscribed by or on behalf of, or by agreement with, the issuer of such indebtedness as to over 20% outside such country; and (iii) at its date of issue is, or is intended by the issuer of such indebtedness to become, quoted, listed, traded or dealt in on any stock exchange or other organized and regulated securities market in any part of the world.
Covenants of the Issuer and the Guarantors
Negative Pledge
The 2022 Indenture provides that so long as any of the Notes remain outstanding, neither the Issuers nor any Guarantor will secure or allow to be secured any Quoted Borrowing issued by the Issuers or any Guarantor or any payment under any guarantee by any of them of any such Quoted Borrowing by any mortgage, charge, pledge or lien (other than arising by operation of law) upon any of its undertaking or assets, whether present or future, unless at the same time the same mortgage, charge, pledge or lien is extended, or security which is not materially less beneficial to the holders of the Notes than the security given as aforesaid or which shall be approved by consent of the holders of not less than 75% in aggregate principal amount of each relevant series of Notes at the time outstanding is extended or created (as the case may be), to secure equally and ratably the principal of, and interest on, and all other payments (if any) in respect of such series of Notes.
Limitation on Mergers, Consolidations, Amalgamations and Combinations
Under the 2022 Indenture, so long as any of the Notes of a particular series remain outstanding, neither the Issuer of such series of Notes nor any Guarantor thereof (if applicable) may consolidate with or merge into any other person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person (other than any sale or conveyance by way of a lease in the ordinary course of business), unless: (i) in the case of an Issuer, any successor person assumes such Issuer’s obligations on the relevant Notes and under the 2022 Indenture and, in the case of any Guarantor, if applicable, any successor person assumes such Guarantor’s obligations on the Guarantee and under the 2022 Indenture; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; (iii) such successor person is organized under the laws of the United States or any State thereof, the United Kingdom, The Netherlands or any other country that is a member of the Organization for Economic Cooperation and Development as of the date of such succession; (iv) such successor person agrees to pay any Additional Amounts with respect to any withholding or deduction of Taxes or any payment on the Notes or Guarantees (as applicable) imposed by the jurisdiction (in the case of Notes issued by BATCAP, other than the United States, unless otherwise required by clause (i) of this paragraph) in which such successor person is incorporated or otherwise a resident for tax purposes subject to the exceptions described under “—Additional Amounts” (for the avoidance of doubt, solely to the extent such successor person is the Issuer of any Notes originally issued by BATCAP, changes will be made to the 2022 Indenture as are necessary to obligate such Issuer to pay such Additional Amount); and (v) if as a result of such consolidation or merger or such sale, conveyance, transfer or lease, properties or assets of the Issuer of the relevant series of Notes or, if applicable, any Guarantor thereof would become subject to a mortgage, pledge, security interest, lien or similar encumbrance to secure payment of any indebtedness for borrowed money of such Issuer or any such Guarantor which would not be permitted by the applicable Notes of such series or under the 2022 Indenture, such Issuer or any such Guarantor or such successor person, as the case may be, shall take such steps as shall be necessary to effectively secure the Notes of such series equally and ratably with (or prior to) all indebtedness for borrowed money secured thereby.
The limitation on mergers, consolidations, amalgamations and combinations contained in this section “—Limitation on Mergers, Consolidations, Amalgamations and Combinations” shall not apply to any consolidation, merger, amalgamation or combination in which any Issuer or any Guarantor is the surviving corporation except that, in such case, the provisions of (ii) and (v) above shall apply such that: (x) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (y) if as a result of such consolidation or merger or such sale, conveyance, transfer or lease, properties or assets of any Issuer or any Guarantor would become subject to a mortgage, pledge, security interest, lien or similar encumbrance to secure payment of any indebtedness for borrowed money of any such Issuer or any such Guarantor which would not be permitted by the Notes or under the 2022 Indenture, such Issuer or such Guarantor, as the case may be, shall take such steps as shall be necessary to effectively secure the Notes of such series equally and ratably with (or prior to) all indebtedness for borrowed money secured thereby.
The 2022 Indenture does not contain covenants or other provisions to afford protection to holders of the Notes in the event of a highly leveraged transaction or a change in control of an Issuer or any Guarantor except as provided above.
Upon certain mergers or consolidations involving an Issuer or any Guarantor, or upon certain sales or conveyances of all or substantially all of the assets of an Issuer or any Guarantor, the obligations of such Issuer or Guarantor, under the applicable Notes or the applicable Guarantee, shall be assumed by the person formed by such merger or consolidation or which shall have acquired such assets and upon such assumptions such person shall succeed to and be substituted for such Issuer or such Guarantor, as the case may be, and then such Issuer or such Guarantor will (except in the case of a lease) be relieved of all obligations and covenants under the 2022 Indenture, the Notes and the applicable Guarantee, as the case may be. The terms “Issuer” and “Guarantor”, as used in the Notes and the 2022 Indenture, also refer to any such successors or assigns so substituted.
Although there is a limited body of case law interpreting the phrase “entirety or substantially as an entirety”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances, there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “entirety or substantially as an entirety” of an Issuer’s assets and its subsidiaries taken as a whole.
Events of Default
Unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the Officer’s Certificate or any supplemental indenture establishing such series of Notes or in the form of note for such series and as may be described in the applicable prospectus supplement, each of the following events shall be an “Event of Default” with respect to any series of Notes:
(a)Non-Payment: default is made in the payment of: (a) any installment of interest (excluding Additional Amounts) upon any applicable Note as and when the same shall become due and payable, and there is a continuance of such default for a period of 14 days or more; (b) applicable Additional Amounts as and when the same shall become due and payable, and there is a continuance of such default for a period of 14 days; or (c) all or any part of the principal or premium, if any, of any applicable Note as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise, and there is a continuance of such default for a period of three days;
(b)Breach of Other Obligations: the applicable Issuer or any Guarantor does not perform or comply with any one or more of its other obligations under the applicable Notes or the 2022 Indenture (other than those described in paragraph (i) above) which is not remedied within 30 days (unless a longer period is specified in the 2022 Indenture) after written notice of such default shall have been given to applicable Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% of the outstanding principal amount of the Notes;

(c)Cross-Default: (a) any other present or future indebtedness for borrowed money of the applicable Issuer or any Guarantor, other than the Notes issued by the applicable Issuer, becomes due and payable prior to its stated maturity by reason of any default or event of default in respect thereof by the applicable Issuer or any Guarantor and remains unpaid; or (b) any such indebtedness for borrowed money is not paid when due or, as the case may be, within any applicable grace period; or (c) the applicable Issuer or any Guarantor fails to pay when due and called upon (after the expiry of any applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness for borrowed money and which remains unpaid; provided that (x) payment of the indebtedness for borrowed money is not being contested in good faith and in accordance with legal advice or (y) the aggregate amount of the indebtedness for borrowed money, guarantees and indemnities in respect of which one or more of the events mentioned above in clauses (a), (b) and (c) of this paragraph (iii) has or have occurred and is or are continuing, equals or exceeds £750 million or its equivalent in any other currency of the indebtedness for borrowed money or, if greater, 1.25% of the Total Equity of BAT, as set out in the “Total Equity” line item in the most recent consolidated group balance sheet of BAT and its subsidiaries in BAT’s most recent annual report;
(d)Cessation of Guarantees: any Guarantee ceases to be in full force and effect (except as contemplated by the terms of the 2022 Indenture) or any Guarantor denies or disaffirms in writing its obligations under the 2022 Indenture or Guarantee;
(e)Enforcement Proceedings: a distress or execution or other legal process is levied or enforced against or an encumbrancer takes possession of or a receiver, administrative receiver or other similar officer is appointed of the whole or a part of the assets of the applicable Issuer or any Guarantor which is substantial in relation to the BAT Group taken as a whole and is not discharged, stayed, removed or paid out within 45 days after such execution or appointment;
(f)Security Enforced: any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the applicable Issuer or any Guarantor becomes enforceable against all or substantially all of the assets of the applicable Issuer or any Guarantor, and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, manager or other similar person) and is not discharged within 45 days;
(g)Insolvency: the applicable Issuer or any Guarantor is insolvent or bankrupt or unable to pay its debts (in respect of companies incorporated in England and Wales, within the meaning of Section 123(1)(b) or (e) or Section 123(2) of the UK Insolvency Act 1986), stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, proposes or makes a general assignment or an arrangement or composition (otherwise than for the purposes of reconstruction, amalgamation, reorganization, merger or consolidation or other similar arrangement) with or for the benefit of its creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or a material part of the debts of the applicable Issuer;
(h)Winding-up: an order is made or an effective resolution passed for the winding-up or dissolution or administration of the applicable Issuer or any Guarantor, or the applicable Issuer or any Guarantor shall apply or petition for a winding-up or administration order in respect of itself or ceases or threatens to cease to carry on all or substantially all of its business or operations, in each case except for the purpose of and followed by a reconstruction, amalgamation, reorganization, merger or consolidation or other similar arrangement; or
(i)Analogous Events: any event occurs that under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs (g) and (h).
The 2022 Indenture provides that if an Event of Default occurs and is continuing with respect to the Notes of any series then outstanding, then and in each and every such case (other than certain Events of Default specified in paragraphs (g), (h) and (i) above with respect to the applicable Issuer or any Guarantor), unless the principal of all the Notes of such series shall have already become due and payable, the holders of not less than 25% in aggregate principal amount of the Notes of such affected series then outstanding, by notice in writing to the applicable Issuer, each Guarantor and the Trustee, may declare the entire principal amount of all Notes of such series and interest accrued and unpaid thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, without any further declaration or other act on the part of any holder. If certain Events of Default described in paragraph (g), (h) or (i) above occur with respect to the applicable Issuer or any Guarantor and are continuing with respect to a series of Notes, the principal amount of and accrued and unpaid interest on all the Notes of such series issued pursuant to the 2022 Indenture shall become immediately due and payable, without any declaration or other act on the part of the Trustee or any holder. Under certain circumstances, the holders of a majority in aggregate principal amount of the then outstanding Notes of such series, by written notice to the applicable Issuer, each Guarantor and the Trustee, may waive defaults and rescind and annul declarations of acceleration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impart any right consequent thereon.
The holders of a majority in aggregate principal amount of any series of Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes of such series, subject to certain limitations to be specified in the 2022 Indenture, including providing to the Trustee indemnity satisfactory to it.
An Event of Default with respect to any series of Notes would not necessarily constitute an event of default with respect to the other series of Notes.
The 2022 Indenture provides that notwithstanding the foregoing provisions described in this section, if the principal of, premium (if any) or interest on or Additional Amounts with respect to any Note is payable in a currency or currencies other than Dollars and such currency or currencies are not available to the applicable Issuer or any Guarantor for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the applicable Issuer or such Guarantor (a “Conversion Event”), the applicable Issuer and the Guarantor will be entitled to satisfy its obligations to holders of the Notes by making such payment in Dollars in an amount equal to the Dollar equivalent of the amount payable in such other currency, as determined by the applicable Issuer or the Guarantor making such payment, as the case may be, based on the noon buying rate in New York for cable transfers for such currency, as such rate is certified for customs purposes by the Federal Reserve Bank of New York (the “Exchange Rate”) on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions, any payment made under such circumstances in Dollars where the required payment is in a currency other than Dollars will not constitute an Event of Default under the 2022 Indenture.
Promptly after the occurrence of a Conversion Event, the applicable Issuer or the relevant Guarantor shall give written notice thereof to the Trustee and to the Paying Agent; and the Trustee, promptly after receipt of such notice, shall give notice thereof in the manner provided in the 2022 Indenture to the holders of the relevant series of Notes. Promptly after the making of any payment in Dollars as a result of a Conversion Event, the applicable Issuer or the Guarantor making such payment, as the case may be, shall give notice in the manner provided in the 2022 Indenture to the Holders, setting forth the applicable Exchange Rate and describing the calculation of such payments.
No holder of the Notes of a series will have any right to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the 2022 Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy under the 2022 Indenture (except suits for the enforcement of payment of overdue principal or interest) unless (1) the holder of a Note gives to the Trustee written notice of a continuing Event of Default, (2) the holders of at least 25% in principal amount of the outstanding Notes of such series have made a written request to the Trustee to institute such proceeding as Trustee, (3) the holder or holders of Notes offer, and if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense, (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity and (5) during such 60-day period the holders of a majority in aggregate principal amount of the outstanding Notes of such series have not given the Trustee a direction inconsistent with the request. The holder of a Note may not use the 2022 Indenture to prejudice the rights of another holder of a Note or to obtain a preference or priority over another holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders).

Satisfaction and Discharge
The 2022 Indenture provides that the applicable Issuer may, subject to satisfying certain conditions, discharge certain obligations to the holders of Notes of any series of Notes that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing or causing to be deposited with the Trustee or Paying Agent, in trust, funds in an amount sufficient to pay the entire indebtedness on such series of Notes in respect of principal and premium, if any, and interest, if any, to the date of such deposit (if such Notes have become due and payable) or to the maturity thereof or redemption date, as the case may be, along with an officer’s certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the 2022 Indenture have been complied with.
Legal Defeasance and Covenant Defeasance
The 2022 Indenture provides that the applicable Issuer will have the option either (a) to be deemed (together with each Guarantor) to have paid and discharged the entire indebtedness represented by, and obligations under, a series of Notes and the applicable Guarantees and to have satisfied all the obligations under the 2022 Indenture relating to the series of Notes (except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain paying agencies) on the 91st day after the applicable conditions described below have been satisfied or (b) to cease (together with each Guarantor) to be under any obligation to comply with the covenants described above under “—Covenants of the Issuer and the Guarantors—Negative Pledge”, “—Covenants of the Issuer and the Guarantors—Limitation on Mergers, Consolidations, Amalgamations and Combinations”, and non-compliance with such covenants and the occurrence of all events described above under “—Events of Default” will not give rise to any Event of Default under the 2022 Indenture, at any time after the applicable conditions described below have been satisfied.
In order to exercise either defeasance option, the applicable Issuer must (i) irrevocably deposit with the Trustee money, Government Obligations (as defined in the 2022 Indenture) or a combination thereof that will be sufficient in the opinion of a certified public accounting firm of national reputation for the payment of principal of and interest on the applicable outstanding Notes of any series to and including the Redemption Date irrevocably designated by the Issuer on or prior to the date of deposit of such money and/or Government Obligations, and must (ii) comply with certain other conditions, including delivering to the Trustee an opinion of U.S. counsel to the effect that beneficial owners of the applicable Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of the exercise of such option and will be subject to United States Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised and, in the case of clause (a) in the previous paragraph, which opinion must state that such opinion is based on a ruling received from or published by the United States Internal Revenue Service or on a change in the applicable U.S. Federal income tax laws or regulations after the date of issuance of the relevant Notes.
Modification and Waiver
Without Consent of Noteholders
The 2022 Indenture contains provisions permitting the Issuers, the Guarantors and the Trustee, without the consent of the holders of any of the applicable Notes at any time outstanding, from time to time and at any time, to enter into a supplemental indenture amending or supplementing the Indenture, the Notes or the Guarantees in order to:
•convey, transfer, assign, mortgage or pledge to the holders of the applicable Notes or any person acting on their behalf as security for the applicable Notes any property or assets;
•evidence the succession of another person to the applicable Issuer or any Guarantor, as the case may be, or successive successions, and the assumption by the successor person(s) of the covenants, agreements and obligations of such Issuer or Guarantor, as the case may be, pursuant to the 2022 Indenture;

•evidence and provide for the acceptance of appointment of a successor or successors to the Trustee and/or the Paying Agent, Transfer Agent, Calculation Agent and Registrar, as applicable;
•add to the covenants of, or the restrictions, conditions or provisions applicable to, the applicable Issuer and any Guarantor, as the case may be, such further covenants, restrictions, conditions or provisions as the applicable Issuer and any Guarantor, as the case may be, shall consider to be for the protection of the holders of the applicable Notes issued pursuant to the 2022 Indenture, including to eliminate one or both prongs of the release provision under “—Release of Guarantees”, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default under the 2022 Indenture permitting the enforcement of all or any of the several remedies provided in the 2022 Indenture; provided that, in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which may be shorter or longer than that allowed in the case of other defaults) or may limit the remedies available to the Trustee upon such an Event of Default;
•modify the restrictions on, and procedures for, resale and other transfers of the applicable Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;
•cure any ambiguity or to correct or supplement any provision contained in the 2022 Indenture, the Notes, or the Guarantees which may be defective or inconsistent with any other provision contained therein or to make such other provision in regard to matters or questions arising under the 2022 Indenture, the Notes or the Guarantees as the applicable Issuer, any Guarantor or the Trustee may deem necessary or desirable and which will not, in the opinion of the applicable Issuer, adversely affect the interests of the holders of the applicable Notes in any material respect;
•issue an unlimited aggregate principal amount of Notes under the 2022 Indenture or to “reopen” the applicable series of Notes and create and issue additional notes having substantially identical terms and conditions as the applicable Notes (or in all respects except as to issue price, denomination, rate of interest, Maturity Date and the date from which interest, if any, shall accrue, and except as may otherwise be provided in or pursuant to such officer’s certificate or supplemental indenture relating thereto) so that the additional notes are consolidated and form a single series with the outstanding applicable Notes; and
•evidence the addition of any new Guarantor of the Notes of a series and/or the 2022 Indenture, or the release of any Guarantor from its obligations with respect to the Notes of a series and/or the 2022 Indenture, pursuant to the terms of the 2022 Indenture.
With Consent of Noteholders
The 2022 Indenture contains provisions permitting the Issuers, each Guarantor and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of all series of the Notes affected by such supplemental indenture (voting as one class) at the time outstanding under the 2022 Indenture (including consents obtained in connection with a tender offer or exchange offer for the applicable Notes), from time to time and at any time, to enter into a supplemental indenture for the purpose of amending, waiving or otherwise modifying the provisions of the 2022 Indenture, the applicable Notes and the applicable Guarantees, or adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable Notes or of modifying in any manner the rights of the holders of the applicable Notes; provided that no such supplemental indenture may, without the consent of the holder of each of the Notes so affected:
•change the stated maturity of the applicable Note of, or the date for payment of any principal of, or installment of interest on, any applicable Note, or reduce the amount of principal of an Original Issue Discount Note that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the provisions of the 2022 Indenture; or
•reduce the principal amount of or the rate or amount of interest on any applicable Note or Additional Amounts payable with respect thereto or reduce the amount payable thereon in the event of redemption or default or change the method for determining the interest rate thereon; or

•change the currency of payment of principal of or interest on any applicable Note or Additional Amounts payable with respect thereto; or change the obligation of the Issuer or any Guarantor, as the case may be, to pay Additional Amounts (except as otherwise permitted by such applicable Note); or
•impair the right to institute suit for the enforcement of any such payment on or with respect to any applicable Note; or
•reduce the percentage of the aggregate principal amount of the applicable Notes outstanding the consent of whose holders is required for any such supplemental indenture; or
•reduce the aggregate principal amount of any applicable Note outstanding necessary to modify or amend the 2022 Indenture or any such Note or to waive any future compliance or past default or reduce the quorum requirements or the percentage of aggregate principal amount of any applicable Notes outstanding required for the adoption of any action at any meeting of holders of such Notes or to reduce the percentage of the aggregate principal amount of such Notes outstanding necessary to rescind or annul any declaration of the principal of, or all accrued and unpaid interest on, any Note to be due and payable, provided that no consent of any holder of any applicable Note shall be necessary to permit the Trustee, the Issuer and each Guarantor to execute supplemental indentures as described under “—Without Consent of Noteholders” above.
Any modifications, amendments or waivers to the 2022 Indenture or to the conditions of the applicable Notes will be conclusive and binding on all holders of the applicable Notes, whether or not they have consented to such action or were present at the meeting at which such action was taken, and on all future holders of the applicable Notes, whether or not notation of such modifications, amendments or waivers is made upon such Notes. Any instrument given by or on behalf of any holder of such a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent registered holders of such Note.
Prescription
Under New York’s statute of limitations, any legal action upon the Notes in respect of interest or principal must be commenced within six years after the payment thereof is due.
Notice
Notices to holders of Notes will be given by first-class mail postage prepaid to the last addresses of such holders as they appear in the Notes register; provided, no such mailing will be required so long as any Global Notes representing the Notes are held in their entirety on behalf of the Depositary or a clearing system, or any of its participants, as there may be substituted for the mailing of notice to holders of Notes described above the delivery of the relevant. Such notices will be deemed to have been given on the date of such mailing; notices to the Depositary or a clearing system, and (if applicable) its participants, for communication by them to the entitled accountholders. Any such notice shall be deemed to have been given on the day on which the said notice was given to the Depositary or a clearing system, and (if applicable) its participants.
Listing
The relevant Issuer may apply to list any particular issue of debt securities on a securities exchange. If the relevant Issuer chooses to do so, it would disclose the listing of such debt securities in the applicable prospectus supplement. The Issuers are under no obligation to list any issued debt securities and may in fact not list any.
Consent to Service
Each of BAT, BATIF and BATNF has initially designated BATCAP as their authorized agent for service of process in any related proceeding arising out of or relating to the performance of its obligations under the 2022 Indenture and the Notes brought in any state or federal court in the Borough of Manhattan, the City of New York, and will irrevocably submit (but for those purposes only) to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.
Governing Law
The 2022 Indenture, any applicable supplemental indentures, the Notes and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws thereof.
Regarding the Trustee and Agents
Citibank, N.A. is the trustee under the 2022 Indenture. Citibank, N.A. is appointed by the Issuers to act as registrar, transfer agent, calculation agent and initial paying agent for the Notes, unless another paying agent is appointed prior to the time the Notes are first issued. The address of Citibank, N.A., as trustee, is 388 Greenwich Street, New York, New York 10013. The address of Citibank, N.A., as paying agent, is Citibank, N.A., Agency & Trust, 388 Greenwich Street, New York, New York 10013. From time to time, Citibank, N.A. and its respective affiliates perform various other services for the BAT Group and its affiliates (including acting as a lender under one or more of the BAT Group’s lending facilities from time to time). An affiliate of Citibank, N.A., Citibank, N.A., London Branch, is the issuing and principal paying agent under both the BAT Group’s EMTN Programme and the BAT Group’s euro commercial paper program. Citibank, N.A. is the issuing and principal paying agent under the BAT Group’s U.S. commercial paper program. Citibank, N.A. is paying agent and registrar for BATIF, RAI and R.J. Reynolds Tobacco Company (RJRT) notes issued pursuant to Rule 144A under the Securities Act, BATIF, RAI and RJRT notes issued pursuant to Regulation S under the Securities Act and BATCAP, BATIF, RAI and RJRT notes registered with the SEC.
The 2022 Indenture contains limitations on the rights of the Trustee, if it becomes a creditor of any Issuer or any Guarantor, to obtain payment of claims in some cases, or to realize on property received in respect of any of these claims as security or otherwise. The Trustee is permitted to engage in other transactions. However, if the Trustee acquires any conflicting interest (as defined in the TIA), it must either eliminate its conflict within 90 days or resign.
The 2022 Indenture provides that except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in the 2022 Indenture. During the continuance of an Event of Default of which the Trustee has received written notice, the Trustee will exercise such of the rights and powers vested in it under the 2022 Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES ISSUED UNDER THE 2019 AND 2020 INDENTURES
The following is a summary of the material provisions of the 2019 and 2020 Indentures (as described below). We urge you to read the relevant Indenture and any applicable supplemental indenture in their entirety because such Indenture and applicable supplemental indenture, not this summary, define your rights as a holder of any debt securities. Copies of the 2019 and 2020 Indentures have been filed with the SEC as exhibits to the registration statement of which this prospectus is a part and copies of the 2019 and 2020 Indentures and any supplemental indentures will be made available upon request to BAT at the address indicated under the section entitled “Where You Can Find More Information; Incorporation by Reference” of this prospectus. Any capitalized term used herein but not defined shall have the meaning assigned to such term in the 2019 and 2020 Indentures, the applicable supplemental indenture or under “—Certain Definitions”.
The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the 2019 and 2020 Indentures, any applicable supplemental indenture and/or an officer’s certificate delivered under an indenture and those terms made a part of the 2019 and 2020 Indentures and/ or applicable supplemental indenture and/or an officer’s certificate delivered under an indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of the closing of the offering of the applicable debt securities.
General
The debt securities issued under the 2019 and 2020 Indentures will be issued by B.A.T Capital Corporation (“BATCAP”) or B.A.T. International Finance p.l.c. (“BATIF” and, together with BATCAP, the “Issuers”), respectively. In this “Description of Debt Securities and Guarantees Issued Under the 2019 and 2020 Indentures” the term “Issuer” refers to either BATCAP or BATIF, “Indenture” refers in this section to the 2019 Indenture or 2020 Indenture (each, as defined below) and “Notes” refers to any series of debt securities issued under the applicable Indenture.
Any series of Notes will mature on the date specified in the applicable prospectus supplement. The Notes issued by BATCAP will be issued in registered form and treated as a separate series of debt securities under the indenture (the “2019 Indenture”) entered into on September 6, 2019, by and among BATCAP, as Issuer, the Guarantors (as defined below) party thereto from time to time, Citibank, N.A., as trustee, and Citibank, N.A., as registrar, transfer agent, calculation agent and initial paying agent, unless another paying agent is appointed prior to the time the Notes are first issued. The Notes issued by BATIF will be issued in registered form and treated as a separate series of debt securities under an indenture (the “2020 Indenture” and, together with the 2019 Indenture, each an “Indenture” in this section and, together, the “2019 and 2020 Indentures”) entered into on September 25, 2020, by and among BATIF, as Issuer, the Guarantors party thereto from time to time, Citibank N.A., as trustee (in such capacity under either Indenture, the “Trustee”), registrar, transfer agent, calculation agent and paying agent, unless another paying agent is appointed prior to the time the Notes are first issued (in such several capacities under either Indenture, the “Registrar”, “Transfer Agent”, “Calculation Agent” and “Paying Agent”, respectively).
The obligations of an Issuer under any series of Notes and each Indenture will be fully and unconditionally guaranteed on a joint and several and senior and unsecured basis by British American Tobacco p.l.c. (“BAT” or the “Parent”), BATCAP (in case of the 2020 Indenture), BATIF (in case of the 2019 Indenture), B.A.T. Netherlands Finance B.V. (“BATNF”) and, unless its guarantee is released in accordance with the applicable Indenture, Reynolds American Inc. (“RAI”) (in such capacity, each, a “Guarantor” and, together, the “Guarantors”).
Unless otherwise set forth in the applicable prospectus supplement, the Notes will be denominated in U.S. dollars and payment of principal and interest thereon will be paid in U.S. dollars. If any Notes denominated in a Non-Dollar Currency are sold, the applicable prospectus supplement will describe whether payments on the Notes are payable in any Non-Dollar Currency.
In this “Description of Debt Securities and Guarantees Issued Under the 2019 and 2020 Indentures”, the terms “holder”, “Noteholder” and other similar terms refer to a “registered holder” of Notes, and not to a beneficial owner of a book-entry interest in any Notes.

The Notes may be issued in one or more series for original issue. The specific financial, legal and other terms particular to a series of Notes are described in the prospectus supplement and the pricing term sheet relating to a series of Notes. Those terms may vary from the terms described here. Accordingly, this summary is also subject to and qualified by reference to the description of the terms of the series described in the prospectus supplement. The prospectus supplement will indicate for each series of Notes:
•the title of the Notes of that series;
•any limit upon the aggregate principal amount of the Notes of that series;
•the dates on which or periods during which the Notes of that series may be issued and the maturity date for the Notes of that series (or manner of determining the same);
•the rate or rates (or the manner of calculation thereof) at which the Notes of that series shall bear interest (if any), the date or dates from which such interest shall accrue, the interest payment dates on which such interest shall be payable (or manner of determining the same) and the regular record date for the interest payable on any Notes on any interest payment date and the extent to which, or the manner in which, any interest is payable on a temporary global note on an interest payment date;
•the place or places where, subject to the provisions of the applicable Indenture, the principal of, and premium, if any, and interest, if any, and Additional Amounts, if any, on Notes of that series shall be payable, any Notes of that series may be surrendered for registration of transfer, any Notes of that series may be surrendered for exchange, and notices and demands to or upon the Issuer in respect of the Notes of that series and the applicable Indenture may be served;
•the period or periods within which (or manner of determining the same), the price or prices at which (or manner of determining the same), the currency or currency unit in which, and the terms and conditions upon which Notes of that series may be redeemed, in whole or in part, at the option of the Issuer, and any remarketing arrangements with respect to the Notes of that series;
•the denominations in which any Notes of that series shall be issuable, if other than denominations of $2,000 and any integral multiple of $1,000 in excess thereof (or in the case of Notes denominated in a Non-Dollar Currency, the equivalent thereof in each case (rounded to an integral multiple of 1,000 units of such Non-Dollar Currency));
•if any series of Notes is issuable in a Non-Dollar Currency, the currency, currencies or currency units in which the principal of or any premium or interest or Additional Amounts on any Notes of that series shall be payable;
•if other than the entire principal amount thereof, the portion of the principal amount of Notes of that series which shall be payable upon a declaration of acceleration of the maturity date thereof pursuant to the applicable Indenture;
•any events of default and covenants of the Issuer with respect to the Notes of that series, whether or not such events of default or covenants are consistent with the events of default or covenants set forth in the applicable Indenture;
•if a Person other than Citibank, N.A. is to act as trustee for the Notes of that series, the name and location of the corporate trust office of such trustee;
•if other than as set forth herein, provisions for the satisfaction and discharge of the applicable Indenture with respect to the Notes of that series;
•the date as of which any global note representing outstanding Notes of that series shall be dated if other than the date of original issuance of the first Note of that series to be issued;

•the application, if any, of the provisions described under “—Additional Amounts” to the Notes of that series;
•whether the Notes of that series shall be issued in whole or in part in the form of a global note or Notes and, in such case, the initial Depositary, if any, for such global note or Notes, whether such global form shall be permanent or temporary;
•if Notes of that series are to be issuable initially in the form of a temporary global note, the circumstances under which the temporary global note can be exchanged for definitive Notes and whether the definitive Notes will be in global form;
•whether the Notes of that series will be convertible or exchangeable into other securities of the Issuer or another Person, and if so, the terms and conditions upon which such Notes will be so convertible or exchangeable, including the conversion price or exchange rate and the conversion or exchange period, and any additions or changes to the applicable Indenture with respect to the Notes of such series to permit or facilitate such conversion or exchange;
•whether the Notes of that series are to be issued as Original Issue Discount Notes and the amount of discount with which the Notes of that series may be issued;
•the form of the Notes of that series; and
•any other terms of that series (which terms shall not be inconsistent with the provisions of the applicable Indenture).
All Notes of any particular series will be substantially identical except as to issue date, issue price, denomination, rate of interest, maturity date and the date from which interest, if any, shall accrue, and except as may otherwise be provided in or pursuant to an officer’s certificate or any supplemental indenture relating thereto. All Notes of any one series need not be issued at the same time, and unless otherwise provided, a series may be reopened for issuance of additional notes of such series.
Principal, Maturity and Interest
The Notes may be issued in an unlimited aggregate principal amount and will bear interest per annum and have maturity dates, in each case as specified in the applicable prospectus supplement.
Form and Denomination
The Notes may have notations, legends or endorsements required by law, rule or usage to which the Issuer is subject. Unless otherwise set forth in the applicable prospectus supplement, the Notes will be issued in fully registered form and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (or in the case of Notes denominated in a Non-Dollar Currency, the equivalent thereof (rounded to an integral multiple of 1,000 units of such Non-Dollar Currency)), and will be issued initially in global notes format (the “Global Notes”).
Further Issues
The aggregate principal amount of Notes issuable under each Indenture is unlimited. The Issuer may, from time to time, without notice to or the consent of the holders of the Notes, “reopen” any series of the Notes and create and issue additional notes having substantially identical terms and conditions as the then-outstanding Notes of a series (or in all respects except as described in the last paragraph under “—General” above) so that the additional notes are consolidated and form a single series of Notes with the Notes, as the case may be, provided that if the additional notes are not fungible with the Notes for United States Federal income tax purposes, the additional notes will have separate CUSIPs, ISINs, or other identifying numbers.

Status of the Notes and Guarantees
The Notes will be unsecured and unsubordinated obligations of the Issuer and will rank pari passu in right of payment among themselves and with all other direct, unsecured and unsubordinated obligations of the Issuer (except those obligations preferred by statute or operation of law). Each Guarantor will fully and unconditionally guarantee, on a senior, unsecured basis, the due and punctual payment (and not collectability) of the principal of and interest on the Notes (and the payment of additional amounts described under “—Additional Amounts” below) and other obligations under the 2019 and 2020 Indentures when and as the same shall become due and payable, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. Each Guarantee will be an unsecured and unsubordinated obligation of the respective Guarantor and will rank pari passu in right of payment with all other direct, unsecured and unsubordinated obligations of such Guarantor (except those obligations preferred by statute or operation of law). The Issuer and each Guarantor will be subject to a negative pledge with respect to certain types of indebtedness, which are discussed in “—Covenants of the Issuer and the Guarantors—Negative Pledge” below.
Release of Guarantees
The 2019 and 2020 Indentures provide, and any applicable supplemental indentures will provide, that, without the consent of the Trustee or the Noteholders, any Guarantor that is a subsidiary of the Parent (a “Subsidiary Guarantor”), other than BATIF (in case of the 2019 Indenture), BATCAP (in case of the 2020 Indenture) and BATNF, will automatically and unconditionally be released from all obligations under its Guarantee, and such Guarantee shall thereupon terminate and be discharged and of no further force or effect, in the event that (1) its guarantee of all then outstanding notes issued under the EMTN Programme is released or (2) at substantially the same time its Guarantee of the Notes is terminated, the Subsidiary Guarantor is released from all obligations in respect of indebtedness for borrowed money for which such Subsidiary Guarantor is an obligor (as a guarantor or borrower). For purposes of this paragraph, the amount of a Subsidiary Guarantor’s indebtedness for borrowed money shall not include (A) the Notes issued pursuant to the applicable Indenture, (B) any other debt the terms of which permit the termination of such Subsidiary Guarantor’s guarantee of such debt under similar circumstances, as long as such Subsidiary Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the Notes, (C) any debt that is being refinanced at substantially the same time that the guarantee of the Notes is being released, provided that any obligations of the relevant Subsidiary Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the relevant Subsidiary Guarantor’s indebtedness for borrowed money and (D) for the avoidance of doubt, any debt in respect of which such Subsidiary Guarantor is an obligor (as a guarantor or borrower) (i) between or among the Parent and any subsidiary or subsidiaries thereof or (ii) between or among any subsidiaries of the Parent.
As of the date of this prospectus, RAI is the only Subsidiary Guarantor to which the above provision is relevant. Under the EMTN Programme, a Subsidiary Guarantor’s guarantee is released if at any time the aggregate amount of indebtedness for borrowed money for which the Subsidiary Guarantor is an obligor does not exceed 10% of the outstanding long-term debt of BAT as reflected in the balance sheet included in BAT’s most recent publicly released interim or annual consolidated financial statements, as evidenced by a certificate to such effect addressed to the trustee under the EMTN Programme and signed by a director of BAT.
Additional Amounts
In the case of the 2019 Indenture, unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the Officer’s Certificate or any supplemental indenture establishing such series of Notes or in the form of note for such series, each of the Parent, BATIF and BATNF will make payments pursuant to the applicable Guarantee without withholding or deduction for or on account of any present or future tax, levy, impost or other similar governmental charge (“Taxes”) imposed, assessed, levied or collected by or for the account of the United Kingdom (in the case of a payment by the Parent or BATIF) or The Netherlands (in the case of a payment by BATNF), including in each case any political subdivision thereof or any authority thereof having the power to tax (a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law.

If any such Guarantor is required by a Relevant Taxing Jurisdiction to so withhold or deduct such Taxes, such Guarantor will pay to the person in whose name a Note is registered on the Note register (the “Holder”) such additional amounts (“Additional Amounts”) as will result in the receipt by the Holder of such amounts as would have been received by it if no such withholding or deduction of Taxes had been required; provided, however, that no Guarantor shall be required to pay any Additional Amounts for or on account of:
(a)any Taxes that would not have been so imposed, assessed, levied or collected but for the Holder or beneficial owner of the applicable Note or Guarantee (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) being or having been a domiciliary, national or resident of, or engaging or having been engaged in a trade or business, maintaining or having maintained a permanent establishment or being or having been physically present in, a Relevant Taxing Jurisdiction or otherwise having or having had some connection with a Relevant Taxing Jurisdiction other than the holding or ownership of, or the collection of principal of, and premium (if any) or interest on, a Note or the enforcement of the applicable Note or Guarantee, as the case may be;
(b)any Taxes that would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required in order to receive payment, the applicable Note or Guarantee was presented more than 30 days after the date on which such payment became due and payable or was provided for, whichever is later, except to the extent that the Holder or beneficial owner thereof would have been entitled to Additional Amounts had the applicable Note or Guarantee been presented for payment on any day during such 30-day period;
(c)any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;
(d)any Taxes that are payable otherwise than by withholding or deduction from payments on or in respect of the applicable Note or Guarantee;
(e)any Taxes that would not have been so imposed, assessed, levied or collected but for the failure by the Holder or the beneficial owner of the applicable Guarantee to (i) provide any certification, identification, information, documents or other evidence concerning the nationality, residence or identity of the Holder or the beneficial owner or its connection with a Relevant Taxing Jurisdiction; or (ii) make any valid or timely declaration or claim or satisfy any other reporting, information or procedural requirements relating to such matters if, in either case, compliance is required by statute, regulation, relevant income tax treaty or administrative practice of a Relevant Taxing Jurisdiction as a condition to relief or exemption from such Taxes;
(f)any Taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Code (or any amended or successor provisions), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements entered into in connection with the implementation thereof (“FATCA Withholding”); or
(g)any combination of the Taxes described in clauses (a) through (f) above.
In addition, Additional Amounts will not be paid with respect to any payment of the principal of, or premium (if any) or interest on, any Note or any payment pursuant to the applicable Guarantee to any Holder that is a fiduciary, a partnership, a limited liability company or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership, an interest holder in such limited liability company or a beneficial owner that would not have been entitled to such amounts had such beneficiary, settlor, member, interest holder or beneficial owner been the Holder of the applicable Note or Guarantee.
Furthermore, no Guarantor shall be required to pay any Additional Amounts for or on account of any Taxes imposed or to be withheld pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) with respect to the Notes that are issued under any of the supplemental indentures no. 5, 6, 7, 8, 9, 10, 11, 12, 13, 14, 15, 16, 17, 18, 19, 20, 21, 22, 23 and 24 to the 2019 Indenture.

Unless otherwise stated, references in any context to the payment of principal of, and premium (if any) or interest on, any Note, or to any payment pursuant to a Guarantee, will be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
In the case of the 2020 Indenture, the Issuer or, if applicable, each Guarantor will make payments of, or in respect of, principal, premium (if any) and interest on the Notes, or any payment pursuant to the applicable Guarantee, as the case may be, without withholding or deduction for or on account of any present or future tax, levy, impost or other similar governmental charge (“Taxes”) imposed, assessed, levied or collected by or for the account of the United Kingdom, The Netherlands (in the case of a payment by BATNF) or the United States (in the case of a payment by BATCAP or RAI), including in each case any political subdivision thereof or any authority thereof having the power to tax (a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law.
If the Issuer or, if applicable, any such Guarantor is required by a Relevant Taxing Jurisdiction to so withhold or deduct such Taxes, the Issuer or, if applicable, such Guarantor will pay to the Holder such additional amounts (“Additional Amounts”) as will result in the receipt by the Holder of such amounts as would have been received by it if no such withholding or deduction of Taxes had been required; provided, however, that amounts with respect to any United States Tax shall be payable only to Holders that are not United States persons (within the meaning of the Code) and provided further, that neither the Issuer nor such Guarantor shall be required to pay any Additional Amounts for or on account of:
(a)any Taxes that would not have been so imposed, assessed, levied or collected but for the Holder or beneficial owner of the applicable Note or Guarantee (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such Holder, if such Holder is an estate, trust, partnership or corporation) being or having been a domiciliary, national or resident of, or engaging or having been engaged in a trade or business, maintaining or having maintained a permanent establishment or being or having been physically present in, a Relevant Taxing Jurisdiction or otherwise having or having had some connection with a Relevant Taxing Jurisdiction other than the holding or ownership of, or the collection of principal of, and premium (if any) or interest on, a Note or the enforcement of the applicable Guarantee, as the case may be;
(b)any Taxes that would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required in order to receive payment, the applicable Note or Guarantee was presented more than 30 days after the date on which such payment became due and payable or was provided for, whichever is later, except to the extent that the Holder or beneficial owner thereof would have been entitled to Additional Amounts had the applicable Note or Guarantee been presented for payment on any day during such 30-day period;
(c)any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;
(d)any Taxes that are payable otherwise than by withholding or deduction from payments on or in respect of the applicable Note or Guarantee;
(e)any Taxes that would not have been so imposed, assessed, levied or collected but for the failure by the Holder or the beneficial owner of the applicable Note or Guarantee to (i) provide any certification, identification, information, documents or other evidence concerning the nationality, residence or identity of the Holder or the beneficial owner or its connection with a Relevant Taxing Jurisdiction; or (ii) make any valid or timely declaration or claim or satisfy any other reporting, information or procedural requirements relating to such matters if, in either case, compliance is required by statute, regulation, relevant income tax treaty or administrative practice of a Relevant Taxing Jurisdiction as a condition to relief or exemption from such Taxes;
(f)any Taxes imposed by reason of the Holder or the beneficial owner of the applicable Note or Guarantee being or having been considered a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3)(A) of the Code (or any amended or successor provisions);

(g)any Taxes imposed on interest received by a 10-percent shareholder of the Issuer or any Guarantor within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Code (or any amended or successor provisions);
(h)any backup withholding imposed pursuant to Section 3406 of the Code (or any amended or successor provisions);
(i)any Taxes imposed pursuant to Section 871(h)(6) or Section 881(c)(6) of the Code (or any amended or successor provisions);
(j)any Taxes imposed by reason of the Holder or the beneficial owner of the applicable Note or Guarantee being or having been a personal holding company, passive foreign investment company or controlled foreign corporation for U.S. Federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. Federal income tax;
(k)any Taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Code (or any amended or successor provisions), any U.S. Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements entered into in connection with the implementation thereof (“FATCA Withholding”);
(l)any Taxes imposed or to be withheld pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021); or
(m)any combination of the Taxes described in clauses (a) through (l) above.
In addition, Additional Amounts will not be paid with respect to any payment of the principal of, or premium (if any) or interest on, any Note or any payment pursuant to the applicable Guarantee to any Holder that is a fiduciary, a partnership, a limited liability company or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership, an interest holder in such limited liability company or a beneficial owner that would not have been entitled to such amounts had such beneficiary, settlor, member, interest holder or beneficial owner been the Holder of the applicable Note or Guarantee.
Unless otherwise stated, references in any context to the payment of principal of, and premium (if any) or interest on, any Note, or to any payment pursuant to a Guarantee, will be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.
Redemption
Unless otherwise set forth in the applicable prospectus supplement, the Notes will be subject to optional redemption by the Issuer as described below under “—Optional Redemption”. The Notes will be subject to optional redemption by the Issuer in the event of certain changes in tax laws applicable to payments in respect of the Notes as described below under “—Redemption for Tax Reasons”.
Optional Redemption
The Issuer may redeem the Notes as specified in the applicable prospectus supplement.
Redemption for Tax Reasons
Each series of Notes is also redeemable by the Issuer, in whole but not in part, at 100% of the principal amount of such Notes plus any accrued and unpaid interest (including any Additional Amounts) to the applicable date fixed for such redemption pursuant to the terms of the applicable Indenture or Notes (the “Redemption Date”) at the Issuer’s option at any time prior to their maturity if, due to a Change in Tax Law (as defined below): (i) the Issuer or any Guarantor, in accordance with the terms of the applicable Notes or applicable Guarantee, has, or would, become obligated to pay any Additional Amounts to the Holders of the Notes of that series; (ii) in the case of any Guarantor, (A) the Parent would be unable, for reasons outside its control, to procure payment by the Issuer or any other

Guarantor or (B) the procuring of such payment by the Issuer and each such other Guarantor would be subject to withholding Taxes imposed by a Relevant Taxing Jurisdiction; and (iii) such obligation cannot otherwise be avoided by such Guarantor, the Parent or the Issuer, taking reasonable measures available to it. In such case, the Issuer may redeem the applicable Notes upon not less than 30 nor more than 60 days’ notice as provided in “—Notice” below, at 100% of the principal amount of such Notes plus accrued and unpaid interest to the Redemption Date (including Additional Amounts); provided that (a) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or such Guarantor, as the case may be, would be obligated to pay any such Additional Amounts in respect of the applicable Notes or applicable Guarantee, as applicable, then due; and (b) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. The Issuer’s right to redeem the applicable Notes shall continue as long as the Issuer or any Guarantor is obligated to pay such Additional Amounts, notwithstanding that the Issuer or such Guarantor, as the case may be, shall have made payments of Additional Amounts. Prior to the giving of any such notice of redemption, the Issuer must deliver to the Trustee: (i) an officer’s certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer to so redeem have occurred; and (ii) an opinion of independent counsel or an independent accountant of recognized standing, selected by the Issuer or any Guarantor, as applicable, with respect to tax matters of the Relevant Taxing Jurisdiction to the effect that the Issuer or such Guarantor has, or would, become obligated to pay such Additional Amounts as a result of such Change in Tax Law.
For the purposes hereof, “Change in Tax Law” shall mean: (i) any changes in, or amendment to, any law of a Relevant Taxing Jurisdiction (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by the Relevant Taxing Jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after the first date of issuance of Notes of such series; or (ii) if the Issuer or any Guarantor consolidates, merges, amalgamates or combines with, or transfers or leases its assets substantially as an entirety to, any person that is incorporated or tax resident under the laws of any jurisdiction other than a Relevant Taxing Jurisdiction (a “successor”) and as a consequence thereof such person becomes the successor obligor to the Issuer or such Guarantor in respect of Additional Amounts that may become payable (in which case, for purposes of this redemption provision, all references to the Issuer or such Guarantor shall be deemed to be and include references to such person), any change in, or amendment to, any law of the jurisdiction of organization or tax residence of such successor, or the jurisdiction through which payments will be made by the successor, or any political subdivision or taxing authority thereof or thereon for purposes of taxation (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by such jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after the date of such consolidation, merger, amalgamation, combination or other transaction.
General
As set forth in the applicable prospectus supplement, upon presentation of any Note redeemed in part only, the Issuer will execute and the Paying Agent will authenticate and deliver (or cause to be transferred by book-entry) to the holder thereof, at the expense of the Issuer, a new Note of authorized denominations in principal amount equal to the unredeemed portion of the Note so presented.
On or before any Redemption Date (as defined above), the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on the Notes to be redeemed on such date. The redemption price shall be calculated by the Independent Investment Banker and the Issuer, and the Trustee and any agent shall be entitled to rely on such calculation.
On and after any Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption.

Maturity
Unless previously purchased or redeemed by the Issuer, and cancelled, the principal amount of each respective series of Notes shall mature on the date set forth in the applicable prospectus supplement in an amount equal, in each case, to their principal amount, with accrued and unpaid interest to such date.
Reacquisition
There is no restriction on the ability of the Issuer to purchase or repurchase Notes, provided that any Notes so repurchased shall be cancelled and not reissued.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the Notes, the 2019 and 2020 Indentures and any prospectus supplement. You should refer to the Notes, the 2019 and 2020 Indentures and applicable prospectus supplement for the full definition of all defined terms as well as any other terms used herein for which no definition is provided.
“Board of Directors” means the board of directors of BATCAP (in case of the 2019 Indenture) or BATIF (in case of the 2020 Indenture) or any duly authorized committee thereof.
“Board Resolution” means a copy of a resolution or appropriate record of action taken pursuant to such resolution, certified by a member of the Board of Directors, the Secretary, Assistant Secretary or Deputy Secretary (or equivalent of any of the foregoing) of the Issuer to have been duly adopted by the Board of Directors of such Issuer and to be in full force and effect on the date of such certification, and delivered to the Trustee.
“Depositary” means, with respect to the Notes of any series issuable or issued in whole or in part in global form, the Person specified pursuant to provisions in the Indenture as the initial Depositary with respect to the Notes of such series, until a successor shall have been appointed and become such pursuant to the applicable provision of the Indenture, and thereafter “Depositary” shall mean or include such successor.
“Dollar” or “$” means United States dollars, or such other money of the United States that at the time of payment is legal tender for payment of public and private debts.
“EMTN Programme” means the Euro Medium Term Note Programme to which BATCAP, BATIF and BATNF are parties as the issuers under the programme and notes issued thereunder are guaranteed by the Parent, each of the issuers thereunder (except when it is the relevant issuer) and RAI, as amended from time to time.
“Non-Dollar Currency” means any currency other than Dollars.
“Original Issue Discount Note” means any Note that is issued with “original issue discount” within the meaning of Section 1273(a) of the Code and Treasury Regulations promulgated thereunder and any other Note designated by the Company as issued with original issue discount for United States federal income tax purposes.
“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Quoted Borrowing” means any indebtedness which: (i) is represented by notes, debentures or other securities issued otherwise than to constitute or represent advances made by banks and/or other lending institutions; (ii) is denominated, or confers any right to payment of principal and/or interest, in or by reference to any currency other than the currency of the country in which the issuer of the indebtedness has its principal place of business or is denominated, or confers any right to payment of principal and/or interest, in or by reference to the currency of such country but is sold or subscribed by or on behalf of, or by agreement with, the issuer of such indebtedness as to over 20% outside such country; and (iii) at its date of issue is, or is intended by the issuer of such indebtedness to become, quoted, listed, traded or dealt in on any stock exchange or other organized and regulated securities market in any part of the world.

Covenants of the Issuer and the Guarantors
Negative Pledge
Each Indenture provides that so long as any of the Notes remain outstanding, neither the Issuer nor any Guarantor will secure or allow to be secured any Quoted Borrowing issued by the Issuer or any Guarantor or any payment under any guarantee by any of them of any such Quoted Borrowing by any mortgage, charge, pledge or lien (other than arising by operation of law) upon any of its undertaking or assets, whether present or future, unless at the same time the same mortgage, charge, pledge or lien is extended, or security which is not materially less beneficial to the holders of the Notes than the security given as aforesaid or which shall be approved by consent of the holders of not less than 75% in aggregate principal amount of the Notes at the time outstanding is extended or created (as the case may be), to secure equally and ratably the principal of, and interest on, and all other payments (if any) in respect of the Notes.
Limitation on Mergers, Consolidations, Amalgamations and Combinations
Under each Indenture, so long as any of the Notes remain outstanding thereunder, neither the Issuer nor any Guarantor may consolidate with or merge into any other person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person (other than any sale or conveyance by way of a lease in the ordinary course of business), unless: (i) in the case of the Issuer, any successor person assumes the Issuer’s obligations on the Notes and under the applicable Indenture and, in the case of any Guarantor, any successor person assumes such Guarantor’s obligations on the Guarantee and under the applicable Indenture; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; (iii) such successor person is organized under the laws of the United States or any State thereof, the United Kingdom, The Netherlands or any other country that is a member of the Organization for Economic Cooperation and Development as of the date of such succession; (iv) such successor person agrees to pay any Additional Amounts with respect to any withholding or deduction of Taxes or any payment on the Notes or Guarantees (as applicable) imposed by the jurisdiction (in the case of the 2019 Indenture, other than the United States, unless otherwise required by clause (i) of this paragraph) in which such successor person is incorporated or otherwise a resident for tax purposes subject to the exceptions described under “—Additional Amounts” (for the avoidance of doubt, solely to the extent such successor person is the Issuer, changes will be made to the 2019 Indenture as are necessary to obligate the Issuer to pay such Additional Amount); and (v) if as a result of such consolidation or merger or such sale, conveyance, transfer or lease, properties or assets of the Issuer or any Guarantor would become subject to a mortgage, pledge, security interest, lien or similar encumbrance to secure payment of any indebtedness for borrowed money of the Issuer or any Guarantor which would not be permitted by the applicable Notes of such series or under the applicable Indenture, the Issuer or any Guarantor or such successor person, as the case may be, shall take such steps as shall be necessary to effectively secure the Notes of such series equally and ratably with (or prior to) all indebtedness for borrowed money secured thereby.
The limitation on mergers, consolidations, amalgamations and combinations contained in this section “—Limitation on Mergers, Consolidations, Amalgamations and Combinations” shall not apply to any consolidation, merger, amalgamation or combination in which the Issuer or any Guarantor is the surviving corporation except that, in such case, the provisions of (ii) and (v) above shall apply such that: (x) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (y) if as a result of such consolidation or merger or such sale, conveyance, transfer or lease, properties or assets of the Issuer or any Guarantor would become subject to a mortgage, pledge, security interest, lien or similar encumbrance to secure payment of any indebtedness for borrowed money of the Issuer or any Guarantor which would not be permitted by the Notes or under the applicable Indenture, the Issuer or any Guarantor, as the case may be, shall take such steps as shall be necessary to effectively secure the Notes equally and ratably with (or prior to) all indebtedness for borrowed money secured thereby.
The 2019 and 2020 Indentures do not contain covenants or other provisions to afford protection to holders of the Notes in the event of a highly leveraged transaction or a change in control of the Issuer or any Guarantor except as provided above.

Upon certain mergers or consolidations involving the Issuer or any Guarantor, or upon certain sales or conveyances of all or substantially all of the assets of the Issuer or any Guarantor, the obligations of the Issuer or such Guarantor, under the applicable Notes or the applicable Guarantee, shall be assumed by the person formed by such merger or consolidation or which shall have acquired such assets and upon such assumptions such person shall succeed to and be substituted for the Issuer or such Guarantor, as the case may be, and then the Issuer or such Guarantor will (except in the case of a lease) be relieved of all obligations and covenants under the 2019 and 2020 Indentures, the Notes and the applicable Guarantee, as the case may be. The terms “Issuer” and “Guarantor”, as used in the Notes and the 2019 and 2020 Indentures, also refer to any such successors or assigns so substituted.
Although there is a limited body of case law interpreting the phrase “entirety or substantially as an entirety”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances, there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “entirety or substantially as an entirety” of the Issuer’s assets and its subsidiaries taken as a whole.
Events of Default
Unless either inapplicable to a particular series or specifically deleted or modified in or pursuant to the Officer’s Certificate or any supplemental indenture establishing such series of Notes or in the form of note for such series and as may be described in the applicable prospectus supplement, each of the following events shall be an “Event of Default” with respect to any series of Notes:
(a)Non-Payment: default is made in the payment of: (a) any installment of interest (excluding Additional Amounts) upon any applicable Note as and when the same shall become due and payable, and there is a continuance of such default for a period of 14 days or more; (b) applicable Additional Amounts as and when the same shall become due and payable, and there is a continuance of such default for a period of 14 days; or (c) all or any part of the principal or premium, if any, of any applicable Note as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise, and there is a continuance of such default for a period of three days;
(b)Breach of Other Obligations: the Issuer or any Guarantor does not perform or comply with any one or more of its other obligations under the applicable Notes or the applicable Indenture (other than those described in paragraph (i) above) which is not remedied within 30 days (unless a longer period is specified in the applicable Indenture) after written notice of such default shall have been given to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% of the outstanding principal amount of the Notes;
(c)Cross-Default: (a) any other present or future indebtedness for borrowed money of the Issuer or any Guarantor, other than the Notes issued by the Issuer, becomes due and payable prior to its stated maturity by reason of any default or event of default in respect thereof by the Issuer or any Guarantor and remains unpaid; or (b) any such indebtedness for borrowed money is not paid when due or, as the case may be, within any applicable grace period; or (c) the Issuer or any Guarantor fails to pay when due and called upon (after the expiry of any applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness for borrowed money and which remains unpaid; provided that (x) payment of the indebtedness for borrowed money is not being contested in good faith and in accordance with legal advice or (y) the aggregate amount of the indebtedness for borrowed money, guarantees and indemnities in respect of which one or more of the events mentioned above in clauses (a), (b) and (c) of this paragraph (iii) has or have occurred and is or are continuing, equals or exceeds £750 million or its equivalent in any other currency of the indebtedness for borrowed money or, if greater, 1.25% of the Total Equity of the Parent, as set out in the “Total Equity” line item in the most recent consolidated group balance sheet of the Parent and its subsidiaries in the Parent’s most recent annual report;
(d)Cessation of Guarantees: any Guarantee ceases to be in full force and effect (except as contemplated by the terms of the 2019 and 2020 Indentures, including as described under “Description of Debt Securities and Guarantees Issued Under the 2019 and 2020 Indentures—Release of Guarantees”) or any Guarantor denies or disaffirms in writing its obligations under the 2019 and 2020 Indentures or Guarantee;

(e)Enforcement Proceedings: a distress or execution or other legal process is levied or enforced against or an encumbrancer takes possession of or a receiver, administrative receiver or other similar officer is appointed of the whole or a part of the assets of the Issuer or any Guarantor which is substantial in relation to the BAT Group taken as a whole and is not discharged, stayed, removed or paid out within 45 days after such execution or appointment;
(f)Security Enforced: any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer or any Guarantor becomes enforceable against all or substantially all of the assets of the Issuer or any Guarantor, and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, manager or other similar person) and is not discharged within 45 days;
(g)Insolvency: the Issuer or any Guarantor is insolvent or bankrupt or unable to pay its debts (in respect of companies incorporated in England and Wales, within the meaning of Section 123(1)(b) or (e) or Section 123(2) of the UK Insolvency Act 1986), stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, proposes or makes a general assignment or an arrangement or composition (otherwise than for the purposes of reconstruction, amalgamation, reorganization, merger or consolidation or other similar arrangement) with or for the benefit of its creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or a material part of the debts of the Issuer;
(h)Winding-up: an order is made or an effective resolution passed for the winding-up or dissolution or administration of the Issuer or any Guarantor, or the Issuer or any Guarantor shall apply or petition for a winding-up or administration order in respect of itself or ceases or threatens to cease to carry on all or substantially all of its business or operations, in each case except for the purpose of and followed by a reconstruction, amalgamation, reorganization, merger or consolidation or other similar arrangement; or
(i)Analogous Events: any event occurs that under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs (g) and (h).
Each Indenture provides that if an Event of Default occurs and is continuing with respect to the Notes of any series then outstanding, then and in each and every such case (other than certain Events of Default specified in paragraphs (g), (h) and (i) above with respect to the Issuer or any Guarantor), unless the principal of all the Notes of such series shall have already become due and payable, the holders of not less than 25% in aggregate principal amount of the Notes of such affected series then outstanding, by notice in writing to the Issuer, each Guarantor and the Trustee, may declare the entire principal amount of all Notes of such series and interest accrued and unpaid thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, without any further declaration or other act on the part of any holder. If certain Events of Default described in paragraph (g), (h) or (i) above occur with respect to the Issuer or any Guarantor and are continuing with respect to a series of Notes, the principal amount of and accrued and unpaid interest on all the Notes of such series issued pursuant to the applicable Indenture shall become immediately due and payable, without any declaration or other act on the part of the Trustee or any holder. Under certain circumstances, the holders of a majority in aggregate principal amount of the then outstanding Notes of such series, by written notice to the Issuer, each Guarantor and the Trustee, may waive defaults and rescind and annul declarations of acceleration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impart any right consequent thereon.
The holders of a majority in aggregate principal amount of any series of Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee with respect to the Notes of such series, subject to certain limitations to be specified in the applicable Indenture, including providing to the Trustee indemnity satisfactory to it.
An Event of Default with respect to any series of Notes would not necessarily constitute an event of default with respect to the other series of Notes.
Each Indenture provides that notwithstanding the foregoing provisions of this Section, if the principal of, premium (if any) or interest on or Additional Amounts with respect to any Note is payable in a currency or currencies other than Dollars and such currency or currencies are not available to the Issuer or any Guarantor for making payment thereof due to the imposition of exchange controls or other circumstances beyond the control of the Issuer or such Guarantor (a “Conversion Event”), the Issuer and the Guarantor will be entitled to satisfy its obligations to Holders of the Notes by making such payment in Dollars in an amount equal to the Dollar equivalent of the amount payable in such other currency, as determined by the Issuer or the Guarantor making such payment, as the case may be, based on the noon buying rate in New York for cable transfers for such currency, as such rate is certified for customs purposes by the Federal Reserve Bank of New York (the “Exchange Rate”) on the date of such payment, or, if such rate is not then available, on the basis of the most recently available Exchange Rate. Notwithstanding the foregoing provisions, any payment made under such circumstances in Dollars where the required payment is in a currency other than Dollars will not constitute an Event of Default under the 2019 and 2020 Indentures.
Promptly after the occurrence of a Conversion Event, the Issuer or the relevant Guarantor shall give written notice thereof to the Trustee and to the Paying Agent; and the Trustee, promptly after receipt of such notice, shall give notice thereof in the manner provided in the applicable Indenture to the Holders of the relevant series of Notes. Promptly after the making of any payment in Dollars as a result of a Conversion Event, the Issuer or the Guarantor making such payment, as the case may be, shall give notice in the manner provided in the applicable Indenture to the Holders, setting forth the applicable Exchange Rate and describing the calculation of such payments.
No holder of the Notes of a series will have any right to institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the 2019 and 2020 Indentures, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy under the 2019 and 2020 Indentures (except suits for the enforcement of payment of overdue principal or interest) unless (1) the holder of a Note gives to the Trustee written notice of a continuing Event of Default, (2) the holders of at least 25% in principal amount of the outstanding Notes of such series have made a written request to the Trustee to institute such proceeding as Trustee, (3) the holder or holders of Notes offer, and if requested, provide to the Trustee indemnity satisfactory to the Trustee against any loss, liability or expense, (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer of indemnity and (5) during such 60-day period the holders of a majority in aggregate principal amount of the outstanding Notes of such series have not given the Trustee a direction inconsistent with the request. The holder of a Note may not use the applicable Indenture to prejudice the rights of another holder of a Note or to obtain a preference or priority over another holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders).
Satisfaction and Discharge
Each Indenture provides that BAT may, subject to satisfying certain conditions, discharge certain obligations to the holders of Notes of any series of Notes that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing or causing to be deposited with the Trustee or Paying Agent, in trust, funds in an amount sufficient to pay the entire indebtedness on such series of Notes in respect of principal and premium, if any, and interest, if any, to the date of such deposit (if such Notes have become due and payable) or to the maturity thereof or redemption date, as the case may be, along with an officer’s certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the applicable Indenture have been complied with.
Legal Defeasance and Covenant Defeasance
Each Indenture provides that the Issuer will have the option either (a) to be deemed (together with each Guarantor) to have paid and discharged the entire indebtedness represented by, and obligations under, a series of Notes and the applicable Guarantees and to have satisfied all the obligations under the applicable Indenture relating to the series of Notes (except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain paying agencies) on the 91st day after the applicable conditions described below have been satisfied or (b) to cease (together with each Guarantor) to be under any obligation to comply with the covenants described above under “—Covenants of the Issuer and the Guarantors—Negative Pledge”, “—Covenants of the Issuer and the Guarantors—Limitation on

Mergers, Consolidations, Amalgamations and Combinations”, and non-compliance with such covenants and the occurrence of all events described above under “—Events of Default” will not give rise to any Event of Default under the applicable Indenture, at any time after the applicable conditions described below have been satisfied.
In order to exercise either defeasance option, the Issuer must (i) irrevocably deposit with the Trustee money, Government Obligations (as defined in the 2019 and 2020 Indentures) or a combination thereof that will be sufficient in the opinion of a certified public accounting firm of national reputation for the payment of principal of and interest on the applicable outstanding Notes of any series to and including the Redemption Date irrevocably designated by the Issuer on or prior to the date of deposit of such money and/or Government Obligations, and must (ii) comply with certain other conditions, including delivering to the Trustee an opinion of U.S. counsel to the effect that beneficial owners of the applicable Notes will not recognize income, gain or loss for United States Federal income tax purposes as a result of the exercise of such option and will be subject to United States Federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised and, in the case of clause (a) in the previous paragraph, which opinion must state that such opinion is based on a ruling received from or published by the United States Internal Revenue Service or on a change in the applicable U.S. Federal income tax laws or regulations after the date of issuance of the relevant Notes.
Modification and Waiver
Without Consent of Noteholders
Each Indenture contains provisions permitting the Issuer, the Guarantors and the Trustee, without the consent of the holders of any of the applicable Notes at any time outstanding, from time to time and at any time, to enter into a supplemental indenture amending or supplementing such Indenture, the Notes or the Guarantees in order to:
•convey, transfer, assign, mortgage or pledge to the holders of the applicable Notes or any person acting on their behalf as security for the applicable Notes any property or assets;
•evidence the succession of another person to the Issuer or any Guarantor, as the case may be, or successive successions, and the assumption by the successor person(s) of the covenants, agreements and obligations of the Issuer or any Guarantor, as the case may be, pursuant to the applicable Indenture;
•evidence and provide for the acceptance of appointment of a successor or successors to the Trustee and/or the Paying Agent, Transfer Agent, Calculation Agent and Registrar, as applicable;
•add to the covenants of, or the restrictions, conditions or provisions applicable to, the Issuer and any Guarantor, as the case may be, such further covenants, restrictions, conditions or provisions as the Issuer and any Guarantor, as the case may be, shall consider to be for the protection of the holders of the applicable Notes issued pursuant to the applicable Indenture, including to eliminate one or both prongs of the release provision under “—Release of Guarantees”, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default under such Indenture permitting the enforcement of all or any of the several remedies provided in such Indenture; provided that, in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which may be shorter or longer than that allowed in the case of other defaults) or may limit the remedies available to the Trustee upon such an Event of Default;
•modify the restrictions on, and procedures for, resale and other transfers of the applicable Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;
•cure any ambiguity or to correct or supplement any provision contained in the applicable Indenture, the Notes, or the Guarantees which may be defective or inconsistent with any other provision contained therein or to make such other provision in regard to matters or questions arising under such Indenture, the Notes or the Guarantees as the Issuer, any Guarantor or the Trustee may deem necessary or desirable and which will not, in the opinion of the Issuer, adversely affect the interests of the holders of the applicable Notes in any material respect;

•issue an unlimited aggregate principal amount of Notes under the applicable Indenture or to “reopen” the applicable series of Notes and create and issue additional notes having substantially identical terms and conditions as the applicable Notes (or in all respects except as to issue price, denomination, rate of interest, Maturity Date and the date from which interest, if any, shall accrue, and except as may otherwise be provided in or pursuant to such officer’s certificate or supplemental indenture relating thereto) so that the additional notes are consolidated and form a single series with the outstanding applicable Notes; and
•evidence the addition of any new Guarantor of the Notes and the applicable Indenture, or the release of any Guarantor from its obligations with respect to the Notes and such Indenture, pursuant to the terms of such Indenture.
With Consent of Noteholders
Each Indenture contains provisions permitting the Issuer, each Guarantor and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of all series of the Notes affected by such supplemental indenture (voting as one class) at the time outstanding under the applicable Indenture (including consents obtained in connection with a tender offer or exchange offer for the applicable Notes), from time to time and at any time, to enter into a supplemental indenture for the purpose of amending, waiving or otherwise modifying the provisions of such Indenture, the Notes and the Guarantees, or adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable Notes or of modifying in any manner the rights of the holders of the applicable Notes; provided that no such supplemental indenture may, without the consent of the holder of each of the Notes so affected:
•change the stated maturity of the applicable Note of, or the date for payment of any principal of, or installment of interest on, any applicable Note, or reduce the amount of principal of an Original Issue Discount Note that would be due and payable upon a declaration of acceleration of the maturity thereof pursuant to the provisions of the applicable Indenture; or
•reduce the principal amount of or the rate or amount of interest on any applicable Note or Additional Amounts payable with respect thereto or reduce the amount payable thereon in the event of redemption or default or change the method for determining the interest rate thereon; or
•change the currency of payment of principal of or interest on any applicable Note or Additional Amounts payable with respect thereto; or change the obligation of the Issuer or any Guarantor, as the case may be, to pay Additional Amounts (except as otherwise permitted by such applicable Note); or
•impair the right to institute suit for the enforcement of any such payment on or with respect to any applicable Note; or
•reduce the percentage of the aggregate principal amount of the applicable Notes outstanding the consent of whose holders is required for any such supplemental indenture; or
•reduce the aggregate principal amount of any applicable Note outstanding necessary to modify or amend the applicable Indenture or any such Note or to waive any future compliance or past default or reduce the quorum requirements or the percentage of aggregate principal amount of any applicable Notes outstanding required for the adoption of any action at any meeting of holders of such Notes or to reduce the percentage of the aggregate principal amount of such Notes outstanding necessary to rescind or annul any declaration of the principal of, or all accrued and unpaid interest on, any Note to be due and payable, provided that no consent of any holder of any applicable Note shall be necessary to permit the Trustee, the Issuer and each Guarantor to execute supplemental indentures as described under “—Without Consent of Noteholders” above.
Any modifications, amendments or waivers to the 2019 and 2020 Indentures or to the conditions of the applicable Notes will be conclusive and binding on all holders of the applicable Notes, whether or not they have consented to such action or were present at the meeting at which such action was taken, and on all future holders of the applicable

Notes, whether or not notation of such modifications, amendments or waivers is made upon such Notes. Any instrument given by or on behalf of any holder of such a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent registered holders of such Note.
Prescription
Under New York’s statute of limitations, any legal action upon the Notes in respect of interest or principal must be commenced within six years after the payment thereof is due.
Notice
Notices to holders of Notes will be given by first-class mail postage prepaid to the last addresses of such holders as they appear in the Notes register; provided, no such mailing will be required so long as any Global Notes representing the Notes are held in their entirety on behalf of the Depositary or a clearing system, or any of its participants, as there may be substituted for the mailing of notice to holders of Notes described above the delivery of the relevant. Such notices will be deemed to have been given on the date of such mailing; notices to the Depositary or a clearing system, and (if applicable) its participants, for communication by them to the entitled accountholders. Any such notice shall be deemed to have been given on the day on which the said notice was given to the Depositary or a clearing system, and (if applicable) its participants.
Listing
The Issuer may apply to list any particular issue of debt securities on a securities exchange. If the Issuer chooses to do so, the Issuer would disclose the listing of such debt securities in the applicable prospectus supplement. The Issuer is under no obligation to list any issued debt securities and may in fact not list any.
Consent to Service
Each of the non-U.S. Guarantors and BATIF has initially designated BATCAP as their authorized agent for service of process in any related proceeding arising out of or relating to the performance of its obligations under the 2019 and 2020 Indentures and the Notes brought in any state or federal court in the Borough of Manhattan, the City of New York, and will irrevocably submit (but for those purposes only) to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.
Governing Law
Each Indenture, any applicable supplemental indentures, the Notes and the Guarantees shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws thereof.
Regarding the Trustee and Agents
Citibank, N.A. is the trustee under the 2019 and 2020 Indentures. Citibank, N.A. is appointed by the Issuer to act as registrar, transfer agent, calculation agent and initial paying agent for the Notes, unless another paying agent is appointed prior to the time the Notes are first issued. The address of Citibank, N.A., as trustee, is 388 Greenwich Street, New York, New York 10013. The address of Citibank, N.A., as paying agent, is Citibank, N.A., Agency & Trust, 388 Greenwich Street, New York, New York 10013. From time to time, Citibank, N.A. and its respective affiliates perform various other services for the BAT Group and its affiliates (including acting as a lender under one or more of the BAT Group’s lending facilities from time to time). An affiliate of Citibank, N.A., Citibank, N.A., London Branch, is the issuing and principal paying agent under both the BAT Group’s EMTN Programme and the BAT Group’s euro commercial paper program. Citibank, N.A. is the issuing and principal paying agent under the BAT Group’s U.S. commercial paper program. Citibank, N.A. is paying agent and registrar for BATIF, RAI and R.J. Reynolds Tobacco Company (RJRT) notes issued pursuant to Rule 144A under the Securities Act, BATIF, RAI and RJRT notes issued pursuant to Regulation S under the Securities Act and BATCAP, BATIF, RAI and RJRT notes registered with the SEC.

Each Indenture contains limitations on the rights of the Trustee, if it becomes a creditor of either Issuer or any Guarantor, to obtain payment of claims in some cases, or to realize on property received in respect of any of these claims as security or otherwise. The Trustee is permitted to engage in other transactions. However, if the Trustee acquires any conflicting interest (as defined in the TIA), it must either eliminate its conflict within 90 days or resign.
Each Indenture provides that except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in such Indenture. During the continuance of an Event of Default of which the Trustee has received written notice, the Trustee will exercise such of the rights and powers vested in it under the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES ISSUED UNDER THE 2017 INDENTURE
The following is a summary of the material provisions of the 2017 Indenture (as described below). We urge you to read the 2017 Indenture and any applicable supplemental indenture in their entirety because such Indenture and applicable supplemental indenture, not this summary, define your rights as a holder of the debt securities. A copy of the 2017 Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part and copies of the 2017 Indenture and any supplemental indenture will be available upon request to BAT at the address indicated under the section entitled “Where You Can Find More Information; Incorporation By Reference” of this prospectus. Any capitalized term used herein but not defined shall have the meaning assigned to such term in the 2017 Indenture or under “—Certain Definitions”.
The following summary does not purport to be complete and is subject to, and is qualified in its entirety by reference to, all of the provisions of the 2017 Indenture, any applicable supplemental indenture, and those terms made a part of the 2017 Indenture and/or any applicable supplemental indenture by reference to the Trust Indenture Act of 1939, as amended (the “TIA”), as in effect on the date of the closing of the offering of the applicable debt securities.
General
The debt securities issued under the 2017 Indenture will be issued by B.A.T Capital Corporation (“BATCAP” or the “Issuer”). The aggregate principal amount of Notes (as defined below) issuable under the 2017 Indenture is unlimited. The Issuer may, from time to time, without notice to or the consent of the holders of the Notes, “reopen” any series of the Notes and create and issue additional notes (the “Additional Notes”) having identical terms and conditions as the 3.557% Notes, the 4.390% Notes and the 4.540% Notes (each as defined below), as the case may be (in all respects except for the issue date, issue price, the payment of interest accruing prior to the issue date of such Additional Notes and/or the first payment of interest following the issue date of such Additional Notes) so that the Additional Notes are consolidated and form a single series of notes with the Notes, as the case may be (a “Further Issue”), provided that if the Additional Notes are not fungible with the Notes of the relevant series for United States federal income tax purposes, the Additional Notes will have separate CUSIPs, ISINs, or other identifying numbers. The applicable prospectus supplement will indicate for each Further Issue of Notes, which series of Notes is being re-opened, the aggregate principal amount of Notes to be issued, the issue date, the issue price, payment of interest accruing prior to the issue date and/or the first payment of interest following the issue date of such Further Issue of Notes.
On August 15, 2017, BATCAP issued, among other debt securities, $2,250,000,000 aggregate principal amount of unregistered 2.764% Notes due 2022 (the “Unregistered 2.764% Notes”), $2,500,000,000 aggregate principal amount of unregistered 3.222% Notes due 2024 (the “Unregistered 3.222% Notes”), $3,500,000,000 aggregate principal amount of unregistered 3.557% Notes due 2027 (the “Unregistered 3.557% Notes”), $2,500,000,000 aggregate principal amount of unregistered 4.390% Notes due 2037 (the “Unregistered 4.390% Notes”), $2,500,000,000 aggregate principal amount of unregistered 4.540% Notes due 2047 (the “Unregistered 4.540% Notes”) and $750,000,000 aggregate principal amount of unregistered floating rate notes due 2022 (the “Unregistered Floating Rate Notes”).
On October 22, 2018, BATCAP filed with the Securities and Exchange Commission a registration statement on Form F-4 relating to an offer by BATCAP (the “Exchange Offer”) to exchange, among other debt securities, (1) new 2.764% Notes due 2022 (the “2.764% Notes”), which were registered under the Securities Act, for any of its outstanding Unregistered 2.764% Notes; (2) new 3.222% Notes due 2024 (the “3.222% Notes”), which were registered under the Securities Act, for any of its outstanding Unregistered 3.222% Notes; (3) new 3.557% Notes due 2027 (the “3.557% Notes”), which are registered under the Securities Act, for any of its outstanding Unregistered 3.557% Notes; (4) new 4.390% Notes due 2037 (the “4.390% Notes”), which are registered under the Securities Act, for any of its outstanding Unregistered 4.390% Notes; (5) new 4.540% Notes due 2047 (the “4.540% Notes” and, together with the 2.764% Notes, the 3.222% Notes, the 3.557% Notes and the 4.390% Notes, the “Fixed Rate Notes”), which are registered under the Securities Act, for any of its outstanding Unregistered 4.540% Notes and (6) new floating rate notes due 2022 (the “Floating Rate Notes”), which were registered under the Securities Act, for any of its outstanding Unregistered Floating Rate Notes.

The Exchange Offer expired on November 21, 2018 and, among other debt securities, (1) $2,249,525,000 in aggregate principal amount of the Unregistered 2.764% Notes; (2) $2,477,391,000 in aggregate principal amount of the Unregistered 3.222% Notes; (3) $3,493,054,000 in aggregate principal amount of the Unregistered 3.557% Notes; (4) $2,499,700,000 in aggregate principal amount of the Unregistered 4.390% Notes; (5) $2,498,262,000 in aggregate principal amount of the Unregistered 4.540% Notes and (6) $743,066,000 in aggregate principal amount of the Unregistered Floating Rate Notes were validly tendered and not validly withdrawn prior to the expiration of the Exchange Offer. Settlement of the Exchange Offer occurred on November 23, 2018.
The 2.764% Notes and the Floating Rate Notes matured and any outstanding amounts were repaid on August 15, 2022. The 3.222% Notes matured and any outstanding amounts were repaid on August 15, 2024. The outstanding 3.557% Notes will mature on August 15, 2027. The outstanding 4.390% Notes will mature on August 15, 2037. The outstanding 4.540% Notes will mature on August 15, 2047.
Together, the outstanding Fixed Rate Notes are referred to as the “Notes”, and each series of the Fixed Rate Notes is referred to as a “series” of Notes. Unless the context otherwise requires, in this “Description of Debt Securities and Guarantees Related to the 2017 Indenture” references to the “Notes” or a specific series of Notes includes previously issued and outstanding Notes or Notes of such series, as applicable, as well as any Additional Notes or Notes of such series, as applicable, issued from time to time.
The previously issued and outstanding Notes were issued in registered form and are treated as three separate series of debt securities under an indenture dated as of August 15, 2017 (as supplemented by the supplemental indenture no. 1, dated as of September 28, 2018, and as further amended or supplemented from time to time, the “2017 Indenture”). Any Additional Notes issued under the Indenture will be issued in registered form and will be issued as part of one of the three series of Notes originally issued and outstanding under the Indenture. The Indenture is by and among BATCAP, as Issuer, British American Tobacco p.l.c. (“BAT” or the “Parent Guarantor”), B.A.T. International Finance p.l.c. (“BATIF”), British American Tobacco Holdings (The Netherlands) B.V. (“BATHTN”), B.A.T. Netherlands Finance B.V. (“BATNF” and, together with BATHTN, the “Dutch Guarantors”), and, unless its guarantee is released in accordance with the Indenture, Reynolds American Inc. (“RAI”), each as a guarantor, Wilmington Trust, National Association, as trustee (the “Trustee”), and Citibank, N.A., London Branch as paying agent, registrar, transfer agent and calculation agent. Citibank, N.A., New York Branch replaced Citibank, N.A., London Branch as paying agent, registrar, transfer agent and calculation agent on October 16, 2018 (Citibank, N.A., New York Branch, in such capacity, “Paying Agent”, “Registrar”, “Transfer Agent” or “Calculation Agent”, respectively).
Each entity that provided a guarantee in respect of the Notes, and that will provide a guarantee of future issuances of Notes, is referred to herein as a “Guarantor”. In this “Description of the Notes and the Guarantees Issued Under the 2017 Indenture”, the terms “holder”, “Noteholder” and other similar terms refer to a “registered holder” of Notes, and not to a beneficial owner of a book-entry interest in any Notes.
Principal, Maturity and Interest
The obligations of the Issuer under the Notes and Indenture are, or will be in the case of additional issuances of Notes, fully and unconditionally guaranteed on a senior and unsecured basis by each of the Parent Guarantor, the Dutch Guarantors, BATIF and RAI.
Unless previously purchased or redeemed by the Issuer, and cancelled, the principal amount of each respective series of Notes shall mature on:

Series of Notes	Maturity date
3.557% Notes	August 15, 2027
4.390% Notes	August 15, 2037
4.540% Notes	August 15, 2047
In an amount equal, in each case, to their outstanding principal amount, with accrued and unpaid interest to such date.

Interest
The previously issued and outstanding Notes bear, or will bear in the case of additional Notes, interest per annum as follows:

Series of Notes	Interest rate per annum
3.557% Notes	3.557%
4.390% Notes	4.390%
4.540% Notes	4.540%
The 3.557% Notes, the 4.390% Notes and the 4.540% Notes bear, and any additional 3.557% Notes, 4.390% Notes and 4.540% Notes will bear, interest payable semi-annually in arrear on February 15 and August 15 of each year (an “Interest Payment Date”) until their respective maturity date, unless previously purchased or redeemed by BATCAP, to the person in whose name any 3.557% Note, 4.390% Note or 4.540% Note, as applicable, is registered at the close of business on the 15th calendar day preceding each Interest Payment Date, whether or not such day is a Business Day (each, a “Record Date”) notwithstanding any transfer or exchange of such Notes subsequent to the Record Date and prior to such Interest Payment Date, except that, if and to the extent BATCAP shall default in the payment of the interest due on such Interest Payment Date, and the applicable grace period shall have expired, such defaulted interest may at the option of BATCAP be paid to the persons in whose names the outstanding Notes are registered at the close of business on a subsequent Record Date (which shall not be less than five Business Days prior to the date of payment of such defaulted interest) established by notice sent by or on behalf of the Issuer to the holders (which term means registered holders) of the 3.557% Notes, 4.390% Notes or 4.540% Notes, as applicable, not less than 15 days preceding such subsequent Record Date. Interest will be computed on the basis of a 360-day year consisting of twelve 30-day months, or in the case of an incomplete month, the number of days elapsed. If the date on which any interest payment or principal payment is to be made is not a Business Day, such payment will be made on the next day which is a Business Day, without any further interest or other amounts being paid or payable in connection therewith. A “Business Day” refers to any day which is not, in London or New York City, or any other place of payment, a Saturday, Sunday, legal holiday or a day on which banking institutions are authorized or obligated by law or regulation to close.
Form and Denomination
The previously issued and outstanding Notes were, and any Additional Notes will be, issued in fully registered form and only in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof. The previously issued and outstanding Notes were, and any Additional Notes will be, issued initially in global notes format (the “Global Notes”).
Status of the Notes and Guarantees
The previously issued and outstanding Notes are, and any Additional Notes will be, unsecured and unsubordinated obligations of the Issuer and rank, and any Additional Notes will rank, pari passu in right of payment among themselves and with all other direct, unsecured and unsubordinated obligations of the Issuer (except those obligations preferred by statute or operation of law). Each Guarantor has fully and unconditionally guaranteed, or with respect to any Additional Notes will fully and unconditionally guarantee, on a senior, unsecured basis, the due and punctual payment (and not collectability) of the principal of and interest on the Notes (and the payment of additional amounts described under “—Additional Amounts” below) and other obligations under the Indenture when and as the same shall become due and payable, whether at stated maturity, by declaration of acceleration, call for redemption or otherwise. Each Guarantee is, or with respect to any Additional Notes will be, an unsecured and unsubordinated obligation of the respective Guarantor and ranks, or with respect to any Additional Notes will rank, pari passu in right of payment with all other direct, unsecured and unsubordinated obligations of such Guarantor (except those obligations preferred by statute or operation of law). The Issuer and each Guarantor are, or with respect to any Additional Notes will be, subject to a negative pledge with respect to certain types of indebtedness, which are discussed in “—Covenants of the Issuer and the Guarantors—Negative Pledge” below.

Release of Guarantees
The Indenture provides that, without the consent of the Trustee or the Noteholders, a Guarantor that is a subsidiary of the Parent Guarantor (a “Subsidiary Guarantor”), other than BATIF and the Dutch Guarantors, will automatically and unconditionally be released from all obligations under its Guarantee, and such Guarantee shall thereupon terminate and be discharged and of no further force or effect, in the event that (1) its guarantee of all then outstanding notes issued under the EMTN Programme is released or (2) at substantially the same time its Guarantee of the Notes is terminated, the Subsidiary Guarantor is released from all obligations in respect of indebtedness for borrowed money for which such Subsidiary Guarantor is an obligor (as a guarantor or borrower). For purposes of this paragraph, the amount of a Subsidiary Guarantor’s indebtedness for borrowed money shall not include (A) the Notes issued pursuant to the Indenture, (B) any other debt the terms of which permit the termination of such Subsidiary Guarantor’s guarantee of such debt under similar circumstances, as long as such Subsidiary Guarantor’s obligations in respect of such other debt are terminated at substantially the same time as its guarantee of the Notes, (C) any debt that is being refinanced at substantially the same time that the guarantee of the Notes is being released, provided that any obligations of the relevant Subsidiary Guarantor in respect of the debt that is incurred in the refinancing shall be included in the calculation of the relevant Subsidiary Guarantor’s indebtedness for borrowed money and (D) for the avoidance of doubt, any debt in respect of which such Subsidiary Guarantor is an obligor (as a guarantor or borrower) (i) between or among the Parent Guarantor and any subsidiary or subsidiaries thereof or (ii) between or among any subsidiaries of the Parent Guarantor.
As of the date of this prospectus, RAI is the only Subsidiary Guarantor to which the above provision is relevant. Under the EMTN Programme, a Subsidiary Guarantor’s guarantee is released if at any time the aggregate amount of indebtedness for borrowed money for which the Subsidiary Guarantor is an obligor does not exceed 10% of the outstanding long term debt of BAT as reflected in the balance sheet included in BAT’s most recent publicly released interim or annual consolidated financial statements, as evidenced by a certificate to such effect addressed to the trustee under the EMTN Programme and signed by a director of BAT.
Additional Amounts
The Issuer or, if applicable, each Guarantor will make payments of, or in respect of, principal, premium (if any) and interest on the Notes, or any payment pursuant to the applicable Guarantee, as the case may be, without withholding or deduction for or on account of any present or future tax, levy, impost or other similar governmental charge whatsoever imposed, assessed, levied or collected (“Taxes”) by or for the account of the United States, the United Kingdom (in the case of a payment by the Parent Guarantor or BATIF), The Netherlands (in the case of a payment by a Dutch Guarantor) or any other jurisdiction through which payment is made by or on behalf of the Issuer or, if applicable, such Guarantor (or any political subdivision thereof or any authority thereof having the power to tax) (a “Relevant Taxing Jurisdiction”), unless such withholding or deduction is required by law.
If the Issuer or, if applicable, any Guarantor, is required by a Relevant Taxing Jurisdiction to so withhold or deduct such Taxes, the Issuer or, if applicable, such Guarantor, will pay to the holder of a Note such additional amounts (“Additional Amounts”) as may be necessary so that the net amount received by such holder will not be less than the amount such holder would have received if such Taxes had not been withheld or deducted; provided, however, that amounts with respect to any United States Tax shall be payable only to holders that are not United States persons (within the meaning of the Code); and provided further, that neither the Issuer nor such Guarantor shall be required to pay any Additional Amounts for or on account of:
(a)any Taxes that would not have been so imposed, assessed, levied or collected but for the fact that the holder or beneficial owner of the applicable Note or Guarantee (or a fiduciary, settlor, beneficiary, member or shareholder of, or possessor of a power over, such holder, if such holder is an estate, trust, partnership or corporation) is or has been a domiciliary, national or resident of, or engaging or having been engaged in a trade or business or maintaining or having maintained a permanent establishment or being or having been physically present in, a Relevant Taxing Jurisdiction or otherwise having or having had some connection with a Relevant Taxing Jurisdiction other than the holding or ownership of, or the collection of principal of, and premium (if any) or interest on, a Note or the enforcement of the applicable Guarantee, as the case may be;

(b)any Taxes that would not have been so imposed, assessed, levied or collected but for the fact that, where presentation is required in order to receive payment, the applicable Note or Guarantee was presented more than 30 days after the date on which such payment became due and payable or was provided for, whichever is later, except to the extent that the holder or beneficial owner thereof would have been entitled to Additional Amounts had the applicable Note or Guarantee been presented for payment on any day during such 30-day period;
(c)any estate, inheritance, gift, sales, transfer, personal property or similar Taxes;
(d)any Taxes that are payable otherwise than by withholding or deduction from payments on or in respect of the applicable Note or Guarantee;
(e)any Taxes that would not have been so imposed, assessed, levied or collected but for the failure by the holder or the beneficial owner of the applicable Note or Guarantee to (A) provide any certification, identification, information, documents or other evidence concerning the nationality, residence or identity of the holder or the beneficial owner or its connection with the Relevant Taxing Jurisdiction or (B) make any valid or timely declaration or claim or satisfy any other reporting, information or procedural requirements relating to such matters if, in either case, compliance is required by statute, regulation, relevant income tax treaty or administrative practice of the Relevant Taxing Jurisdiction as a condition to relief or exemption from such Taxes;
(f)any Taxes imposed by reason of the holder or the beneficial owner of the applicable Note or Guarantee being or having been considered a bank receiving payments on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business, as described in Section 881(c)(3)(A) of the Code (or any amended or successor provisions);
(g)any Taxes imposed on interest received by a 10-percent shareholder of the Issuer within the meaning of Section 871(h)(3)(B) or Section 881(c)(3)(B) of the Code (or any amended or successor provisions);
(h)any backup withholding imposed pursuant to Section 3406 of the Code (or any amended or successor provisions);
(i)any Taxes imposed pursuant to Section 871(h)(6) or Section 881(c)(6) of the Code (or any amended or successor provisions);
(j)any Taxes imposed by reason of the holder or the beneficial owner of the applicable Note or Guarantee being or having been a personal holding company, passive foreign investment company or controlled foreign corporation for U.S. federal income tax purposes or a corporation that has accumulated earnings to avoid U.S. federal income tax;
(k)any Taxes imposed or withheld pursuant to Sections 1471 through 1474 of the Code (or any amended or successor provisions), any Treasury regulations promulgated thereunder, any official interpretations thereof or any agreements entered into in connection with the implementation thereof; or
(l)any combination of the Taxes described in (a) through (k) above.
In addition, Additional Amounts will not be paid with respect to any payment of the principal of, or any premium or interest on, any of the applicable Notes or Guarantees to any holder that is a fiduciary, a partnership, a limited liability company or any person other than the sole beneficial owner of such payment to the extent a beneficiary or settlor with respect to such fiduciary, a member of such partnership, an interest holder in such limited liability company or a beneficial owner that would not have been entitled to such amounts had such beneficiary, settlor, member, interest holder or beneficial owner been the holder of the applicable Notes or Guarantees.
Unless otherwise stated, references in any context to the payment of principal of, and any premium or interest on, any Note, or any payment pursuant to the Guarantees, will be deemed to include payment of Additional Amounts to the extent that, in such context, Additional Amounts are, were or would be payable in respect thereof.

Redemption
The Notes will be subject to optional redemption by the Issuer as described below under “—Optional Redemption” and in the event of certain changes in tax laws applicable to payments in respect of the Notes as described below under “—Redemption for Tax Reasons”.
Optional Redemption
The Issuer may redeem the Notes, in whole or in part, at the Issuer’s option, at any time and from time to time before the applicable Par Call Date, for all series of Notes at a redemption price equal to the greater of (x) 100% of the principal amount of the Notes to be redeemed and (y) as determined by the Independent Investment Banker (as defined below), the sum of the present values of the applicable Remaining Scheduled Payments (as defined below) discounted to the date of redemption (the “Redemption Date”) on a semi-annual basis (assuming a 360-day year consisting of twelve 30-day months or, in the case of an incomplete month, the number of days elapsed) at the Treasury Rate (as defined below) plus, in the case of each respective series of Notes as follows:

3.557% Notes	20 basis points
4.390% Notes	25 basis points
4.540% Notes	30 basis points
together with, in each case, accrued and unpaid interest on the principal amount of the Notes to be redeemed to, but excluding, the Redemption Date.
If the Issuer elects to redeem the 3.557% Notes, 4.390% Notes or the 4.540% Notes on or after the applicable Par Call Date (as defined below), the Issuer will pay an amount equal to 100% of the principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption.
In connection with such optional redemption the following defined terms apply:
•Comparable Treasury Issue means the United States Treasury security selected by the Independent Investment Banker that would be utilized, at the time of selection and in accordance with customary financial practice, in pricing new issues of corporate debt securities of comparable maturity to, the remaining term of the 3.557% Notes, 4.390% Notes or the 4.540% Notes, as the case may be, to the relevant Par Call Date.
•Comparable Treasury Price means, with respect to any Redemption Date, (A) the average of the Reference Treasury Dealer Quotations for that Redemption Date, after excluding the highest and lowest of such Reference Treasury Dealer Quotations or (B) if the Independent Investment Banker for the Notes obtains fewer than four such Reference Treasury Dealer Quotations, the average of all such Quotations.
•Independent Investment Banker means one of the Reference Treasury Dealers (as defined below) appointed by the Issuer to act as the “Independent Investment Banker”.
•Par Call Date means (i) May 15, 2027 with respect to any 3.557% Notes (three months prior to the maturity date of the 3.557% Notes), (ii) February 15, 2037 with respect to any 4.390% Notes (six months prior to the maturity date of the 4.390% Notes) and (iii) February 15, 2047 with respect to any 4.540% Notes (six months prior to the maturity date of the 4.540% Notes).
•Reference Treasury Dealer means each of Merrill Lynch, Pierce, Fenner & Smith Incorporated, Barclays Capital Inc., Citigroup Global Markets Inc., Deutsche Bank Securities Inc. and HSBC Securities (USA) Inc. and their respective successors and two other nationally recognized investment banking firms that are Primary Treasury Dealers specified from time to time by the Issuer; provided, however, that if any of the foregoing shall cease to be a primary U.S. Government securities dealer in New York City (a “Primary Treasury Dealer”), the Issuer shall substitute therefor another nationally recognized investment banking firm that is a Primary Treasury Dealer.

•Reference Treasury Dealer Quotation means, with respect to each Reference Treasury Dealer and any Redemption Date, the average, as determined by the Independent Investment Banker, of the bid and asked prices for the Comparable Treasury Issue (expressed in each case as a percentage of its principal amount) quoted in writing to the Independent Investment Banker by such Reference Treasury Dealer at 3:30 p.m., New York City time, on the third Business Day immediately preceding that Redemption Date.
•Remaining Scheduled Payments means, with respect to each Note to be redeemed, the remaining scheduled payments of the principal thereof and interest thereon that would be due from and including the related Redemption Date, but for such redemption, to but excluding the relevant Par Call Date; provided, however, that if that Redemption Date is not an Interest Payment Date with respect to such Notes, the amount of the next succeeding scheduled interest payment thereon will be reduced by the amount of interest accrued thereon to that Redemption Date.
•Treasury Rate means, with respect to any Redemption Date, the rate per annum equal to the semi-annual equivalent yield to maturity (computed as of the third Business Day immediately preceding that Redemption Date) of the Comparable Treasury Issue, assuming a price for the Comparable Treasury Issue (expressed as a percentage of its principal amount) equal to the Comparable Treasury Price for that Redemption Date.
Notice of any optional redemption will be given in accordance with “—Notice” below at least 10 days but not more than 30 days before the Redemption Date to each holder of the Notes to be redeemed.
If less than all the Notes are to be redeemed, in the case of a redemption at the Issuer’s option as discussed in this section, the Notes to be redeemed shall be selected in accordance with applicable procedures of The Depositary Trust Company (“DTC”).
Redemption for Tax Reasons
Each series of Notes is also redeemable by the Issuer, in whole but not in part, at 100% of the principal amount of such Notes plus any accrued and unpaid interest to the applicable Redemption Date (including any Additional Amounts) at the Issuer’s option at any time prior to their maturity if, due to a Change in Tax Law (as defined below): (i) the Issuer or a Guarantor, in accordance with the terms of the applicable Notes or applicable Guarantee, has, or would, become obligated to pay any Additional Amounts to the holders or beneficial owners of the Notes of that series; (ii) in the case of a Guarantor, (A) the Parent Guarantor would be unable, for reasons outside its control, to procure payment by the Issuer or any other Guarantor or (B) the procuring of such payment by the Issuer and each such other Guarantor would be subject to withholding taxes imposed by a Relevant Taxing Jurisdiction; and (iii) such obligation cannot otherwise be avoided by such Guarantor, the Parent Guarantor or the Issuer, taking reasonable measures available to it. In such case, the Issuer may redeem the applicable Notes upon not less than 30 nor more than 60 days’ notice as provided in “—Notice” below, at 100% of the principal amount of such Notes plus accrued and unpaid interest to the Redemption Date (including Additional Amounts); provided that (a) no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer or such Guarantor, as the case may be, would be obligated to pay any such Additional Amounts in respect of the applicable Notes or applicable Guarantee, as applicable, then due and (b) at the time such notice is given, such obligation to pay such Additional Amounts remains in effect. The Issuer’s right to redeem the applicable Notes shall continue as long as the Issuer or a Guarantor is obligated to pay such Additional Amounts, notwithstanding that the Issuer or such Guarantor, as the case may be, shall have made payments of Additional Amounts. Prior to the giving of any such notice of redemption, the Issuer must deliver to the Trustee: (i) an officer’s certificate stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred; and (ii) an opinion of independent counsel or an independent accountant of recognized standing, selected by the Issuer or any Guarantor, as applicable, with respect to tax matters of the Relevant Taxing Jurisdiction to the effect that the Issuer or such Guarantor has, or would, become obligated to pay such Additional Amounts as a result of such Change in Tax Law.
For the purposes hereof, “Change in Tax Law” shall mean: (i) any changes in, or amendment to, any law of a Relevant Taxing Jurisdiction (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by the Relevant Taxing Jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after August 15, 2017; or (ii) if the Issuer or a Guarantor consolidates, merges, amalgamates or combines with, or transfers or leases its assets substantially as an entirety to, any person that is incorporated or tax resident under the laws of any jurisdiction other than a Relevant Taxing Jurisdiction (a “successor”) and as a consequence thereof such person becomes the successor obligor to the Issuer or such Guarantor in respect of Additional Amounts that may become payable (in which case, for purposes of this redemption provision, all references to the Issuer or such Guarantor shall be deemed to be and include references to such person), any change in, or amendment to, any law of the jurisdiction of organization or tax residence of such successor, or the jurisdiction through which payments will be made by the successor, or any political subdivision or taxing authority thereof or thereon for purposes of taxation (including any regulations or rulings promulgated thereunder and including, for this purpose, any treaty entered into by such jurisdiction) or any amendment to or change in the application or official interpretation (including judicial or administrative interpretation) of such law, which change or amendment becomes effective or, in the case of an official interpretation, is announced, on or after the date of such consolidation, merger, amalgamation, combination or other transaction.
General
Upon presentation of any Note redeemed in part only, the Issuer will execute and the Paying Agent will authenticate and deliver (or cause to be transferred by book-entry) to the holder thereof, at the expense of the Issuer, a new Note or Notes, of authorized denominations, in principal amount equal to the unredeemed portion of the Note so presented.
On or before any Redemption Date (as defined above), the Issuer shall deposit with the Paying Agent money sufficient to pay the redemption price of and accrued and unpaid interest on the Notes to be redeemed on such date. The redemption price shall be calculated by the Independent Investment Banker and the Issuer, and the Trustee and any agent shall be entitled to rely on such calculation.
On and after any Redemption Date, interest will cease to accrue on the Notes or any portion thereof called for redemption.
Reacquisition
There is no restriction on the ability of the Issuer to purchase or repurchase Notes, provided that any Notes so repurchased shall be cancelled and not reissued.
Sinking Fund
There is no provision for a sinking fund for any of the Notes.
Certain Definitions
Set forth below is a summary of certain of the defined terms used in the Notes and the Indenture. You should refer to the Notes and the Indenture for the full definition of all defined terms as well as any other terms used herein for which no definition is provided.
“EMTN Programme” means the Euro Medium Term Note Programme to which BATIF, BATCAP and BATNF are parties as the issuers under the programme and notes issued thereunder are guaranteed by the Parent Guarantor, each of the issuers thereunder (except when it is the relevant issuer) and RAI, as amended from time to time.
“Person” means any individual, corporation, partnership, joint venture, association, limited liability company, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.
“Quoted Borrowing” means any indebtedness which: (a) is represented by notes, debentures or other securities issued otherwise than to constitute or represent advances made by banks and/or other lending institutions; (b) is denominated, or confers any right to payment of principal and/or interest, in or by reference to any currency other than the currency of the country in which the issuer of the indebtedness has its principal place of business or is denominated, or confers any right to payment of principal and/or interest, in or by reference to the currency of such country but is placed or offered for subscription or sale by or on behalf of, or by agreement with, the issuer of such indebtedness as to over 20% outside such country; and (c) at its date of issue is, or is intended by the issuer of such indebtedness to become, quoted, listed, traded or dealt in on any stock exchange or other organized and regulated securities market in any part of the world.
Covenants of the Issuer and the Guarantors
Negative Pledge
The Indenture provides that so long as any of the applicable Notes remains outstanding, neither the Issuer nor any Guarantor will secure or allow to be secured any Quoted Borrowing or any payment under any guarantee by any of them of any Quoted Borrowing by any mortgage, charge, pledge or lien (other than arising by operation of law) upon any of its undertaking or assets, whether present or future, unless at the same time the same mortgage, charge, pledge or lien is extended, or security which is not materially less beneficial to the holders of the applicable Notes than the security given as aforesaid or which shall be approved by consent of the holders of not less than 75% in aggregate principal amount of the applicable Notes at the time outstanding is extended or created (as the case may be), to secure equally and ratably the principal of, and interest on, and all other payments (if any) in respect of the applicable Notes.
Limitation on Mergers, Consolidations, Amalgamations and Combinations
So long as any of the applicable Notes remain outstanding, neither the Issuer nor any Guarantor may consolidate with or merge into any other person or sell, convey, transfer or lease its properties and assets as an entirety or substantially as an entirety to any person (other than any sale or conveyance by way of a lease in the ordinary course of business), unless: (i) in the case of the Issuer, any successor person assumes the Issuer’s obligations on the applicable Notes and under the Indenture and, in the case of any Guarantor, any successor person assumes such Guarantor’s obligations on the applicable Guarantee and under the Indenture; (ii) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; (iii) such successor person is organized under the laws of the United States, the United Kingdom, The Netherlands or any other country that is a member of the Organization for Economic Cooperation and Development as of the date of such succession; (iv) such successor person agrees to pay any Additional Amounts imposed by the jurisdiction in which such successor person is incorporated or otherwise a resident for tax purposes or through which payments are made and resulting therefrom or otherwise; and (v) if as a result of such consolidation or merger or such sale, conveyance, transfer or lease, properties or assets of the Issuer or any Guarantor would become subject to a mortgage, pledge, security interest, lien or similar encumbrance to secure payment of any indebtedness for borrowed money of the Issuer or a Guarantor which would not be permitted by the applicable Notes or under the Indenture, the Issuer or any Guarantor or such successor person, as the case may be, shall take such steps as shall be necessary to effectively secure the Notes equally and ratably with (or prior to) all indebtedness for borrowed money secured thereby.
The limitation on mergers, consolidations, amalgamations and combinations contained in this section “—Limitation on Mergers, Consolidations, Amalgamations and Combinations” shall not apply to any consolidation, merger, amalgamation or combination in which the Issuer or applicable Guarantor is the surviving corporation except that, in such case, the provisions of (ii) and (v) above shall apply such that: (x) immediately after giving effect to such transaction, no Event of Default, and no event which, after notice or lapse of time or both, would become an Event of Default, shall have occurred and be continuing; and (y) if as a result of such consolidation or merger or such sale, conveyance, transfer or lease, properties or assets of the Issuer or any Guarantor would become subject to a mortgage, pledge, security interest, lien or similar encumbrance to secure payment of any indebtedness for borrowed money of the Issuer or a Guarantor which would not be permitted by the applicable Notes or under the Indenture, the Issuer or any Guarantor, as the case may be, shall take such steps as shall be necessary to effectively secure the Notes equally and ratably with (or prior to) all indebtedness for borrowed money secured thereby.

The Indenture does not contain covenants or other provisions to afford protection to holders of the Notes in the event of a highly leveraged transaction or a change in control of the Issuer or any Guarantor except as provided above.
Upon certain mergers or consolidations involving the Issuer or a Guarantor, or upon certain sales or conveyances of all or substantially all of the assets of the Issuer or a Guarantor, the obligations of the Issuer or such Guarantor, under the applicable Notes or the applicable Guarantee, shall be assumed by the person formed by such merger or consolidation or which shall have acquired such assets and upon such assumptions such person shall succeed to and be substituted for the Issuer or such Guarantor, as the case may be, and then the Issuer or such Guarantor will be relieved from all obligations under the Notes and the applicable Guarantee, as the case may be. The terms “Issuer” and “Guarantor”, as used in the Notes and the Indenture, also refer to any such successors or assigns so substituted.
Although there is a limited body of case law interpreting the phrase “entirety or substantially as an entirety”, there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances, there may be a degree of uncertainty as to whether a particular transaction would involve a disposition of “entirety or substantially as an entirety” of the Issuer’s assets and its subsidiaries taken as a whole.
Events of Default
The following will be Events of Default (each an “Event of Default”) with respect to the applicable Notes:
(a)Non-Payment: default is made in the payment of: (a) any installment of interest (excluding Additional Amounts) upon any applicable Note as and when the same shall become due and payable, and continuance of such default for a period of 14 days or more; (b) applicable Additional Amounts as and when the same shall become due and payable, and continuance of such default for a period of 14 days; or (c) all or any part of the principal or premium, if any, of any applicable Note as and when the same shall become due and payable either at maturity, upon any redemption, by declaration or otherwise, and continuance of such default for three days;
(b)Breach of Other Obligations: the Issuer or any Guarantor does not perform or comply with any one or more of its other obligations under the applicable Notes or the Indenture (other than those described in paragraph (i) above) which is not remedied within 30 days after written notice of such default shall have been given to the Issuer by the Trustee or to the Issuer and the Trustee by the holders of at least 25% of the outstanding principal amount of the Notes;
(c)Cross-Default: (a) any other present or future indebtedness for borrowed money of the Issuer or any Guarantor, other than the Notes issued by the Issuer, becomes due and payable prior to its stated maturity by reason of any default or event of default in respect thereof by the Issuer or any Guarantor and remains unpaid; or (b) any such indebtedness for borrowed money is not paid when due or, as the case may be, within any applicable grace period; or (c) the Issuer or any Guarantor fails to pay when due and called upon (after the expiry of any applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness for borrowed money and which remains unpaid; provided that (x) payment of the indebtedness for borrowed money is not being contested in good faith and in accordance with legal advice or (y) the aggregate amount of the indebtedness for borrowed money, guarantees and indemnities in respect of which one or more of the events mentioned above in (a), (b) and (c) has or have occurred and is or are continuing, equals or exceeds £750 million or its equivalent in any other currency of the indebtedness for borrowed money or, if greater, 1.25% of the Total Equity of the Parent Guarantor, as set out in the “Total Equity” line item in the most recent consolidated group balance sheet of the Parent Guarantor and its subsidiaries in the Parent Guarantor’s most recent Annual Report;
(d)Cessation of Guarantees: any Guarantee ceases to be in full force and effect (except as contemplated by the terms of the Indenture) or any Guarantor denies or disaffirms in writing its obligations under the Indenture or Guarantee;
(e)Enforcement Proceedings: a distress or execution or other legal process is levied or enforced against or an encumbrancer takes possession of or a receiver, administrative receiver or other similar officer is appointed of the whole or a part of the assets of the Issuer or any Guarantor which is substantial in relation to the BAT

Group taken as a whole and is not discharged, stayed, removed or paid out within 45 days after such execution or appointment;
(f)Security Enforced: any mortgage, charge, pledge, lien or other encumbrance, present or future, created or assumed by the Issuer or any Guarantor becomes enforceable and any step is taken to enforce it (including the taking of possession or the appointment of a receiver, administrative receiver, manager or other similar person) against all or substantially all of the assets of the Issuer or any Guarantor and is not discharged within 45 days;
(g)Insolvency: the Issuer or any Guarantor is insolvent or bankrupt or unable to pay its debts (in respect of companies incorporated in England and Wales, within the meaning of Sections 123(1)(b) or (e) or Section 123(2) of the UK Insolvency Act 1986), stops, suspends or threatens to stop or suspend payment of all or a material part of its debts, proposes or makes a general assignment or an arrangement or composition (otherwise than for the purposes of reconstruction, amalgamation, reorganization, merger or consolidation or other similar arrangement) with or for the benefit of its creditors in respect of any of such debts or a moratorium is agreed or declared in respect of or affecting all or a material part of the debts of the Issuer;
(h)Winding-up: an order is made or an effective resolution passed for the winding-up or dissolution or administration of the Issuer or any Guarantor, or the Issuer or any Guarantor shall apply or petition for a winding-up or administration order in respect of itself or ceases or threatens to cease to carry on all or substantially all of its business or operations, in each case except for the purpose of and followed by a reconstruction, amalgamation, reorganization, merger or consolidation or other similar arrangement; or
(i)Analogous Events: any event occurs that under the laws of any relevant jurisdiction has an analogous effect to any of the events referred to in any of the foregoing paragraphs (g) and (h).
The Indenture provides that if an Event of Default occurs and is continuing with respect to the Notes of any series then outstanding, then and in each and every such case (other than certain Events of Default specified in paragraphs (g), (h) and (i) above with respect to the Issuer or any Guarantor), unless the principal of all the applicable Notes shall have already become due and payable, the holders of not less than 25% in aggregate principal amount of the applicable Notes then outstanding, by notice in writing to the Issuer, each Guarantor and the Trustee, may declare the entire principal amount of all applicable Notes issued pursuant to the Indenture and interest accrued and unpaid thereon, if any, to be due and payable immediately, and upon any such declaration the same shall become immediately due and payable, without any further declaration or other act on the part of any holder. If certain Events of Default described in paragraph (g), (h) or (i) above occur with respect to the Issuer and are continuing, the principal amount of and accrued and unpaid interest on all the applicable Notes issued pursuant to the Indenture shall become immediately due and payable, without any declaration or other act on the part of the Trustee or any holder. Under certain circumstances, the holders of a majority in aggregate principal amount of the applicable Notes then outstanding, by written notice to the Issuer, each Guarantor and the Trustee, may waive defaults and rescind and annul declarations of acceleration and its consequences, but no such waiver or rescission and annulment shall extend to or shall affect any subsequent default or shall impart any right consequent thereon.
The holders of a majority in aggregate principal amount of the applicable Notes then outstanding will have the right to direct the time, method and place of conducting any proceeding for any remedy available to the Trustee, or exercising any trust or power conferred on the Trustee, subject to certain limitations to be specified in the Indenture, including providing to the Trustee indemnity or security satisfactory to it.
An Event of Default with respect to any series of Notes would not necessarily constitute an event of default with respect to the other series of Notes.
The Indenture also provides that no holder of any Notes governed by the Indenture may institute any action or proceeding at law or in equity or in bankruptcy or otherwise upon or under or with respect to the Indenture, or for the appointment of a trustee, receiver, liquidator, custodian or other similar official or for any other remedy under the Indenture (except suits for the enforcement of payment of overdue principal or interest) unless (1) the holder of a Note gives to the Trustee written notice of a continuing Event of Default, (2) the holders of at least 25% in principal amount of the then outstanding Notes make a written request to the Trustee to pursue the remedy, (3) the holder or holders of Notes offer, and if requested, provide to the Trustee indemnity reasonably satisfactory to the Trustee against any loss, liability or expense, (4) the Trustee does not comply with the request within 60 days after receipt of the request and the offer and, if requested, the provision of indemnity and (5) during such 60-day period the holders of a majority in principal amount of the then outstanding Notes do not give the Trustee a direction inconsistent with the request. The holder of a Note may not use the Indenture to prejudice the rights of another holder of a Note or to obtain a preference or priority over another holder of a Note (it being understood that the Trustee does not have an affirmative duty to ascertain whether or not such actions or forbearances are unduly prejudicial to such holders).
Satisfaction and Discharge
The Indenture provides that BAT may, subject to satisfying certain conditions, discharge certain obligations to the holders of Notes of any series of Notes that have not already been delivered to the Trustee for cancellation and that either have become due and payable or will become due and payable within one year (or scheduled for redemption within one year) by irrevocably depositing or causing to be deposited with the Trustee or Paying Agent, in trust, funds in an amount sufficient to pay the entire indebtedness on such series of Notes in respect of principal and premium, if any, and interest, if any, to the date of such deposit (if such Notes have become due and payable) or to the maturity thereof or redemption date, as the case may be, along with an officer’s certificate and an opinion of counsel stating that all conditions precedent relating to the satisfaction and discharge of the Indenture have been complied with.
Legal Defeasance and Covenant Defeasance
The Indenture provides that the Issuer will have the option either (a) to be deemed (together with each Guarantor) to have paid and discharged the entire indebtedness represented by, and obligations under, a series of Notes and the applicable Guarantees and to have satisfied all the obligations under the Indenture relating to the series of Notes (except for certain obligations, including those relating to the defeasance trust and obligations to register the transfer or exchange of Notes, to replace mutilated, destroyed, lost or stolen Notes and to maintain paying agencies) on the 91st day after the applicable conditions described below have been satisfied or (b) to cease (together with each Guarantor) to be under any obligation to comply with the covenant described above under “—Covenants of the Issuer and the Guarantors—Negative Pledge” and the condition relating to the absence of any events of default under “—Covenants of the Issuer and the Guarantors—Limitation on Mergers, Consolidations, Amalgamations and Combinations” under the Indenture, and non-compliance with such covenants and the occurrence of all events described above under “—Events of Default” will not give rise to any Event of Default under the Indenture, at any time after the applicable conditions described below have been satisfied.
In order to exercise either defeasance option, the Issuer must (i) irrevocably deposit with the Trustee or Paying Agent money, Government Obligations (as defined in the Indenture) or a combination thereof that will be sufficient in the opinion of a certified public accounting firm of national reputation for the payment of principal of and interest on the applicable outstanding Notes of any series to and including the Redemption Date irrevocably designated by the Issuer on or prior to the date of deposit of such money and/or Government Obligations, and must (ii) comply with certain other conditions, including delivering to the Trustee an opinion of U.S. counsel to the effect that beneficial owners of the applicable Notes will not recognize income, gain or loss for United States federal income tax purposes as a result of the exercise of such option and will be subject to United States federal income tax on the same amount and in the same manner and at the same time as would have been the case if such option had not been exercised and, in the case of clause (a) in the previous paragraph, which opinion must state that such opinion is based on a ruling received from or published by the United States Internal Revenue Service or on a change in the applicable U.S. federal income tax laws or regulations after August 15, 2017.
Modification and Waiver
Without Consent of Noteholders
The Indenture contains provisions permitting the Issuer, each Guarantor and the Trustee, without the consent of the holders of any of the applicable Notes at any time outstanding under such Indenture, from time to time and at any time, to enter into a supplemental indenture amending or supplementing such Indenture, the Notes or the Guarantees in order to:
•convey, transfer, assign, mortgage or pledge to the holders of the applicable Notes or any person acting on their behalf as security for the applicable Notes any property or assets;
•evidence the succession of another person to the Issuer or any Guarantor, as the case may be, or successive successions, and the assumption by the successor person(s) of the covenants, agreements and obligations of the Issuer or any Guarantor, as the case may be, pursuant to the Indenture;
•evidence and provide for the acceptance of appointment of a successor or successors to the Trustee and/or the Paying Agent, Transfer Agent, Calculation Agent and Registrar, as applicable;
•add to the covenants of, or the restrictions, conditions or provisions applicable to, the Issuer and any Guarantor, as the case may be, such further covenants, restrictions, conditions or provisions as the Issuer and any Guarantor, as the case may be, shall consider to be for the protection of the holders of the applicable Notes issued pursuant to the Indenture, including to eliminate one or both prongs of the release provision under “—Release of Guarantees”, and to make the occurrence, or the occurrence and continuance, of a default in any such additional covenants, restrictions, conditions or provisions an Event of Default under the Indenture permitting the enforcement of all or any of the several remedies provided in the Indenture; provided that, in respect of any such additional covenant, restriction, condition or provision, such supplemental indenture may provide for a particular period of grace after default (which may be shorter or longer than that allowed in the case of other defaults) or may limit the remedies available to the Trustee upon such an Event of Default;
•if required by the requirements of the SEC, comply with any requirements of the SEC in connection with the qualification of the Indenture under the Trust Indenture Act of 1939, as amended (the “TIA”);
•modify the restrictions on, and procedures for, resale and other transfers of the applicable Notes pursuant to law, regulation or practice relating to the resale or transfer of restricted securities generally;
•cure any ambiguity or to correct or supplement any provision contained in the Indenture, the Notes, or the Guarantees which may be defective or inconsistent with any other provision contained therein or to make such other provision in regard to matters or questions arising under the Indenture, the Notes or the Guarantees as the Issuer, any Guarantor or the Trustee may deem necessary or desirable and which will not, in the opinion of the Issuer or any Guarantor, adversely affect the interests of the holders of the applicable Notes in any material respect;
•issue an unlimited aggregate principal amount of Notes under the Indenture or to “reopen” the applicable series of Notes and create and issue Additional Notes having identical terms and conditions as the applicable Notes (or in all respects except for the issue date, issue price, payment of interest accruing prior to the issue date of such Additional Notes and/or the first payment of interest following the issue date of such Additional Notes) so that the Additional Notes are consolidated and form a single series with the outstanding applicable Notes; and
•evidence the addition of any new Guarantor of the Notes and the Indenture, or the release of any Guarantor from its obligations with respect to the Notes and the Indenture, in either case pursuant to the terms of the Indenture.
With Consent of Noteholders
The Indenture contains provisions permitting the Issuer, each Guarantor and the Trustee, with the consent of the holders of not less than a majority in aggregate principal amount of all series of the Notes affected by such supplemental indenture (voting as one class) at the time outstanding under the Indenture (including consents obtained in connection with a tender offer or exchange offer for the applicable Notes), from time to time and at any time, to enter into a supplemental indenture for the purpose of amending, waiving or otherwise modifying the provisions of the Indenture, the Notes and the Guarantees, or adding any provisions to or changing in any manner or eliminating any of the provisions of the applicable Notes or of modifying in any manner the rights of the holders of the applicable Notes; provided that no such supplemental indenture may, without the consent of the holder of each of the Notes so affected:
•change the stated maturity of the applicable Note of, or the date for payment of any principal of, or installment of interest on, any applicable Note; or
•reduce the principal amount of or the rate or amount of interest on any applicable Note or Additional Amounts payable with respect thereto or reduce the amount payable thereon in the event of redemption or default or change the method for determining the interest rate thereon; or
•change the currency of payment of principal of or interest on any applicable Note or Additional Amounts payable with respect thereto; or change the obligation of the Issuer or any Guarantor, as the case may be, to pay Additional Amounts (except as otherwise permitted by such applicable Note); or
•impair the right to institute suit for the enforcement of any such payment on or with respect to any applicable Note; or
•reduce the percentage of the aggregate principal amount of the applicable Notes outstanding the consent of whose holders is required for any such supplemental indenture; or
•reduce the aggregate principal amount of any applicable Note outstanding necessary to modify or amend the Indenture or any such Note or to waive any future compliance or past default or reduce the quorum requirements or the percentage of aggregate principal amount of any applicable Notes outstanding required for the adoption of any action at any meeting of holders of such Notes or to reduce the percentage of the aggregate principal amount of such Notes outstanding necessary to rescind or annul any declaration of the principal of all accrued and unpaid interest on any Note to be due and payable, provided that no consent of any holder of any applicable Note shall be necessary to permit the Trustee, the Issuer and each of the Guarantors to execute supplemental indenture as described under “—Without Consent of Noteholders” above.
Any modifications, amendments or waivers to the Indenture or to the conditions of the applicable Notes will be conclusive and binding on all holders of the applicable Notes, whether or not they have consented to such action or were present at the meeting at which such action was taken, and on all future holders of the applicable Notes, whether or not notation of such modifications, amendments or waivers is made upon such Notes. Any instrument given by or on behalf of any holder of such a Note in connection with any consent to any such modification, amendment or waiver will be irrevocable once given and will be conclusive and binding on all subsequent registered holders of such Note.
Prescription
Under New York’s statute of limitations, any legal action upon the Notes in respect of interest or principal must be commenced within six years after the payment thereof is due.
Notice
Notices to holders of Notes will be given by first-class mail postage prepaid to the last addresses of such holders as they appear in the Notes register; provided, no such mailing shall be required if Notes are held through DTC, as such notice shall be given in accordance with applicable procedures of DTC. Such notices will be deemed to have been given on the date of such publication or mailing.
So long as any Global Notes representing the Notes are held in their entirety on behalf of a clearing system, or any of its participants, there may be substituted for the publication and mailing of notice to holders of Notes described above the delivery of the relevant notices to the clearing system, and its participants, for communication by them to the entitled accountholders. Any such notice shall be deemed to have been given on the day on which the said notice was given to the clearing system, and its participants.
Listing
Although we expect to obtain and maintain a listing for any Additional Notes on the New York Stock Exchange, we cannot assure you that our application will be approved or that any Additional Notes will be listed and, if listed, that such Notes will remain listed for the entire term of such Notes. We may obtain and maintain listing for the Notes on another exchange in our sole discretion.
Consent to Service
Each of the non-U.S. Guarantors has initially designated BATCAP as their authorized agent for service of process in any legal suit, action or proceeding arising out of or relating to the performance of its obligations under the Indenture and the Notes brought in any state or federal court in the Borough of Manhattan, the City of New York, and will irrevocably submit (but for those purposes only) to the non-exclusive jurisdiction of any such court in any such suit, action or proceeding.
Governing Law
The Indenture, Notes and Guarantees shall be governed by and construed in accordance with the laws of the State of New York, without regard to principles of conflicts of laws thereof.
Regarding the Trustee and Agents
Wilmington Trust, National Association is the trustee under the Indenture. Citibank, N.A., New York Branch has been appointed by the Issuer to act as registrar, transfer agent, calculation agent and paying agent for the Notes. Citibank, N.A., New York Branch replaced Citibank, N.A., London Branch as paying agent, registrar, transfer agent and calculation agent on October 16, 2018. From time to time, Citibank, N.A., London Branch, Citibank, N.A., New York Branch and their respective affiliates perform various other services for the BAT Group and its affiliates (including acting as a lender under one or more of the BAT Group’s lending facilities from time to time). An affiliate of Citibank, N.A., London Branch is also the issuing and principal paying agent under the BAT Group’s EMTN Programme and the BAT Group’s euro commercial paper program. Citibank, N.A. is the issuing and principal paying agent under the BAT Group’s U.S. commercial paper program. Citibank, N.A. is paying agent and registrar for BATIF, RAI and R.J. Reynolds Tobacco Company (RJRT) notes issued pursuant to Rule 144A under the Securities Act, BATIF, RAI and RJRT notes issued pursuant to Regulation S under the Securities Act and BATCAP, BATIF, RAI and RJRT notes registered with the SEC.
The Indenture contains limitations on the rights of the Trustee, if it becomes a creditor of either Issuer or any Guarantor, to obtain payment of claims in some cases, or to realize on property received in respect of any of these claims as security or otherwise. The Trustee is permitted to engage in other transactions. However, if the Trustee acquires any conflicting interest (as defined in the TIA), it must either eliminate its conflict within 90 days, apply to the SEC for permission to continue or resign.
The Indenture provides that except during the continuance of an Event of Default, the Trustee will perform only such duties as are specifically set forth in such Indenture. During the continuance of an Event of Default of which the Trustee has received written notice, the Trustee will exercise such of the rights and powers vested in it under the Indenture, and use the same degree of care and skill in their exercise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs.

PLAN OF DISTRIBUTION
We may sell the debt securities offered by this prospectus:
•through underwriters;
•through dealers;
•through agents; or
•directly to other purchasers.
The prospectus supplement relating to any offering will identify or describe:
•any underwriters, dealers or agents;
•compensation of any underwriters, dealers or agents;
•the net proceeds to us;
•the purchase price of the debt securities;
•the initial public offering price of the debt securities; and
•any exchange on which the securities will be listed.
Underwriters
If we use underwriters in the sale, they will acquire the debt securities for their own account and may resell the debt securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Unless we otherwise state in the applicable prospectus supplement, various conditions to the underwriters’ obligation to purchase the debt securities apply, and the underwriters will be obligated to purchase all of the debt securities contemplated in an offering if they purchase any of the debt securities. Any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers may be changed from time to time.
Dealers
If we use dealers in the sale, unless we otherwise indicate in the applicable prospectus supplement, we will sell debt securities to the dealers as principals. The dealers may then resell the debt securities to the public at varying prices that the dealers may determine at the time of resale.
Agents and direct sales
We may sell debt securities directly or through agents that we designate, at a fixed price or prices which may be changed, or at varying prices determined at the time of sale. Any such agent may be deemed to be an underwriter as that term is defined in the Securities Act. The applicable prospectus supplement will name any agent involved in the offering and sale and will state any commissions we will pay to that agent. Unless we indicate otherwise in the applicable prospectus supplement, any agent is acting on a best efforts basis for the period of its appointment.
Contracts with institutional investors and delayed delivery
If we indicate in the applicable prospectus supplement, we will authorize underwriters, dealers or agents to solicit offers from various institutional investors to purchase debt securities from it pursuant to contracts providing for payment and delivery on a future date that the applicable prospectus supplement specifies. The underwriters, dealers or agents may impose limitations on the minimum amount that the institutional investor can purchase. They may also impose limitations on the portion of the aggregate amount of the debt securities that they may sell. These institutional investors include:
•commercial and savings banks;
•insurance companies;
•pension funds;
•investment companies;
•educational and charitable institutions; and
•other similar institutions as we may approve.
The obligations of any of these purchasers pursuant to delayed delivery and payment arrangements will not be subject to any conditions. However, one exception applies. An institution’s purchase of the particular debt securities cannot at the time of delivery be prohibited under the laws of any jurisdiction that governs the validity of the arrangements or the performance by us or the institutional investor.
Indemnification
Agreements that we enter into with underwriters, dealers or agents may entitle them to indemnification by us against various civil liabilities. These include liabilities under the Securities Act. The agreements may also entitle them to contribution for payments that they may be required to make as a result of these liabilities. Underwriters, dealers and agents may be customers of, engage in transactions with, or perform services for, us in the ordinary course of business.
Market making
Unless otherwise noted in the applicable prospectus supplement, each series of debt securities will be a new issue of securities without an established trading market. Various broker-dealers may make a market in the debt securities, but will have no obligation to do so, and may discontinue any market making at any time without notice. Consequently, it may be the case that no broker-dealer will make a market in debt securities of any series or that the liquidity of the trading market for the debt securities will be limited.
Expenses
The expenses of any offering of debt securities will be detailed in the applicable prospectus supplement.

CERTAIN TAX CONSIDERATIONS
General
Apart as set out below and in any relevant prospectus supplement, the Issuers have not performed any due diligence about the tax consequences associated with the purchase, ownership and disposition of the debt securities. Prospective purchasers of the debt securities are advised to consult their own tax advisors about such tax consequences, including the effect of any state or local taxes, in the light of their particular circumstances.
Material United Kingdom Income Tax Considerations
The comments below are based on current United Kingdom tax law as applied in England and Wales and HM Revenue & Customs practice (which may not be binding on HM Revenue & Customs), in each case as at the latest practicable date before the date of this registration statement. The comments in this part are of a general nature and are not intended to be exhaustive. They assume that there will be no substitution of either BAT, BATCAP or BATIF as Issuer under the relevant Indentures and do not address the consequences of any such substitution (notwithstanding that such substitution may be permitted by the terms of the relevant Indentures or this registration statement). Any Noteholders who are in doubt as to their personal tax position should consult their professional advisers.
Interest on the Notes
In the case of Notes issued by BATCAP, payments of interest on the Notes by the Issuer may be made without withholding or deduction for or on account of United Kingdom income tax provided such interest is not treated as arising in the United Kingdom for the purposes of Section 874 of the Income Tax Act 2007 (“ITA”).
In the case of Notes issued by either BAT or BATIF, payments of interest on the Notes by the Issuer will be treated as arising in the United Kingdom for the purposes of Section 874 of the ITA.
In the case of Notes issued by any of BAT, BATIF or BATCAP, the Notes issued will constitute “quoted Eurobonds” within the meaning of Section 987 of the ITA, provided they are and continue to be listed on a “recognised stock exchange” within the meaning of Section 1005 of the ITA, and they continue to carry a right to interest. The New York Stock Exchange is a recognised stock exchange for these purposes.
While the Notes are and continue to be quoted Eurobonds, payments of interest on the Notes may be made without withholding or deduction for or on account of United Kingdom income tax even if such interest is treated as arising in the United Kingdom for the purposes of Section 874 of the ITA.
In all other cases, interest will generally be paid by the Issuers under deduction of United Kingdom income tax at the basic rate (currently 20%), subject to the availability of other reliefs under domestic law or to any direction to the contrary from HM Revenue & Customs in respect of such relief as may be available pursuant to the provisions of any applicable double taxation treaty.
Payments in respect of the Guarantees
The United Kingdom withholding tax treatment of payments under the terms of the Guarantees in respect of interest on the Notes (or other amounts due under the Notes other than the repayment of amounts subscribed for the Notes) is uncertain. If a Guarantor is required to make a payment under their applicable Guarantee and any such payment can be characterized as interest or an annual payment, in either case, with a United Kingdom source, it may have to be paid under deduction of United Kingdom income tax (currently at the rate of 20%), subject to the availability of exemptions including a direction to the Guarantor by HMRC pursuant to the provisions of an applicable double tax treaty. Such payments by a Guarantor may not be eligible for the exemption in respect of securities listed on a recognised stock exchange described above in relation to payments of interest by the Issuers. No Additional Amounts will be paid with respect to any UK withholding or deduction or payments by a non-UK Guarantor with respect to Notes issued by BATCAP.

United States Taxation
It is the opinion of counsel, Cravath, Swaine & Moore LLP, that the conclusions reached in this section describe the material U.S. Federal income tax consequences to holders of a debt security. However, the discussion is limited in the following ways:
•The discussion covers holders only if the holder buys its debt securities in the initial offering at the initial offering price to the public and the holder holds its debt securities as a capital asset (that is, for investment purposes).
•The discussion does not describe all U.S. Federal income tax consequences applicable to a holder if the holder is a U.S. holder (as defined below) and the holder’s functional currency is not the U.S. dollar, or if the holder has a special tax status.
•The discussion does not cover tax consequences that apply because a holder is an accrual- method taxpayer who is required to recognize income for U.S. Federal income tax purposes no later than when such income is taken into account in applicable financial statements.
•The discussion does not cover tax consequences that depend upon a holder’s particular tax situation in addition to the holder’s ownership of the debt securities. The BAT Group suggests that holders consult their own tax advisors about the consequences of holding debt securities in a holder’s particular situation.
•The discussion does not cover holders if a holder is a partner in a partnership (or entity or arrangement taxed as a partnership for U.S. Federal income tax purposes). If a partnership holds debt securities, the tax treatment of a partner will generally depend upon the status of the partners and upon the activities of the partnership.
•The discussion does not cover non-U.S. holders (as defined below) that (i) own, actually or constructively, 10% or more of the voting stock of BAT or BATCAP, (ii) are a “controlled foreign corporation” related, directly or indirectly, to BAT or BATCAP through stock ownership or (iii) are a bank making a loan in the ordinary course of its business.
•The discussion is based on provisions of the Internal Revenue Code of 1986, as amended, (the “Code”), U.S. Treasury regulations issued thereunder and IRS rulings and pronouncements, all as of the date hereof. Changes in the law may change the tax treatment of the debt securities.
•The discussion does not cover state, local or non-U.S. law.
•The discussion does not cover every type of debt security that the BAT Group might issue. If the BAT Group issues a debt security of a type not described in this discussion, additional tax information will be provided in the applicable prospectus supplement for the debt security.
•The BAT Group has not requested a ruling from the Internal Revenue Service (“IRS”) on the tax consequences of owning the debt securities. As a result, the IRS could disagree with portions of this discussion.
If prospective holders are considering buying debt securities, the BAT Group suggests that the prospective holders consult their own tax advisors about the tax consequences of the purchase, ownership and disposition of the securities in each holder’s particular situation. In addition, with respect to each issue of debt securities, the following discussion may be supplemented or replaced by the description of the material U.S. Federal income tax consequences set forth in the applicable prospectus supplement.

Tax Consequences to U.S. Holders of BAT, BATCAP or BATIF Debt Securities
This section applies to holders if a holder is a “U.S. holder” of debt securities issued by BAT, BATCAP or BATIF. A “U.S. holder” is:
•an individual U.S. citizen or resident alien;
•a corporation (or entity taxable as a corporation for U.S. Federal income tax purposes) that was created under U.S. law (Federal or state); or
•an estate or trust whose worldwide income is subject to U.S. Federal income tax.
U.S. Dollar Denominated Debt Securities
This subsection deals only with debt securities that are denominated in U.S. dollars, issued in registered form (for U.S. Federal income tax purposes), provide for qualified interest payments to be paid at least annually at a fixed rate in U.S. dollars, have no original issue discount or contingent payments (other than premium payable upon a change in control of the Issuer), have a maturity of more than one year and are due a fixed principal payment on a specified maturity date. The tax consequences of all other debt securities that are denominated in U.S. dollars will be discussed in an applicable prospectus supplement.
Interest
•If the U.S. holder is a cash-method taxpayer (including most individual holders), the U.S. holder must report interest (including Additional Amounts, if any) in the U.S. holder’s income as the U.S. holder receives it.
•If the U.S. holder is an accrual-method taxpayer, the U.S. holder must report interest (including Additional Amounts, if any) in the U.S. holder’s income as it accrues.
•In the case of debt securities issued by either BAT or BATIF, amounts treated as interest will be income from sources outside the United States for foreign tax credit limitation purposes. Under the foreign tax credit rules, interest paid will, depending on the U.S. holder’s circumstances, be “passive category” or “general category” income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit.
Sale or Retirement of Debt Securities
•The U.S. holder will have taxable gain or loss equal to the difference between the amount received by the U.S. holder (other than amounts described in the third bullet below) and the U.S. holder’s tax basis in the debt security. The U.S. holder’s tax basis in the debt security is generally the U.S. holder’s cost, subject to certain adjustments.
•The U.S. holder’s gain or loss will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder held the debt security for more than one year. For an individual, long-term capital gain generally will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.
•If the U.S. holder sells the debt security between interest payment dates, a portion of the amount the U.S. holder receives reflects interest that has accrued on the debt security but has not yet been paid by the sale date. That amount is treated as ordinary interest income and not as sale proceeds.
Foreign Currency Debt Securities
A “Foreign Currency Debt Security” is a debt security denominated in a currency other than the U.S. dollar. Special tax rules apply to these debt securities.

This subsection deals only with Foreign Currency Debt Securities that are issued in registered form (for U.S. Federal income tax purposes), provide for qualified interest payments to be paid at least annually at a fixed rate, have no original issue discount or contingent payments (other than premium payable upon a change in control of the Issuer), have a maturity of more than one year and are due a fixed principal payment on a specified maturity date. The tax consequences of all other Foreign Currency Debt Securities will be discussed in an applicable prospectus supplement.
Interest
All holders of Foreign Currency Debt Securities will be taxable on the U.S. dollar value of the foreign currency payable as interest (including Additional Amounts, if any) on the debt securities, whether or not they elect to receive payments in foreign currency. If the U.S. holder receives interest in the form of U.S. dollars, the U.S. holder will be considered to have received interest in the foreign currency and to have sold that foreign currency for U.S. dollars. For purposes of this discussion, “spot rate” generally means a currency exchange rate that reflects a market exchange rate available to the public for a foreign currency.
•If the U.S. holder is a cash-method taxpayer (including most individual holders), the U.S. holder will be taxed on the value of the foreign currency when the U.S. holder receives it (if the U.S. holder receives the foreign currency) or when the U.S. holder is deemed to receive it (if the U.S. holder receives U.S. dollars). The value of the foreign currency will be determined using the spot rate in effect at such time.
•If the U.S. holder is an accrual-method taxpayer, the U.S. holder will be taxed on the value of the foreign currency as the interest accrues on the Foreign Currency Debt Securities. In determining the value of the foreign currency for this purpose, the U.S. holder may use the average exchange rate during the relevant interest accrual period (or, if that period spans two taxable years, during the portion of the interest accrual period in the relevant taxable year). The average exchange rate for an accrual period (or partial period) is the simple average of the spot rates for each business day of such period, or other average exchange rate for the period reasonably derived and consistently applied by the U.S. holder. If the U.S. holder is an accrual-method taxpayer and does not wish to accrue interest income using the average exchange rate, certain alternative elections may be available.
•When interest is actually paid, the U.S. holder will generally also recognize currency exchange gain or loss, taxable as ordinary income or loss from sources within the United States, equal to the difference between (i) the value of the foreign currency received as interest, as translated into U.S. dollars using the spot rate on the date of receipt, and (ii) the U.S. dollar amount previously included in income with respect to such payment. If the U.S. holder receives interest in the form of U.S. dollars, clause (i) will be calculated on the basis of the value of the foreign currency the U.S. holder would have received instead of the U.S. dollars.
•In the case of debt securities issued by either BAT or BATIF, amounts treated as interest will be income from sources outside the United States for foreign tax credit limitation purposes. Under the foreign tax credit rules, interest paid will, depending on the U.S. holder’s circumstances, be “passive category” or “general category” income which, in either case, is treated separately from other types of income for purposes of computing the foreign tax credit.
•The U.S. holder’s tax basis in the foreign currency the U.S. holder receives (or is considered to receive) as interest will be the aggregate amount reported by the U.S. holder as income with respect to the receipt of the foreign currency. If the U.S. holder receives interest in the form of foreign currency and subsequently sells that foreign currency, or if the U.S. holder is considered to receive foreign currency and that foreign currency is considered to be sold for U.S. dollars on the U.S. holder’s behalf, additional tax consequences will apply as described in “Sale of Foreign Currency” below.

Sale or Retirement of Foreign Currency Debt Securities
On the sale or retirement of the U.S. holder’s Foreign Currency Debt Securities:
•If the U.S. holder receives the principal payment on the U.S. holder’s Foreign Currency Debt Securities in the form of U.S. dollars, the U.S. holder will be considered to have received the principal in the form of foreign currency and to have sold that foreign currency for U.S. dollars.
•The U.S. holder will have taxable gain or loss equal to the difference between the amount received or deemed received by the U.S. holder (other than amounts attributable to accrued and unpaid interest, which will be taxable as ordinary interest income) and the U.S. holder’s tax basis in the Foreign Currency Debt Securities. If the U.S. holder receives (or is considered to receive) foreign currency, that foreign currency is valued for this purpose at the spot rate of the foreign currency on the date of disposition, or the settlement date if the Foreign Currency Debt Securities are traded on an established securities market and the U.S. holder is a cash- basis taxpayer (or the U.S. holder is an accrual-basis taxpayer and makes the applicable election). The U.S. holder’s tax basis in the Foreign Currency Debt Securities generally is the U.S. dollar value of the foreign currency amount paid for the debt securities, determined on the date of purchase or the settlement date if the Foreign Currency Debt Securities are traded on an established securities market and the U.S. holder is a cash-basis taxpayer (or the U.S. holder is an accrual-basis taxpayer and makes the applicable election).
•Any such gain or loss (except to the extent attributable to foreign currency gain or loss) will generally be capital gain or loss, and will be long-term capital gain or loss if the U.S. holder held the Foreign Currency Debt Securities for more than one year. For an individual, long-term capital gain generally will be subject to reduced rates of taxation. The deductibility of capital losses is subject to certain limitations.
•The U.S. holder will realize foreign currency gain or loss to the extent the U.S. dollar value of the foreign currency paid for the Foreign Currency Debt Securities, based on the spot rate at the time the U.S. holder disposes of the debt securities, is greater or less than the U.S. dollar value of the foreign currency paid for the debt securities, based on the spot rate at the time the U.S. holder acquired the debt securities. Any currency gain or loss will be ordinary income or loss from sources within the United States. The U.S. holder will recognize such foreign currency gain or loss (including foreign currency gain or loss with respect to accrued and unpaid interest) only to the extent the U.S. holder has gained or lost, respectively, on the overall sale or retirement of the Foreign Currency Debt Securities.
•If the Foreign Currency Debt Securities are traded on an established securities market and the U.S. holder is a cash-basis taxpayer (or the U.S. holder is an accrual-basis taxpayer and makes the applicable election), the U.S. holder’s tax basis in the foreign currency the U.S. holder receives (or is considered to receive) on sale or retirement of the Foreign Currency Debt Securities will be the value of the foreign currency on the settlement date of the sale or retirement of the debt securities. In all other cases, (i) the U.S. holder will realize foreign exchange gain or loss to the extent the value of the foreign currency the U.S. holder receives (or is considered to receive) on the settlement date differs from the value of the foreign currency on the date of the sale or retirement of the debt securities and (ii) the U.S. holder’s basis in the foreign currency received on the settlement date will equal the U.S. dollar value of the foreign currency received at the spot rate in effect on that date. If the U.S. holder receives foreign currency on sale or retirement of the debt securities and subsequently sells that foreign currency, or if the U.S. holder is considered to receive foreign currency on sale or retirement of the debt securities and that foreign currency is considered to be sold for U.S. dollars on the U.S. holder’s behalf, additional tax consequences will apply as described in “Sale of Foreign Currency” below.
Sale of Foreign Currency
If the U.S. holder receives (or is considered to receive) foreign currency as principal or interest on a Foreign Currency Debt Security, and the U.S. holder later sells (or is considered to sell) that foreign currency for U.S. dollars, the U.S. holder will have taxable gain or loss equal to the difference between the amount of U.S. dollars received and the U.S. holder’s tax basis in the foreign currency. In addition, when the U.S. holder purchases a

Foreign Currency Debt Security in a foreign currency, the U.S. holder will have taxable gain or loss if the U.S. holder’s tax basis in the foreign currency is different from the U.S. dollar value of the foreign currency on the date of purchase. Any such gain or loss is foreign currency gain or loss taxable as ordinary income or loss, generally from sources within the United States.
Information Reporting and Backup Withholding
Under the tax rules concerning information reporting to the IRS:
•Assuming the U.S. holder holds the U.S. holder’s debt securities through a broker or other securities intermediary, the intermediary may (and in the case of debt securities issued by BATCAP, generally will) be required to provide information to the IRS and to the U.S. holder on IRS Form 1099 concerning interest, gross sale and retirement proceeds on the U.S. holder’s debt securities, unless an exemption applies.
•Unless an exemption applies, the U.S. holder must provide the intermediary with the U.S. holder’s Taxpayer Identification Number for its use in reporting information to the IRS. If the U.S. holder is an individual, this is the U.S. holder’s social security number. The U.S. holder is also required to comply with other IRS requirements concerning information reporting.
•If the U.S. holder is subject to these requirements but does not comply, the intermediary must withhold a percentage of all amounts payable to the U.S. holder on the debt securities (including principal payments). This is called “backup withholding.” If the intermediary withholds payments, the U.S. holder may use the withheld amount as a credit against the U.S. holder’s U.S. Federal income tax liability and may be entitled to a refund.
•Individuals are subject to these requirements. Some holders, including corporations, tax-exempt organizations and individual retirement accounts, are exempt from these requirements but could be required to establish their entitlement to an exemption.
U.S. Return Disclosure Requirements
If the U.S. holder holds certain “specified foreign financial assets”, which may include the debt securities issued by either BAT or BATIF, the U.S. holder may be required to report information relating to such assets, subject to certain exceptions (including an exception for assets held in accounts maintained by certain financial institutions), by attaching a complete IRS Form 8938 (Statement of Specified Foreign Financial Assets) with the U.S. holder’s tax return for each year in which the U.S. holder holds an interest in such assets. Penalties may apply for failure to properly complete and file IRS Form 8938.
Under applicable U.S. Treasury regulations, certain “reportable transactions” are required to be reported to the IRS in certain circumstances, including a sale, exchange, retirement or other taxable disposition of a Foreign Currency Debt Security or any foreign currency received in respect of a Foreign Currency Debt Security to the extent that such disposition results in a tax loss in excess of a threshold amount. U.S. holders should consult their own tax advisors to determine the tax return obligations, if any, with respect to their acquisition, holding or disposition of a Foreign Currency Debt Security, including any requirement to file IRS Form 8886 (Reportable Transaction Disclosure Statement).
FATCA
Under Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”), U.S. Federal withholding tax, currently at a rate of 30%, may apply to any interest income paid on the debt securities issued by BATCAP (including Additional Amounts, if any) to (i) a “foreign financial institution” (as specifically defined in the Code) (including a financial intermediary) that does not provide sufficient documentation evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) that does not provide sufficient documentation evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If the holder holds the debt securities through a foreign financial institution or a non-financial foreign entity in a jurisdiction that has entered into an intergovernmental agreement with the United States, the holder’s financial intermediary may be subject to different rules. In the event any withholding under FATCA is imposed with respect to any payments under the debt securities, there will be no Additional Amounts payable to compensate for the withheld amount. Holders should consult their own tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of debt securities.
Additional Tax Consequences to U.S. Holders of Newly Issued BATCAP Debt Securities Issued Under the 2017 Indenture
Qualified Reopening
Unless the applicable prospectus supplement states otherwise, newly issued debt securities issued under the 2017 Indenture will be treated for U.S. Federal income tax purposes as having been issued in a “qualified reopening” of an existing series of debt securities previously issued under the 2017 Indenture. If such treatment applies, then the newly issued debt securities will be deemed to have the same issue date and the same issue price as the corresponding existing series of debt securities regardless of the initial offering price of the newly issued debt securities, and the rules set forth below will be relevant.
Pre-issuance Accrued Interest
A portion of the price paid for a newly issued debt security issued under the 2017 Indenture may be allocable to interest that accrued prior to the date the newly issued debt security was purchased (“pre-issuance accrued interest”). On the first interest payment date, a portion of the interest received in an amount equal to the pre-issuance accrued interest may be treated as a return of pre-issuance accrued interest and not as a payment of interest on the debt security. The amount treated as a return of pre-issuance accrued interest is not taxable when received but reduces the U.S. holder’s tax basis in the debt security by a corresponding amount (in the same manner as would a payment of principal).
Amortizable Bond Premium
If the initial offering price for a newly issued debt security issued under the 2017 Indenture (excluding the portion of the initial offering price attributable to pre-issuance accrued interest and excluded from income) exceeds the stated principal amount of the debt security, the U.S. holder will be considered to have amortizable bond premium equal to such excess. A U.S. holder generally may elect to amortize such premium as an offset to interest income in respect of the debt security, using a constant-yield method prescribed under applicable U.S. Treasury regulations, over the remaining term of the debt security. However, because certain series of debt securities issued under the 2017 Indenture may be redeemed by BATCAP prior to maturity at a premium, special rules may apply to reduce, eliminate or defer the amount of premium that a U.S. holder may amortize with respect to the debt security. If a U.S. holder elects to amortize the premium, the U.S. holder must reduce the basis in the debt security by the amount of the premium amortized for the applicable period. If a U.S. holder does not elect to amortize the premium, that premium will decrease the gain or increase the loss that would otherwise be recognized on disposition of the debt security.
The rules relating to amortizable bond premium, the determination of the accrual period for any such premium and the effect of an election to amortize premium are complex, and U.S. holders should consult their own tax advisors regarding the application of these rules in their particular circumstances.
Tax Consequences to Non-U.S. Holders of BATCAP Debt Securities
This section applies to holders if a holder is a non-U.S. holder of debt securities issued by BATCAP. A “non-U.S. holder” is:
•an individual that is a non-resident alien for U.S. Federal income tax purposes;

•a corporation (or an entity taxable as a corporation for U.S. Federal income tax purposes) organized or created under non-U.S. law; or
•an estate or trust that is not taxable in the United States on its worldwide income.
Withholding Taxes
Subject to the discussion below under “FATCA”, payments of principal and interest (including Additional Amounts, if any) on the debt securities generally will not be subject to U.S. Federal withholding taxes. However, for the exemption from withholding taxes on interest to apply to non-U.S. holders, a non-U.S. holder must meet one of the following requirements:
•The non-U.S. holder provide a completed IRS Form W-8BEN or Form W-8BEN-E (or substitute form), as applicable, to the bank, broker or other intermediary through which the non-U.S. holder holds the debt securities. The Form W-8BEN or Form W-8BEN-E, as applicable, contains the non-U.S. holder’s name, address and a statement that the holder is the beneficial owner of the debt securities and is not a U.S. holder.
•The non-U.S. holder holds the debt securities directly through a “qualified intermediary”, and the qualified intermediary has sufficient information in its files indicating that the holder is not a U.S. holder. A qualified intermediary is a bank, broker or other intermediary that (i) is either a U.S. or non-U.S. entity (ii) is acting out of a non-U.S. branch or office and (iii) has signed an agreement with the IRS providing that it will administer all or part of the U.S. tax withholding rules under specified procedures.
•The non-U.S. holder is entitled to an exemption from withholding tax on interest under a tax treaty between the United States and the non-U.S. holder’s country of residence. To claim this exemption, the non-U.S. holder generally must complete Form W-8BEN or Form W-8BEN-E, as applicable, and fill out Part II or Part III, respectively, of the form to state the non-U.S. holder’s claim for treaty benefits. In some cases, the non-U.S. holder may instead be permitted to provide documentary evidence of the non-U.S. holder’s claim to the intermediary, or a qualified intermediary may already have some or all of the necessary evidence in its files.
•The interest income on the debt securities is effectively connected with the conduct of the non-U.S. holder’s trade or business in the Unites States, and is not exempt from U.S. tax under a tax treaty. To claim this exemption, the non-U.S. holder must complete IRS Form W-8ECI.
Even if non-U.S. holders meet one of the above requirements, interest paid to non-U.S. holders will be subject to withholding tax under any of the following circumstances:
•The withholding agent or an intermediary knows or has reason to know that the non-U.S. holder is not entitled to an exemption from withholding tax. Specific rules apply for this test.
•The IRS notifies the withholding agent that information that the non-U.S. holder or an intermediary provided concerning the non-U.S. holder’s status is false.
•An intermediary through which the non-U.S. holder holds the debt securities fails to comply with the procedures necessary to avoid withholding taxes on the debt securities. In particular, an intermediary is generally required to forward a copy of the non-U.S. holder’s Form W-8BEN or Form W-8BEN-E (or other documentary information concerning the non-U.S. holder’s status), as applicable, to the withholding agent for the debt securities. However, if the non-U.S. holder holds its debt securities through a qualified intermediary—or if there is a qualified intermediary in the chain of title between the non-U.S. holder and the withholding agent for the debt securities—the qualified intermediary will not generally forward this information to the withholding agent.

Sales or Retirement of Debt Securities
If the non-U.S. holder sells a debt security or it is redeemed, the non-U.S. holder will not be subject to U.S. Federal income tax on any gain unless one of the following applies:
•The gain is connected with a trade or business that the non-U.S. holder conducts in the United States.
•The non-U.S. holder is an individual present in the United States for at least 183 days during the year in which the non-U.S. holder disposes of the debt security and certain other conditions are satisfied.
•Any gain represents accrued interest, in which case the rules for interest would apply to the portion that represents interest.
U.S. Trade or Business
Unless an applicable income tax treaty provides otherwise, if the non-U.S. holder holds a debt security in connection with a trade or business that the non-U.S. holder is conducting in the United States:
•Any interest (including Additional Amounts, if any) on the debt security, and any gain from disposing of the debt security, generally will be subject to income tax as if the holder were a U.S. holder.
•If the non-U.S. holder is a corporation, the non-U.S. holder may be subject to an additional “branch profits tax” on the non-U.S. holder’s earnings that are connected with its U.S. trade or business, including earnings from the debt security. This tax is currently 30% but may be reduced or eliminated by an applicable income tax treaty.
Information Reporting and Backup Withholding
U.S. Federal income tax rules concerning information reporting and backup withholding for non-U.S. holders are as follows:
•Principal and interest payments that the non-U.S. holder receives will be automatically exempt from the backup withholding if the non-U.S. holder provides the tax certifications needed to avoid withholding tax on interest, as described above. The exemption does not apply if the recipient of the applicable form knows or has reason to know that the non-U.S. holder should be subject to the usual information reporting or backup withholding rules. In addition, interest payments made to the non-U.S. holder may be reported to the IRS on Form 1042-S.
•Sale proceeds that the non-U.S. holder receives on a sale of the non-U.S. holder’s debt securities through a broker may be subject to information reporting and/or backup withholding if the non-U.S. holder is not eligible for an exemption. In particular, information reporting and backup reporting may apply if the non-U.S. holder uses the U.S. office of a broker, and information reporting (but not generally backup withholding) may apply if the non-U.S. holder uses the foreign office of a broker that has certain connections to the United States.
In general, the non-U.S. holder may file Form W-8BEN or Form W-8BEN-E (or substitute form), as applicable, to claim an exemption from information reporting and backup withholding. The BAT Group suggests that non-U.S. holders consult their own tax advisors concerning information reporting and backup withholding on a sale of their debt securities.
FATCA
Under Sections 1471 through 1474 of the Code (commonly referred to as “FATCA”), U.S. Federal withholding tax, currently at a rate of 30%, may apply to any interest income paid on the debt securities (including Additional Amounts, if any) to (i) a “foreign financial institution” (as specifically defined in the Code) that does not provide sufficient documentation evidencing either (x) an exemption from FATCA, or (y) its compliance (or deemed compliance) with FATCA (which may alternatively be in the form of compliance with an intergovernmental agreement with the United States) in a manner that avoids withholding, or (ii) a “non-financial foreign entity” (as specifically defined in the Code) that does not provide sufficient documentation evidencing either (x) an exemption from FATCA, or (y) adequate information regarding certain substantial United States beneficial owners of such entity (if any). If an interest payment is both subject to withholding under FATCA and subject to the withholding tax discussed above under “Withholding Taxes,” the withholding under FATCA may be credited against, and therefore reduce, such other withholding tax. If the holder is a foreign financial institution or a non-financial foreign entity (or hold debt securities through a foreign financial institution) in a jurisdiction that has entered into an intergovernmental agreement with the United States, the holder (or the financial intermediary) may be subject to different rules. In the event any withholding under FATCA is imposed with respect to any payments under the debt securities, there will be no Additional Amounts payable to compensate for the withheld amount. Holders should consult their own tax advisors regarding these rules and whether they may be relevant to their ownership and disposition of debt securities.
Tax Consequences to Non-U.S. Holders of BAT or BATIF Debt Securities
This section applies to holders if a holder is a non-U.S. holder (as defined above) of debt securities issued by either BAT or BATIF.
Payments of principal and interest (including Additional Amounts, if any) on the debt securities generally will be exempt from U.S. Federal income tax.
Interest
Subject to the discussion of backup withholding below, interest on the debt securities is exempt from U.S. Federal income tax, including withholding tax, if paid to non-U.S. holders whether or not a non-U.S. holder is engaged in a trade or business in the United States unless one of the following applies (and no exemption is available and established under any applicable income tax treaty):
•The non-U.S. holder is an insurance company carrying on a U.S. insurance business to which the interest is attributable, within the meaning of the Code.
•The non-U.S. holder has an office or other fixed place of business in the United States to which the interest is attributable, and the interest is derived in the active conduct of a banking, financing or similar business within the United States.
Sale or Retirement of Debt Securities
Subject to the discussion of backup withholding below, non-U.S. holders will not be subject to U.S. Federal income tax on any gain realized on the sale or exchange of a debt security unless one of the following applies (and no exemption is available and established under any applicable income tax treaty):
•The non-U.S. holder is an individual present in the United States for at least 183 days during the year in which the non-U.S. holder disposes of the debt security and certain other conditions are satisfied.
•Any gain represents accrued interest, in which case the rules for interest would apply to the portion that represents interest.
•The gain is effectively connected with a trade or business that the non-U.S. holder conducts in the United States.
Information Reporting and Backup Withholding
•A “backup withholding” tax and certain information reporting requirements may apply to payments of principal and interest on the debt securities made to certain non-corporate holders if such payments are made or are considered made in the United States (including payments on debt securities made by wire transfer from outside the United States to an account maintained by the holder with the fiscal agent or any paying agent in the United States).

•If the conditions relating to place of payment are satisfied, non-U.S. holders are generally exempt from these withholding and information reporting requirements (assuming that the gain or income is otherwise exempt from U.S. Federal income tax) but may be required to comply with certification and identification procedures in order to prove their exemption from the requirements.
•Similar rules requiring backup withholding and information reporting with respect to gross sale proceeds will apply to a non-U.S. holder who sells a debt security through a U.S. branch of a broker. Information reporting (but not backup withholding) will apply to a non-U.S. holder who sells a debt security through a broker with certain connections to the United States.
Material Netherlands Income Tax Considerations
This section provides a general description of certain Dutch tax consequences of the acquisition, ownership and transfer of the Notes issued by (i) BAT, BATCAP or BATIF under the 2022 Indenture and guaranteed by the Guarantors, including BATNF, (ii) BATIF under the 2020 Indenture and guaranteed by the Guarantors, including BATNF, (iii) BATCAP under the 2019 Indenture and guaranteed by the Guarantors, including BATNF, and (iv) BATCAP under the 2017 Indenture and guaranteed by the Guarantors, including BATNF and BATHTN (each, a “Dutch Guarantor”).
This summary provides general information only and is restricted to the matters of Dutch taxation stated herein. It is intended neither as tax advice nor as a comprehensive description of all Dutch tax considerations that may be relevant to a decision to acquire, to hold, or to transfer the Notes, and in particular this summary does not address the (potential) application of Council Directive (EU) 2022/2523 of 14 December 2022 (Pillar Two) as implemented in Dutch tax law (Wet minimumbelasting 2024). This summary does not purport to deal with the tax consequences applicable to all categories of investors, some of which (such as investment institutions, pension funds and dealers in securities) may be subject to special rules.
The summary provided below is based on the tax laws of The Netherlands as in effect on the date of this prospectus, and as applied and interpreted in case law of the courts of The Netherlands and in administrative guidance of the relevant authorities of The Netherlands, in each case available in printed form on or before such date, without prejudice to any developments or amendments introduced at a later date and implemented with or without retroactive effect. All references in this section to The Netherlands and Dutch tax, taxation or law are to the European part of the Kingdom of The Netherlands and its tax, taxation or law, respectively, only.
For Dutch tax purposes, a holder of Notes may include an individual who, or an entity that, does not have the legal title to the Notes, but to whom nevertheless the Notes are attributed based either on such individual or entity holding a beneficial interest in the Notes or based on specific statutory provisions, including statutory provisions pursuant to which the Notes are attributed to an individual who is, or who has directly or indirectly inherited from a person who was, the settlor, grantor or similar originator of a trust, foundation or similar entity that holds the Notes.
Holders of Notes (and prospective holders of Notes) should consult their own tax advisors as to the Dutch or other tax consequences of the acquisition, ownership and transfer of Notes, including, in particular, the application to their particular situations of the tax considerations discussed below.
Each of the Issuers and the Guarantors have been advised that the following Dutch tax treatment will apply to the Notes, provided that:
•in each and every respect the terms and conditions of this prospectus, any prospectus supplement, the Notes, the 2017 Indenture, the 2019 Indenture, the 2020 Indenture, the 2022 Indenture, any supplemental indenture and any other documents relating to the Notes, the performance by the parties thereto of their respective obligations and the exercise of their rights thereunder and the transactions contemplated therein, including, without limitation all payments made thereunder, are at arm’s length as this term is understood under Netherlands tax law; and

•no Notes will be issued under such terms and conditions that they actually function as equity of an Issuer or a Guarantor within the meaning of article 10, paragraph 1, under d, of the Dutch Corporate Income Tax Act 1969 (Wet op de vennootschapsbelasting 1969).
Withholding Tax
All payments made by the Issuers or, as the case may be, the Guarantors of interest and principal under the Notes may be made free of withholding or deduction of any taxes of whatever nature imposed, levied, withheld or assessed by The Netherlands or any political subdivision or taxing authority thereof or therein, except that Dutch conditional withholding tax (at a rate equal to the highest Dutch corporate income tax rate applicable in the relevant year) may be due on (deemed) payments of interest and principal (including guarantee payments) under the Notes (the “Payment”) by the Dutch Guarantors pursuant to the Dutch Withholding Tax Act 2021 (Wet bronbelasting 2021) in the following situations:
(i)in case the relevant Dutch Guarantor is related (gelieerd) (within the meaning set out below) to the entity entitled to such Payment (voordeelgerechtigde) and such related recipient entity (i) is (deemed) resident in a low tax jurisdiction (laagbelastende jurisdictie) (within the meaning set out below) or (ii) has a permanent establishment in such low tax jurisdiction to which the Payment is allocated (worden toegerekend);
(ii)in case the related recipient entity is not (deemed) resident in a low tax jurisdiction (a) such entity is entitled to the Payment with the main purpose or one of the main purposes of avoiding the levy of tax (belasting) in the hands of another person or entity and (b) there is an artificial arrangement or transaction, or a series of artificial arrangements or transactions. An arrangement or transaction, or series of arrangements or transactions, shall be regarded as artificial to the extent that it is not put into place for valid commercial reasons, which reflect economic reality;
(iii)in case a related entity is from a Dutch tax perspective regarded as the recipient of the Payment, whereas such related recipient entity is not regarded as the recipient (gerechtigde) thereof pursuant to the laws of the country in which such entity is (deemed) located (gevestigd), because that country treats an entity in which the related recipient holds an interest as the recipient of the Payment;
(iv)in case a related entity is from a Dutch tax perspective regarded as the recipient of the Payment, whereas such related recipient entity is not regarded as the recipient (gerechtigde) thereof pursuant to the laws of the country pursuant to which such entity is established (opgericht), because that related recipient entity is not (deemed) located (gevestigd) in such country pursuant to the laws of such country and such related recipient is also not regarded to be located in another country pursuant to the laws of such other country; and/or
(v)in case the related recipient entity is a reverse hybrid entity (omgekeerd hybride lichaam), to the extent that a relevant participant (achterliggende gerechtigde) (a) has a qualifying interest (kwalificerend belang) in the reverse hybrid entity, (b) is located (gevestigd) in a jurisdiction that does not treat the reverse hybrid entity as a taxpayer for purposes of a profit tax, and (c) would have been subject to Dutch withholding tax based on one (or more) of the situations described in (i)-(iv) above, had such participant been entitled to such Payment directly.
Interest payments
The term ‘interest’ refers to any remuneration, payment or benefit of whatever nature for moneys advanced pursuant to a loan (geldlening) or equivalent agreement such as, for instance, financial lease. This includes interest accrual and the compensation of costs.
Related entities
Entities (lichamen) are related to a Dutch Guarantor for purposes of the application of the Dutch Withholding Tax Act 2021 if (i) the recipient entity (alone or together with other entities forming a qualifying unity) has a qualifying interest in the relevant Dutch Guarantor, (ii) the relevant Dutch Guarantor (alone or together with other entities forming a qualifying unity) has a qualifying interest in the recipient entity, or (iii) a third party (alone or together with other entities forming a qualifying unity) has a qualifying interest in both the recipient entity as well as the relevant Dutch Guarantor.
Qualifying interest
An interest in an entity is considered a ‘qualifying interest’ if directly or indirectly the influence in the decision making is such that the decisions of an entity and thus its activities can be determined. In any case, an interest is qualifying if it represents more than 50% of the statutory voting rights in an entity.
Qualifying unity
Entities are considered to form a qualifying unity (kwalificerende eenheid) if those entities are acting jointly with the main purpose or one of the main purposes of avoiding the levy of Dutch conditional withholding tax in respect of one of those entities.
Relevant participant
A relevant participant (achterliggende gerechtigde) is an entity holding voting rights, capital interests and/or profit rights in a reverse hybrid entity.
Low tax jurisdictions
A jurisdiction qualifies as a low tax jurisdiction for purposes of the Dutch Withholding Tax Act 2021 if it is listed in an annually updated ministerial decree published by the Dutch government which includes jurisdictions (i) with a profit tax applying a statutory rate of less than 9% (updated annually based on an assessment as per 1 October of the preceding year) or (ii) included on the EU list of non-cooperative jurisdictions in the preceding year.
Reverse hybrid entity
A reverse hybrid entity is an entity established under Dutch law or a foreign (non-Dutch) entity located in The Netherlands that is treated as transparent from a Dutch tax perspective, whereas the jurisdiction or jurisdictions of one or more affiliated participants holding directly or indirectly in aggregate at least 50% of the voting rights, capital interests or profit rights in such entity, qualify the entity as a taxpayer for purposes of a profit tax. A participant is considered ‘affiliated’ if it (alone or together with other entities forming a cooperating group) holds a direct or indirect interest of 25% or more of the voting rights, capital interest or profit rights in the entity.
Taxes on Income and Capital Gains
A holder of Notes who derives income from a Note or who realizes a gain from the transfer or redemption of a Note will not be subject to Dutch personal income tax or Dutch corporate income tax (as applicable) on such income or gain, provided that such holder of Notes:
•is neither resident nor deemed to be resident in The Netherlands for Dutch tax purposes;
•does not have an enterprise or deemed enterprise (as defined in Dutch tax law) or an interest in or a co-entitlement to the net worth of an enterprise or deemed enterprise (as defined in Dutch tax law) that is, in whole or in part, carried on through a permanent establishment (vaste inrichting) or a permanent representative (vaste vertegenwoordiger) in The Netherlands and to which enterprise or part of that enterprise, as the case may be, the Notes are attributable;
•in the event such person is not an individual, is neither a resident nor a deemed resident of Aruba, Curacao or Sint Maarten that has an enterprise or deemed enterprise that is carried on through a permanent establishment or a permanent representative situated on Bonaire, Sint Eustatius or Saba to which enterprise or deemed enterprise the Notes or payments in respect of the Notes are attributable;

•in the event such person is not an individual, is neither entitled to a share in the profits of an enterprise effectively managed in The Netherlands nor co-entitled to the net worth of such enterprise, other than by way of the holding of securities, to which enterprise the Notes or payments in respect of the Notes are attributable;
•in the event such person is an individual, is not entitled to a share in the profits of an enterprise effectively managed in The Netherlands, other than by way of the holding of securities or through an employment contract, to which enterprise the Notes or payments in respect of the Notes are attributable;
•in the event such person is an individual, is a holder of Notes for whom neither the acquisition of the Notes nor income or capital gains derived from the Notes are attributable to a membership of a management board or a supervisory board, an employment relationship, a deemed employment relationship or a management role, the income of which is taxable in The Netherlands;
•in the event such person is not an individual, is a holder of Notes for whom neither the acquisition of the Notes nor income or capital gains derived from the Notes are attributable to a membership of a management board or a supervisory board, the income of which is taxable in The Netherlands;
•in the event such person is an individual, does not have, and certain persons related or deemed related to that holder of Notes do not have, directly or indirectly, a substantial interest (aanmerkelijk belang) as defined in the Dutch Income Tax Act 2001 (Wet inkomstenbelasting 2001), in (a) an Issuer or a Guarantor, or (b) in any company that has, or that is part of a co-operation (samenwerkingsverband) that has, legally or in fact, directly or indirectly, the disposition of any part of the proceeds of the Notes within the meaning of article 3.92 of the Dutch Income Tax Act 2001;
•in the event such person is not an individual, does not have, directly or indirectly, a substantial interest as defined in the Dutch Income Tax Act 2001, in an Issuer or a Guarantor, or, in the event that the holder of Notes does have such interest, either (a) the holder of Notes does not hold such interest with the main purpose or one of the main purposes to avoid the levy of income tax (inkomstenbelasting) of another person or entity, or (b) there is no artificial arrangement or transaction or a series of artificial arrangements or transactions. An arrangement or transaction or series of arrangements or transactions shall be regarded as artificial to the extent that it is not put into place for valid commercial reasons which reflect economic reality; and
•does not derive benefits from the Notes that are taxable as benefits from miscellaneous activities in The Netherlands (resultaat uit overige werkzaamheden in Nederland) as defined in the Dutch Income Tax Act 2001, which include, but are not limited to, activities in respect of the Notes which are beyond the scope of “regular active portfolio management” (normaal, actief vermogensbeheer).
Gift and Inheritance Taxes
No Dutch gift or inheritance taxes will arise in The Netherlands with respect to the acquisition of the Notes by way of gift by, or on the death of, a holder of Notes who is neither resident nor deemed to be resident in The Netherlands for the purpose of the relevant provisions, unless:
•such acquisition is construed as an inheritance, a bequest or a gift by or on behalf of a person who, at the time of the gift or their death, is or was a resident or a deemed resident of The Netherlands for the purpose of the relevant provisions;
•in the case of a gift of the Notes by an individual who at the date of the gift was neither resident nor deemed to be resident in The Netherlands, such individual dies within 180 days after the date of the gift, while being resident or deemed to be resident in The Netherlands; or
•the gift is made under a condition precedent and such holder is or is deemed to be a resident of The Netherlands at the time the condition is fulfilled.

For the purpose of Dutch gift and inheritance tax, an individual who has the Dutch nationality will be deemed to be a resident of The Netherlands at the date of the gift or the date of their death if he has been a resident of The Netherlands at any time during the ten years preceding the date of the gift or the date of their death.
For the purposes of Dutch gift tax, an individual will, irrespective of their nationality, be deemed to be a resident of The Netherlands at the date of the gift if he has been a resident of The Netherlands at any time during the 12 months preceding the date of the gift.
Value added Tax
No Dutch value added tax (omzetbelasting) will be payable by a holder of Notes in consideration for the issue of the Notes (other than value added taxes on fees payable in respect of services not exempt from Dutch value added tax).
Other taxes and duties
No Dutch registration tax, stamp duty or any other similar tax or duty will be payable in The Netherlands by a holder of Notes in respect of or in connection with the acquisition, ownership or transfer of the Notes.
Residence
A holder of Notes will not become or be deemed to become a resident of The Netherlands for tax purposes by reason only of the acquisition, ownership or transfer of the Notes.

CERTAIN ERISA CONSIDERATIONS
The following is a summary of certain considerations associated with the purchase of the Notes by employee benefit plans that are subject to Title I of the U.S. Employee Retirement Income Security Act of 1974, as amended (“ERISA”), plans, individual retirement accounts and other arrangements that are subject to Section 4975 of the Code or provisions under any other federal, state, local, non-U.S. or other laws or regulations that are similar to such provisions of ERISA or the Code (collectively, “Similar Laws”), and entities whose underlying assets are considered to include “plan assets” of any such employee benefit plan, plan, account or arrangement (each, a “Plan”).
General Fiduciary Matters
ERISA and the Code impose certain duties on persons who are fiduciaries of a Plan subject to Title I of ERISA or Section 4975 of the Code (an “ERISA Plan”) and prohibit certain transactions involving the assets of an ERISA Plan and its fiduciaries or other interested parties. Under ERISA and the Code, any person who exercises any discretionary authority or control over the administration of such an ERISA Plan or the management or disposition of the assets of such an ERISA Plan, or who renders investment advice for a fee or other compensation to such an ERISA Plan, is generally considered to be a fiduciary of the ERISA Plan.
In considering an investment in the Notes of a portion of the assets of any Plan, a fiduciary should determine whether the investment is in accordance with the documents and instruments governing the Plan and the applicable provisions of ERISA, the Code or any Similar Law relating to a fiduciary’s duties to the Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws. In addition, a fiduciary of a Plan should consult with its counsel in order to determine if the investment satisfies the fiduciary’s duties to the Plan, including, without limitation, the prudence, diversification, delegation of control and prohibited transaction provisions of ERISA, the Code and any other applicable Similar Laws.
Prohibited Transaction Issues
Section 406 of ERISA and Section 4975 of the Code prohibit ERISA Plans from engaging in specified transactions involving plan assets with persons or entities who are “parties in interest,” within the meaning of ERISA, or “disqualified persons” within the meaning of Section 4975 of the Code, unless an exemption is available. A party in interest or disqualified person who engaged in a non-exempt prohibited transaction may be subject to excise taxes and other penalties and liabilities under ERISA and the Code. In addition, the fiduciary of the ERISA Plan that engaged in such a non-exempt prohibited transaction may be subject to penalties and liabilities under ERISA and the Code. The acquisition and/or holding of the Notes by an ERISA Plan with respect to which any of the Issuers, Guarantors, underwriters, dealers or agents, or any of their respective affiliates is considered a party in interest or a disqualified person may constitute or result in a direct or indirect prohibited transaction under Section 406 of ERISA and/or Section 4975 of the Code, unless the investment is acquired and is held in accordance with an applicable statutory, class or individual prohibited transaction exemption. Each of these exemptions contains conditions and limitations on its application, and there can be no assurance that any of these exemptions will be available, or that all of the conditions of an exemption will be satisfied with respect to a transaction involving the Notes. Therefore, each person that is considering acquiring or holding the Notes in reliance on an exemption should carefully review and consult with its legal advisors to confirm that it is applicable to the purchase and holding of the Notes.
In light of the above, the Notes may not be purchased or held by any person investing “plan assets” of any Plan, unless such purchase and holding will not constitute or result in a non-exempt prohibited transaction under ERISA or the Code or violate any applicable Similar Laws.
Representation
Accordingly, by acceptance of a Note, each purchaser, holder and subsequent transferee of a Note will be deemed to have represented and warranted that either (i) no portion of the assets used by such purchaser, holder or transferee to acquire or hold the Notes, or any interest therein, constitutes assets of any Plan or (ii) the purchase, holding and subsequent disposition of the Notes by such purchaser, holder or transferee will not constitute or result in a non-

exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code or violate any applicable Similar Laws.
The foregoing discussion is general in nature and is not intended to be all inclusive. Due to the complexity of these rules and the penalties that may be imposed upon persons involved in non-exempt prohibited transactions, it is particularly important that fiduciaries, or other persons considering purchasing the Notes on behalf of, or with the assets of, any Plan, consult with their counsel regarding the potential applicability of ERISA, Section 4975 of the Code and any Similar Laws to such investment and whether an exemption would be applicable to the purchase, holding and subsequent disposition of the Notes.
Purchasers of the Notes have the exclusive responsibility for ensuring that their purchase and holding of the Notes complies with the fiduciary responsibility rules of ERISA or of applicable Similar Laws and does not violate the prohibited transaction rules of ERISA, the Code or applicable Similar Laws. The BAT Group, as well as the underwriters, dealers and agents, make no representation as to whether an investment in the Notes is appropriate for any Plan in general or whether such investment is appropriate for any particular Plan or other arrangement. Neither this discussion nor anything provided in this prospectus is or is intended to be investment advice directed at any potential Plan purchaser or at Plan purchasers generally and such purchasers of the Notes should consult and rely on their own counsel and advisers as to whether an investment in the Notes is suitable.

LEGAL MATTERS
The validity of the debt securities and the guarantees offered by this prospectus and certain legal matters will be passed upon for the Issuers and the Guarantors by Cravath, Swaine & Moore LLP, U.S. counsel for the Issuers and the Guarantors. Certain English law matters will be passed upon for the Issuers and the Guarantors by Linklaters LLP. Certain Dutch legal matters will be passed upon for the Issuers and the Guarantors by Stibbe N.V. Certain North Carolina legal matters will be passed upon for the Issuers and the Guarantors by Womble Bond Dickinson (US) LLP.

EXPERTS
The consolidated financial statements of British American Tobacco p.l.c. as of December 31, 2024 and 2023, and for each of the years in the three-year period ended December 31, 2024, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein and in the registration statement in reliance upon the report of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

ENFORCEABILITY OF CERTAIN CIVIL LIABILITIES
BAT and BATIF are companies with limited liability incorporated under the laws of and registered in England and Wales. BATNF and BATHTN are companies with limited liability incorporated under the laws of the Netherlands. Most of the directors and officers of BAT, BATIF, BATNF, BATHTN and certain of the experts named in this prospectus are residents of the United Kingdom or other countries and all or a substantial portion of their respective assets are located outside the United States. As a result, it may not be possible for investors to effect service of process within the United States upon BAT, BATIF, BATNF, BATHTN or such persons with respect to matters arising under U.S. federal or state securities laws or to enforce against BAT, BATIF, BATNF, BATHTN or them, in any of the United States, the United Kingdom or the Netherlands, judgments of courts of the United States predicated upon civil liability provisions under the U.S. federal or state securities laws.
We have been advised by our English counsel, Linklaters LLP, that there is doubt as to the enforceability in the United Kingdom, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the U.S. federal or state securities laws.
We have been advised by our Dutch counsel, Stibbe N.V., that there is doubt as to the enforceability in the Netherlands, in original actions or in actions for enforcement of judgments of United States courts, of civil liabilities predicated solely upon the U.S. federal or state securities laws.

PART II—INFORMATION NOT REQUIRED IN PROSPECTUS
Item 8.    Indemnification of Directors and Officers
Insurance
British American Tobacco p.l.c. (“BAT”) has a directors and officers liability insurance policy which, subject to policy terms and limitations, includes coverage to reimburse directors and officers of BAT and its subsidiaries (including B.A.T Capital Corporation (“BATCAP”), British American Tobacco Holdings (The Netherlands) B.V. (“BATHTN”), B.A.T. International Finance p.l.c. (“BATIF”), B.A.T. Netherlands Finance B.V. (“BATNF”) and Reynolds American Inc. (“RAI”)) for the costs of defense, settlement or payment of claims and judgments under certain circumstances.
Indemnification
British American Tobacco p.l.c.
Except as hereinafter set forth, there is no charter provision, by-law, contract, arrangement or statute under which any director or officer of BAT is insured or indemnified in any manner against any liability which he or she may incur in his or her capacity as such.
Under English law, any provision that purports to exempt a director of a company (to any extent) from any liability that would otherwise attach to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to the company is void.
Subject to certain exceptions, English law does not permit BAT to indemnify a director against any liability attaching to him or her in connection with any negligence, default, breach of duty or breach of trust in relation to BAT. The exceptions allow BAT to: (1) purchase and maintain director and officer insurance insuring its directors or the directors of an “associated company” (i.e., a company that is a parent, subsidiary or sister company of BAT) against any liability attaching in connection with any negligence, default, breach of duty or breach of trust owed to the company of which he or she is a director; (2) provide a qualifying third party indemnity provision which permits BAT to indemnify its directors and directors of an associated company in respect of proceedings brought by third parties (covering both legal costs and the amount of any adverse judgment), except for (a) the legal costs of an unsuccessful defense of criminal proceedings or civil proceedings brought by the company or an associated company, or the legal costs incurred in connection with certain specified applications by the director for relief where the court refuses to grant the relief, (b) fines imposed in criminal proceedings, and (c) penalties imposed by regulatory bodies; (3) loan funds to a director to meet expenditure incurred defending civil and criminal proceedings against him or her (even if the action is brought by the company itself), or expenditure incurred applying for certain specified relief, subject to the requirement that the loan must be on terms that it is repaid if the defense or application for relief is unsuccessful; and (4) provide a qualifying pension scheme indemnity provision, which allows the company to indemnify a director of a company that is a trustee of an occupational pension scheme against liability incurred in connection with such director’s activities as a trustee of the scheme (subject to certain exceptions).
Under the BAT articles of association, subject to the UK Companies Act 2006, BAT may do any or all of the following:
•indemnify to any extent any person who is or was a director, or a director of any associated company, directly or indirectly (including by funding any expenditure incurred or to be incurred by him or her) against any loss or liability, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or her or otherwise, in relation to BAT or any associated company;
•indemnify to any extent any person who is or was a director of an associated company that is a trustee of an occupational pension scheme, directly or indirectly (including by funding any expenditure incurred or to be incurred by him or her) against any liability incurred by him or her in connection with the company’s activities as trustee of an occupational pension scheme;

•purchase and maintain insurance for any person who is or was a director, or a director of any associated company, against any loss or liability or any expenditure he or she may incur, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or her or otherwise, in relation to BAT or any associated company.
B.A.T Capital Corporation
Section 145 of the Delaware General Corporation Law (“DGCL”) empowers a Delaware corporation to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of the corporation) by reason of the fact that such person is or was a director, officer, employee or agent of such corporation or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise. The indemnity may include expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful. A Delaware corporation may indemnify directors, officers, employees and other agents of such corporation in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the person to be indemnified has been adjudged to be liable to the corporation. Where a present or former director or officer of the corporation is successful on the merits or otherwise in the defense of any action, suit or proceeding referred to above or in defense of any claim, issue or matter therein, the corporation must indemnify such person against the expenses (including attorneys’ fees) which he or she actually and reasonably incurred in connection therewith.
The BATCAP Amended and Restated Certificate of Incorporation, as amended, contains provisions that provide for indemnification of officers and directors to the fullest extent permitted by, and in the manner permissible under, applicable state and federal law, including the DGCL.
BATCAP has also entered into indemnification agreements with its directors and officers. Generally, these agreements attempt to provide the maximum protection permitted by Delaware law with respect to indemnification. The indemnification agreements provide that BATCAP will pay certain amounts incurred by its directors in connection with any threatened, pending, or completed action, suit or other proceeding, whether civil, criminal, administrative, investigative or any other type whatsoever. Such amounts include any expenses, including all direct and indirect costs of any type or nature whatsoever (including, without limitation, all attorneys’ fees and related disbursements, other out-of-pocket costs and reasonable compensation for time spent by the indemnified person for which he or she is not otherwise compensated by BATCAP or any third party) actually and reasonably incurred by the indemnified person in connection with either the investigation, defense or appeal of a proceeding. Timothy Derr, a director and the Secretary of BATCAP, is employed by the Corporation Service Company, and the agreement for Mr. Derr’s services to BATCAP also includes similar indemnification provisions.
B.A.T. International Finance p.l.c.
Article 142 of the articles of association of BATIF provides that:
Subject to and so far as permitted by the provisions of the Companies Act 2006, BATIF may:
(a)indemnify any person who is or was a director, or a director of any associated company, directly or indirectly (including by funding any expenditure incurred or to be incurred by him/her), against any loss or liability, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him/her or otherwise, in relation to BATIF or any associated company, and/or
(b)indemnify to any extent any person who is or was a director, or a director of any associated company, at any time during which BATIF, or any such associated company, was that is a trustee of an occupational pension scheme, directly or indirectly (including by funding any expenditure incurred or to be incurred by him/her) against any liability incurred by him/her in connection with such company’s activities as a trustee of an occupational pension scheme, and/or
(c)purchase and maintain insurance for any person who is or was a director, or a director of an associated company, against any loss or liability or any expenditure he/she may incur, whether in connection with any proven or alleged negligence, default, breach of duty or breach of trust by him or otherwise, in relation to BATIF or any associated company.
BATIF also enters into deeds of indemnity with its directors. These deeds set out the terms of the indemnity BATIF will provide to the current and past directors of BATIF. The deeds of indemnity provide that BATIF will, to the extent permitted by law, indemnify the directors against, and pay to him or her an amount equal to any cost, charge, expense or liability other than an excluded liability as set out in the deed of indemnity, which the director may sustain or incur in or about the execution of his or her duties to BATIF or as a result of any contract, deed, matter or thing done, entered into, or executed himself on behalf of BATIF or in relation to the business of BATIF.
British American Tobacco Holdings (The Netherlands) B.V. and B.A.T. Netherlands Finance B.V.
The provisions of Dutch law governing the liability of the members of BATHTN’s and BATNF’s board of directors are mandatory in nature. Although Dutch law does not provide for any provisions with respect to the indemnification of officers and directors, the concept of indemnification of directors of a company for liabilities arising from their actions as members of the executive or supervisory boards is, in principle, accepted in The Netherlands.
British American Tobacco Holdings (The Netherlands) B.V.
The current articles of association of BATHTN do not provide for an indemnification of members of its board of directors and/or representatives (“procuratiehouders”). However, BATHTN has the option to include an indemnity to the members of the BATHTN board of directors and/or representatives in specific contracts between BATHTN and individual managing directors and/or representatives. BATHTN has not entered into any such contracts.
B.A.T. Netherlands Finance B.V.
The current articles of association of BATNF do not provide for an indemnification of members of its board of directors and/or representatives (“procuratiehouders”). However, BATNF has the option to include an indemnity to the members of the BATNF board of directors and/or representatives in specific contracts between BATNF and individual managing directors and/or representatives. BATNF has not entered into any such contracts.
Reynolds American Inc.
Section 55-8-51 of the North Carolina Business Corporation Act, referred to as the NCBCA, authorizes a corporation to indemnify an individual made a party to a proceeding because he is or was a director against liability incurred in the proceeding if: (1) the director conducted himself or herself in good faith; and (2) the director reasonably believed (a) in the case of conduct in his or her official capacity with the corporation, that his or her conduct was in the corporation’s best interests; and (b) in all other cases, that his or her conduct was at least not opposed to the corporation’s best interests; and (3) in the case of any criminal proceeding, the director had no reasonable cause to believe his or her conduct was unlawful.
The articles of incorporation of RAI provide that RAI will indemnify, to the fullest extent permitted by the NCBCA, any person who was or is a director or officer of RAI who was or is made a party or is threatened to be made a party to or is otherwise involved in any action, suit or proceeding, whether civil, criminal, administrative or investigative, because such person was or is a director or officer of RAI or, while a director or officer of RAI, was or is serving at the request of RAI as a director, officer, partner, trustee, employee or agent of any other enterprise, plan or trust. The RAI articles of incorporation also provide that RAI shall pay expenses incurred in connection with any such action, suit or proceeding in advance provided the director or officer agrees in writing to repay such amount if such person is ultimately determined not entitled to be indemnified against such expenses. The indemnification rights pursuant to the RAI articles of incorporation are not exclusive.

Sections 55-8-52 and 55-8-56 of the NCBCA require a corporation, unless its articles of incorporation provide otherwise, to indemnify a director or officer who has been wholly successful, on the merits or otherwise, in the defense of any proceeding to which such director or officer was made a party because he was or is a director or officer of the corporation against reasonable expenses actually incurred by the director or officer in connection with the proceeding. Unless prohibited by the articles of incorporation, a director or officer also may make application and obtain court-ordered indemnification if the court determines that such director or officer is fairly and reasonably entitled to such indemnification as provided in Sections 55-8-54 and 55-8-56 of the NCBCA.
Section 55-8-57 of the NCBCA permits a corporation, in its articles of incorporation or bylaws or by contract or resolution, to indemnify, or agree to indemnify, its directors, officers, employees or agents against liability and expenses (including attorneys’ fees) in any proceeding (including proceedings brought by or on behalf of the corporation) arising out of their status as such or their activities in such capacities, except for any liabilities or expenses incurred on account of activities that were, at the time taken, known or believed by the person to be clearly in conflict with the best interests of the corporation.
RAI has entered into separate indemnification agreements with certain of its directors and executive officers. Pursuant to these agreements, RAI will generally indemnify, defend and hold harmless an indemnitee to the fullest extent permitted or required by the laws of North Carolina in effect on the date such agreement is signed, or as such laws may thereafter be amended to increase the scope of permitted or required indemnification, against all losses based upon, arising out of or resulting from any actual, alleged or suspected act or failure to act by an indemnitee in his or her capacity as a current or former, director, officer, employee or agent of RAI or as a director, officer, employee, member, manager, trustee or agent of any other entity or enterprise as to which an indemnitee is or was serving at the request of RAI, or in respect of any action or failure to act by an indemnitee in any business or other activity of RAI.
The agreements provide that an indemnitee will not be entitled to indemnification if prohibited by applicable law, and an indemnitee generally is not entitled to indemnification pursuant to the NCBCA to the extent that any loss is determined to have resulted from the indemnitee’s knowing misconduct from which he or she derived a direct improper personal benefit. In the event an indemnitee is not wholly successful on the merits in a proceeding, the indemnitee generally only is entitled to indemnification if it is determined that at the time of the indemnitee’s conduct, the indemnitee did not know or believe such conduct to be clearly in conflict with the best interests of RAI.
The indemnification agreements entitle an indemnitee to obtain advances of expenses from RAI, subject to conditions such as the indemnitee undertaking to repay RAI any advances he or she is not ultimately entitled to.
The agreements also generally require RAI to use commercially reasonably efforts to maintain, for as long as an indemnitee is a director or officer of RAI and thereafter for as long as a director or officer is subject to any potential indemnifiable claim, directors’ and officers’ liability insurance covering the indemnitee that is at least substantially comparable in scope and amount to that provided by RAI’s directors’ and officers’ coverage in effect at the time of execution of the indemnitee’s agreement.
Section 55-8-57 of the NCBCA also authorizes a corporation to purchase and maintain insurance on behalf of an individual who was or is a director, officer, employee or agent of the corporation, or who, while a director, officer, employee or agent of the corporation, is or was serving at the request of the corporation as a director, officer, partner, trustee, employee or agent of any other enterprise, plan or trust, against certain liabilities incurred by such a person, whether or not the corporation is otherwise authorized by the NCBCA to indemnify that person.
Section 55-2-02 of the NCBCA enables a corporation in its articles of incorporation to eliminate or limit, with certain exceptions, the personal liability of directors for monetary damages for breach of their duties as directors. No such provision is effective to eliminate or limit a director’s liability for: (1) acts or omissions that the director at the time of the breach knew or believed to be clearly in conflict with the best interests of the corporation; (2) improper distributions as described in Section 55-8-33 of the NCBCA; (3) any transaction from which the director derived an improper personal benefit; or (4) acts or omissions occurring prior to the date the exculpatory provision became effective.

The RAI articles of incorporation provide that, to the fullest extent permitted by the NCBCA, no person who is serving or who has served as a director of the corporation shall be personally liable to the corporation or any of its shareholders for monetary damages for breach of duty as a director.
The indemnification provided above is not exclusive of any rights to which any of the indemnitees of BAT, BATCAP, BATIF, BATNF, BATHTN or RAI may be entitled. Certain directors and officers benefit from indemnification arrangements or agreements provided by other members of the BAT Group. The general effect of the foregoing provisions may be to reduce the circumstances in which such indemnitee may be required to bear the economic burdens of the foregoing liabilities and expenses.
Item 9.    Exhibits and Financial Statement Schedules
The following is a list of exhibits to this registration statement:

Exhibit Number	Description of Exhibits

1.1	Form of Underwriting Agreement for debt securities issued by B.A.T. International Finance p.l.c.
1.2	Form of Underwriting Agreement for debt securities issued by B.A.T Capital Corporation.
1.3	Form of Underwriting Agreement for debt securities issued by British American Tobacco p.l.c.
4.1
Thirty-fourth Supplemental Trust Deed, dated March 17, 2022, by and among B.A.T. International Finance p.l.c., B.A.T Capital Corporation, B.A.T. Netherlands Finance B.V., British American Tobacco p.l.c. and the Law Debenture Trust Corporation p.l.c., further modifying and restating the Trust Deed, dated July 6, 1998 (as previously modified and restated) relating to the US$3,000,000,000 (now £25,000,000,000) Euro Medium Term Note Programme.[1]

4.2
Form of Indenture by and among B.A.T. International Finance p.l.c., B.A.T Capital Corporation and British American Tobacco p.l.c., and Citibank, N.A., as trustee, authentication agent, transfer agent, registrar, calculation agent and initial paying agent.[2]

4.3
Indenture, dated September 25, 2020, by and among B.A.T. International Finance p.l.c., the Guarantors party thereto and Citibank, N.A., as trustee, authentication agent, transfer agent, registrar, calculation agent and initial paying agent.[3]

4.4	Supplemental Indenture No. 1, dated September 25, 2020, by and among B.A.T. International Finance p.l.c., the Guarantors party thereto and Citibank, N.A., as Trustee.[4]
4.5	Supplemental Indenture No. 2, dated March 16, 2022, by and among B.A.T. International Finance p.l.c., the Guarantors party thereto and Citibank, N.A., as Trustee.[5]
4.6	Supplemental Indenture No. 3, dated August 2, 2023, by and among B.A.T. International Finance p.l.c., the Guarantors party thereto and Citibank, N.A., as Trustee.[6]
4.7
Indenture, dated September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as trustee, authentication agent, transfer agent, registrar, calculation agent and initial paying agent.[7]

4.8	Supplemental Indenture No. 1, dated September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[8]
4.9	Supplemental Indenture No. 2, dated September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[9]
4.10	Supplemental Indenture No. 3, dated September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[10]
4.11	Supplemental Indenture No. 4, dated September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[11]
4.12	Supplemental Indenture No. 5, dated April 2, 2020, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[12]
4.13	Supplemental Indenture No. 6, dated April 2, 2020, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[13]
4.14	Supplemental Indenture No. 7, dated April 2, 2020, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[14]
4.15	Supplemental Indenture No. 8, dated September 25, 2020, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[15]

Exhibit Number	Description of Exhibits

4.16	Supplemental Indenture No. 9, dated September 25, 2020, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[16]
4.17	Supplemental Indenture No. 10, dated September 25, 2020, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[17]
4.18	Supplemental Indenture No. 11, dated September 25, 2020, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[18]
4.19	Supplemental Indenture No. 12, dated March 16, 2022, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[19]
4.20	Supplemental Indenture No. 13, dated March 16, 2022, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[20]
4.21	Supplemental Indenture No. 14, dated March 24, 2022, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[21]
4.22	Supplemental Indenture No. 15, dated October 19, 2022, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[22]
4.23	Supplemental Indenture No. 16, dated August 2, 2023, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[23]
4.24	Supplemental Indenture No. 17, dated August 2, 2023, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[24]
4.25	Supplemental Indenture No. 18, dated August 2, 2023, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[25]
4.26	Supplemental Indenture No. 19, dated August 2, 2023, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[26]
4.27	Supplemental Indenture No. 20, dated February 20, 2024, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[27]
4.28	Supplemental Indenture No. 21, dated February 20, 2024, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[28]
4.29	Supplemental Indenture No. 22, dated March 13, 2025, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[29]
4.30	Supplemental Indenture No. 23, dated March 13, 2025, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[30]
4.31	Supplemental Indenture No. 24, dated March 13, 2025, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[31]
4.32
Indenture, dated August 15, 2017, by and among B.A.T Capital Corporation, the Guarantors party thereto, Wilmington Trust, National Association as trustee and Citibank, N.A., London Branch, as authentication agent, paying agent, transfer agent, registrar and calculation agent.[32]

Pursuant to Item 601(b)(4)(iii) of Regulation S-K, British American Tobacco p.l.c. agrees to furnish a copy of any instrument with respect to other long-term debt to the U.S. Securities and Exchange Commission upon request.
5.1	Opinion of Cravath, Swaine & Moore LLP.
5.2	Opinion of Linklaters LLP (London).
5.3	Opinion of Stibbe N.V.
5.4	Opinion of Womble Bond Dickinson (US) LLP.
23.1	Consent of KPMG LLP (United Kingdom).
23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).
23.3	Consent of Linklaters LLP (London) (included in Exhibit 5.2).
23.4	Consent of Stibbe N.V. (included in Exhibit 5.3).
23.5	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5.4).
24.1	Power of Attorney relating to BAT (included on the signature pages hereto).
24.2	Power of Attorney relating to BATCAP (included on the signature pages hereto).
24.3	Power of Attorney relating to BATIF (included on the signature pages hereto).
24.4	Power of Attorney relating to BATNF (included on the signature pages hereto).

Exhibit Number	Description of Exhibits

24.5	Power of Attorney relating to RAI (included on the signature pages hereto).
24.6	Power of Attorney relating to BATHTN (included on the signature pages hereto).
25.1
Statement of Eligibility on Form T-1 of Citibank, N.A. relating to the proposed Form of Indenture by and among B.A.T. International Finance p.l.c., B.A.T Capital Corporation and British American Tobacco p.l.c., and Citibank, N.A., as trustee, authentication agent, transfer agent, registrar, calculation agent and initial paying agent.[33]

25.2
Statement of Eligibility on Form T-1 of Citibank, N.A. relating to the Indenture, dated September 25, 2020, by and among B.A.T. International Finance p.l.c., the Guarantors party thereto and Citibank, N.A.[34]

25.3	Statement of Eligibility on Form T-1 of Citibank, N.A. relating to the Indenture, dated September 6, 2019, by among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A.[35]
25.4
Statement of Eligibility on Form T-1 of Wilmington Trust, National Association, relating to the Indenture, dated August 15, 2017, by and among B.A.T Capital Corporation, the Guarantors party thereto, Wilmington Trust, National Association and Citibank, N.A.[36]

107	Filing fee table.
__________________
(1)Incorporated by reference to Exhibit 4.1 to British American Tobacco p.l.c.’s Form F-3 filed on July 1, 2022.
(2)Incorporated by reference to Exhibit 4.2 to British American Tobacco p.l.c.’s Form F-3 filed on July 1, 2022.
(3)Incorporated by reference to Exhibit 4.1 to British American Tobacco p.l.c.’s Form 6-K filed on September 25, 2020.
(4)Incorporated by reference to Exhibit 4.6 to British American Tobacco p.l.c.’s Form 6-K filed on September 25, 2020.
(5)Incorporated by reference to Exhibit 4.3 to British American Tobacco p.l.c.’s Form 6-K filed on March 16, 2022.
(6)Incorporated by reference to Exhibit 4.5 to British American Tobacco p.l.c.’s Form 6-K filed on August 2, 2023.
(7)Incorporated by reference to Exhibit 4.1 to British American Tobacco p.l.c.’s Form 6-K filed on September 6, 2019.
(8)Incorporated by reference to Exhibit 4.2 to British American Tobacco p.l.c.’s Form 6-K filed on September 6, 2019.
(9)Incorporated by reference to Exhibit 4.3 to British American Tobacco p.l.c.’s Form 6-K filed on September 6, 2019.
(10)Incorporated by reference to Exhibit 4.4 to British American Tobacco p.l.c.’s Form 6-K filed on September 6, 2019.
(11)Incorporated by reference to Exhibit 4.5 to British American Tobacco p.l.c.’s Form 6-K filed on September 6, 2019.
(12)Incorporated by reference to Exhibit 4.1 to British American Tobacco p.l.c.’s Form 6-K filed on April 2, 2020.
(13)Incorporated by reference to Exhibit 4.2 to British American Tobacco p.l.c.’s Form 6-K filed on April 2, 2020.
(14)Incorporated by reference to Exhibit 4.3 to British American Tobacco p.l.c.’s Form 6-K filed on April 2, 2020.
(15)Incorporated by reference to Exhibit 4.2 to British American Tobacco p.l.c.’s Form 6-K filed on September 25, 2020.
(16)Incorporated by reference to Exhibit 4.3 to British American Tobacco p.l.c.’s Form 6-K filed on September 25, 2020.
(17)Incorporated by reference to Exhibit 4.4 to British American Tobacco p.l.c.’s Form 6-K filed on September 25, 2020.
(18)Incorporated by reference to Exhibit 4.5 to British American Tobacco p.l.c.’s Form 6-K filed on September 25, 2020.
(19)Incorporated by reference to Exhibit 4.1 to British American Tobacco p.l.c.’s Form 6-K filed on March 16, 2022.
(20)Incorporated by reference to Exhibit 4.2 to British American Tobacco p.l.c.’s Form 6-K filed on March 16, 2022.
(21)Incorporated by reference to Exhibit 4.1 to British American Tobacco p.l.c.’s Form 6-K filed on March 24, 2022.
(22)Incorporated by reference to Exhibit 4.1 to British American Tobacco p.l.c.’s Form 6-K filed on October 19, 2022.
(23)Incorporated by reference to Exhibit 4.1 to British American Tobacco p.l.c.’s Form 6-K filed on August 2, 2023.
(24)Incorporated by reference to Exhibit 4.2 to British American Tobacco p.l.c.’s Form 6-K filed on August 2, 2023.
(25)Incorporated by reference to Exhibit 4.3 to British American Tobacco p.l.c.’s Form 6-K filed on August 2, 2023.
(26)Incorporated by reference to Exhibit 4.4 to British American Tobacco p.l.c.’s Form 6-K filed on August 2, 2023.
(27)Incorporated by reference to Exhibit 4.1 to British American Tobacco p.l.c.’s Form 6-K filed on February 20, 2024.
(28)Incorporated by reference to Exhibit 4.2 to British American Tobacco p.l.c.’s Form 6-K filed on February 20, 2024.
(29)Incorporated by reference to Exhibit 4.1 to British American Tobacco p.l.c.’s Form 6-K filed on March 13, 2025.
(30)Incorporated by reference to Exhibit 4.2 to British American Tobacco p.l.c.’s Form 6-K filed on March 13, 2025.
(31)Incorporated by reference to Exhibit 4.3 to British American Tobacco p.l.c.’s Form 6-K filed on March 13, 2025.
(32)Incorporated by reference to Exhibit 2.4 to British American Tobacco p.l.c.’s Annual Report on Form 20-F filed on March 15, 2018.
(33)Incorporated by reference to Exhibit 25.1 to British American Tobacco p.l.c.’s Form F-3 filed on July 1, 2022.
(34)Incorporated by reference to Exhibit 25.2 to British American Tobacco p.l.c.’s Form F-3 filed on July 17, 2019.
(35)Incorporated by reference to Exhibit 25.1 to British American Tobacco p.l.c.’s Form F-3 filed on July 17, 2019.
(36)Incorporated by reference to Exhibit 25.1 to British American Tobacco p.l.c.’s Form F-4 filed on October 2, 2018.

Item 10.    Undertakings
(a)The undersigned registrants hereby undertake:
(1)To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:
(i)To include any prospectus required by Section 10(a)(3) of the Securities Act;
(ii)To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) under the Securities Act if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and
(iii)To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;
provided, however, that paragraphs (1)(i), (1)(ii) and (1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the registration statement or is contained in a form of prospectus filed pursuant to Rule 424(b) under the Securities Act that is part of the registration statement.
(2)That, for the purpose of determining any liability under the Securities Act, each such post- effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(3)To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.
(4)To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A. of Form 20-F at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Securities Act need not be furnished, provided that the registrants include in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements. Notwithstanding the foregoing, a post-effective amendment need not be filed to include financial statements and information required by Section 10(a)(3) of the Securities Act or Item 8.A of Form 20-F if such financial statements and information are contained in periodic reports filed with or furnished to the SEC by the registrants pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Form F-3.

(5)That, for the purpose of determining liability under the Securities Act to any purchaser:
(i)Each prospectus filed by the registrants pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and
(ii)Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.
(6)That, for the purpose of determining liability of the registrants under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be sellers to the purchaser and will be considered to offer or sell such securities to such purchaser:
(i)Any preliminary prospectus or prospectus of the undersigned registrants relating to the offering required to be filed pursuant to Rule 424 under the Securities Act;
(ii)Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrants or used or referred to by the undersigned registrants;
(iii)The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrants or their securities provided by or on behalf of the undersigned registrants; and
(iv)Any other communication that is an offer in the offering made by the undersigned registrants to the purchaser.
(b)The undersigned registrants hereby undertake that, for purposes of determining any liability under the Securities Act, each filing of BAT’s annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.
(c)Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrants pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by directors, officers or controlling persons of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of their counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by them is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.
(d)The undersigned registrants hereby undertake that:
(1)For purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A under the Securities Act and contained in a form of prospectus filed by the registrants pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of the registration statement as of the time it was declared effective.
(2)For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

EXHIBIT INDEX

Exhibit Number	Description of Exhibits

1.1	Form of Underwriting Agreement for debt securities issued by B.A.T. International Finance p.l.c.
1.2	Form of Underwriting Agreement for debt securities issued by B.A.T Capital Corporation.
1.3	Form of Underwriting Agreement for debt securities issued by British American Tobacco p.l.c.
4.1
Thirty-fourth Supplemental Trust Deed, dated March 17, 2022, by and among B.A.T. International Finance p.l.c., B.A.T Capital Corporation, B.A.T. Netherlands Finance B.V., British American Tobacco p.l.c. and the Law Debenture Trust Corporation p.l.c., further modifying and restating the Trust Deed, dated July 6, 1998 (as previously modified and restated) relating to the US$3,000,000,000 (now £25,000,000,000) Euro Medium Term Note Programme.[1]

4.2
Form of Indenture by and among B.A.T. International Finance p.l.c., B.A.T Capital Corporation and British American Tobacco p.l.c., and Citibank, N.A., as trustee, authentication agent, transfer agent, registrar, calculation agent and initial paying agent.[2]

4.3
Indenture, dated September 25, 2020, by and among B.A.T. International Finance p.l.c., the Guarantors party thereto and Citibank, N.A., as trustee, authentication agent, transfer agent, registrar, calculation agent and initial paying agent.[3]

4.4	Supplemental Indenture No. 1, dated September 25, 2020, by and among B.A.T. International Finance p.l.c., the Guarantors party thereto and Citibank, N.A., as Trustee.[4]
4.5	Supplemental Indenture No. 2, dated March 16, 2022, by and among B.A.T. International Finance p.l.c., the Guarantors party thereto and Citibank, N.A., as Trustee.[5]
4.6	Supplemental Indenture No. 3, dated August 2, 2023, by and among B.A.T. International Finance p.l.c., the Guarantors party thereto and Citibank, N.A., as Trustee.[6]
4.7
Indenture, dated September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as trustee, authentication agent, transfer agent, registrar, calculation agent and initial paying agent.[7]

4.8	Supplemental Indenture No. 1, dated September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[8]
4.9	Supplemental Indenture No. 2, dated September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[9]
4.10	Supplemental Indenture No. 3, dated September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[10]
4.11	Supplemental Indenture No. 4, dated September 6, 2019, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[11]
4.12	Supplemental Indenture No. 5, dated April 2, 2020, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[12]
4.13	Supplemental Indenture No. 6, dated April 2, 2020, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[13]
4.14	Supplemental Indenture No. 7, dated April 2, 2020, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[14]
4.15	Supplemental Indenture No. 8, dated September 25, 2020, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[15]
4.16	Supplemental Indenture No. 9, dated September 25, 2020, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[16]
4.17	Supplemental Indenture No. 10, dated September 25, 2020, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[17]
4.18	Supplemental Indenture No. 11, dated September 25, 2020, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[18]
4.19	Supplemental Indenture No. 12, dated March 16, 2022, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[19]
4.20	Supplemental Indenture No. 13, dated March 16, 2022, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[20]
4.21	Supplemental Indenture No. 14, dated March 24, 2022, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[21]

Exhibit Number	Description of Exhibits

4.22	Supplemental Indenture No. 15, dated October 19, 2022, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[22]
4.23	Supplemental Indenture No. 16, dated August 2, 2023, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[23]
4.24	Supplemental Indenture No. 17, dated August 2, 2023, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[24]
4.25	Supplemental Indenture No. 18, dated August 2, 2023, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[25]
4.26	Supplemental Indenture No. 19, dated August 2, 2023, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[26]
4.27	Supplemental Indenture No. 20, dated February 20, 2024, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[27]
4.28	Supplemental Indenture No. 21, dated February 20, 2024, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[28]
4.29	Supplemental Indenture No. 22, dated March 13, 2025, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[29]
4.30	Supplemental Indenture No. 23, dated March 13, 2025, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[30]
4.31	Supplemental Indenture No. 24, dated March 13, 2025, by and among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A., as Trustee.[31]
4.32
Indenture, dated August 15, 2017, by and among B.A.T Capital Corporation, the Guarantors party thereto, Wilmington Trust, National Association as trustee and Citibank, N.A., London Branch, as authentication agent, paying agent, transfer agent, registrar and calculation agent.[32]

Pursuant to Item 601(b)(4)(iii) of Regulation S-K, British American Tobacco p.l.c. agrees to furnish a copy of any instrument with respect to other long-term debt to the U.S. Securities and Exchange Commission upon request.
5.1	Opinion of Cravath, Swaine & Moore LLP.
5.2	Opinion of Linklaters LLP (London).
5.3	Opinion of Stibbe N.V.
5.4	Opinion of Womble Bond Dickinson (US) LLP.
23.1	Consent of KPMG LLP (United Kingdom).
23.2	Consent of Cravath, Swaine & Moore LLP (included in Exhibit 5.1).
23.3	Consent of Linklaters LLP (London) (included in Exhibit 5.2).
23.4	Consent of Stibbe N.V. (included in Exhibit 5.3).
23.5	Consent of Womble Bond Dickinson (US) LLP (included in Exhibit 5.4).
24.1	Power of Attorney relating to BAT (included on the signature pages hereto).
24.2	Power of Attorney relating to BATCAP (included on the signature pages hereto).
24.3	Power of Attorney relating to BATIF (included on the signature pages hereto).
24.4	Power of Attorney relating to BATNF (included on the signature pages hereto).
24.5	Power of Attorney relating to RAI (included on the signature pages hereto).
24.6	Power of Attorney relating to BATHTN (included on the signature pages hereto).
25.1
Statement of Eligibility on Form T-1 of Citibank, N.A. relating to the proposed Form of Indenture by and among B.A.T. International Finance p.l.c., B.A.T Capital Corporation and British American Tobacco p.l.c., and Citibank, N.A., as trustee, authentication agent, transfer agent, registrar, calculation agent and initial paying agent.[33]

25.2
Statement of Eligibility on Form T-1 of Citibank, N.A. relating to the Indenture, dated September 25, 2020, by and among B.A.T. International Finance p.l.c., the Guarantors party thereto and Citibank, N.A.[34]

25.3	Statement of Eligibility on Form T-1 of Citibank, N.A. relating to the Indenture, dated September 6, 2019, by among B.A.T Capital Corporation, the Guarantors party thereto and Citibank, N.A.[35]

Exhibit Number	Description of Exhibits

25.4
Statement of Eligibility on Form T-1 of Wilmington Trust, National Association, relating to the Indenture, dated August 15, 2017, by and among B.A.T Capital Corporation, the Guarantors party thereto, Wilmington Trust, National Association and Citibank, N.A.[36]

107	Filing fee table.
__________________
(1)Incorporated by reference to Exhibit 4.1 to British American Tobacco p.l.c.’s Form F-3 filed on July 1, 2022.
(2)Incorporated by reference to Exhibit 4.2 to British American Tobacco p.l.c.’s Form F-3 filed on July 1, 2022.
(3)Incorporated by reference to Exhibit 4.1 to British American Tobacco p.l.c.’s Form 6-K filed on September 25, 2020.
(4)Incorporated by reference to Exhibit 4.6 to British American Tobacco p.l.c.’s Form 6-K filed on September 25, 2020.
(5)Incorporated by reference to Exhibit 4.3 to British American Tobacco p.l.c.’s Form 6-K filed on March 16, 2022.
(6)Incorporated by reference to Exhibit 4.5 to British American Tobacco p.l.c.’s Form 6-K filed on August 2, 2023.
(7)Incorporated by reference to Exhibit 4.1 to British American Tobacco p.l.c.’s Form 6-K filed on September 6, 2019.
(8)Incorporated by reference to Exhibit 4.2 to British American Tobacco p.l.c.’s Form 6-K filed on September 6, 2019.
(9)Incorporated by reference to Exhibit 4.3 to British American Tobacco p.l.c.’s Form 6-K filed on September 6, 2019.
(10)Incorporated by reference to Exhibit 4.4 to British American Tobacco p.l.c.’s Form 6-K filed on September 6, 2019.
(11)Incorporated by reference to Exhibit 4.5 to British American Tobacco p.l.c.’s Form 6-K filed on September 6, 2019.
(12)Incorporated by reference to Exhibit 4.1 to British American Tobacco p.l.c.’s Form 6-K filed on April 2, 2020.
(13)Incorporated by reference to Exhibit 4.2 to British American Tobacco p.l.c.’s Form 6-K filed on April 2, 2020.
(14)Incorporated by reference to Exhibit 4.3 to British American Tobacco p.l.c.’s Form 6-K filed on April 2, 2020.
(15)Incorporated by reference to Exhibit 4.2 to British American Tobacco p.l.c.’s Form 6-K filed on September 25, 2020.
(16)Incorporated by reference to Exhibit 4.3 to British American Tobacco p.l.c.’s Form 6-K filed on September 25, 2020.
(17)Incorporated by reference to Exhibit 4.4 to British American Tobacco p.l.c.’s Form 6-K filed on September 25, 2020.
(18)Incorporated by reference to Exhibit 4.5 to British American Tobacco p.l.c.’s Form 6-K filed on September 25, 2020.
(19)Incorporated by reference to Exhibit 4.1 to British American Tobacco p.l.c.’s Form 6-K filed on March 16, 2022.
(20)Incorporated by reference to Exhibit 4.2 to British American Tobacco p.l.c.’s Form 6-K filed on March 16, 2022.
(21)Incorporated by reference to Exhibit 4.1 to British American Tobacco p.l.c.’s Form 6-K filed on March 24, 2022.
(22)Incorporated by reference to Exhibit 4.1 to British American Tobacco p.l.c.’s Form 6-K filed on October 19, 2022.
(23)Incorporated by reference to Exhibit 4.1 to British American Tobacco p.l.c.’s Form 6-K filed on August 2, 2023.
(24)Incorporated by reference to Exhibit 4.2 to British American Tobacco p.l.c.’s Form 6-K filed on August 2, 2023.
(25)Incorporated by reference to Exhibit 4.3 to British American Tobacco p.l.c.’s Form 6-K filed on August 2, 2023.
(26)Incorporated by reference to Exhibit 4.4 to British American Tobacco p.l.c.’s Form 6-K filed on August 2, 2023.
(27)Incorporated by reference to Exhibit 4.1 to British American Tobacco p.l.c.’s Form 6-K filed on February 20, 2024.
(28)Incorporated by reference to Exhibit 4.2 to British American Tobacco p.l.c.’s Form 6-K filed on February 20, 2024.
(29)Incorporated by reference to Exhibit 4.1 to British American Tobacco p.l.c.’s Form 6-K filed on March 13, 2025.
(30)Incorporated by reference to Exhibit 4.2 to British American Tobacco p.l.c.’s Form 6-K filed on March 13, 2025.
(31)Incorporated by reference to Exhibit 4.3 to British American Tobacco p.l.c.’s Form 6-K filed on March 13, 2025.
(32)Incorporated by reference to Exhibit 2.4 to British American Tobacco p.l.c.’s Annual Report on Form 20-F filed on March 15, 2018.
(33)Incorporated by reference to Exhibit 25.1 to British American Tobacco p.l.c.’s Form F-3 filed on July 1, 2022.
(34)Incorporated by reference to Exhibit 25.2 to British American Tobacco p.l.c.’s Form F-3 filed on July 17, 2019.
(35)Incorporated by reference to Exhibit 25.1 to British American Tobacco p.l.c.’s Form F-3 filed on July 17, 2019.
(36)Incorporated by reference to Exhibit 25.1 to British American Tobacco p.l.c.’s Form F-4 filed on October 2, 2018.

SIGNATURES
Pursuant to the requirements of the Securities Act, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on July 1, 2025.

BRITISH AMERICAN TOBACCO P.L.C.

By:	/s/ Soraya Benchikh
Name: Soraya Benchikh
Title: Chief Financial Officer
POWER OF ATTORNEY
We, the undersigned officers and directors of British American Tobacco p.l.c., hereby severally constitute and appoint Krishnan Anand, Soraya Benchikh, Caroline Ferland, Karen Guerra, Luc Jobin, Holly Keller Koeppel, Uta Kemmerich-Keil, Véronique Laury, Tadeu Marroco, Darrel Thomas and Serpil Timuray, and each of them acting without the other, as our true and lawful attorneys-in-fact, with full power of substitution, for them, together or individually, in any and all capacities, to sign for us and in our names, the registration statement on Form F-3 filed with the SEC, and any and all amendments to said registration statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.

Pursuant to the requirements of the Securities Act this registration statement has been signed by the following persons in the capacities indicated below on July 1, 2025.

Signature	Title

/s/ Krishnan Anand
Krishnan Anand	Non-Executive Director

/s/ Soraya Benchikh
Soraya Benchikh	Executive Director—Chief Financial Officer (Principal Financial and Accounting Officer)

/s/ Karen Guerra
Karen Guerra	Non-Executive Director

/s/ Luc Jobin
Luc Jobin	Chairman

/s/ Holly Keller Koeppel
Holly Keller Koeppel	Senior Independent Director

/s/ Véronique Laury
Véronique Laury	Non-Executive Director

/s/ Tadeu Marroco
Tadeu Marroco	Executive Director—Chief Executive (Principal Executive Officer)

/s/ Darrell Thomas
Darrell Thomas	Non-Executive Director

/s/ Serpil Timuray
Serpil Timuray	Non-Executive Director

/s/ Donald J. Puglisi
Donald J. Puglisi Managing Director, Puglisi & Associates	Authorized Representative in the United States

SIGNATURES
Pursuant to the requirements of the Securities Act, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wilmington, Delaware, on July 1, 2025.

B.A.T CAPITAL CORPORATION

By:	/s/ Steven Coppock
Name: Steven Coppock
Title: Treasurer

POWER OF ATTORNEY
We, the undersigned officers and directors of B.A.T Capital Corporation, hereby severally constitute and appoint Karen Calix, Steven Coppock, Timothy Derr, Craig Harris, Anthony B. Petitt, Adin Trbonja and Daniel Wong, and each of them acting without the other, as our true and lawful attorneys-in-fact, with full power of substitution, for them, together or individually, in any and all capacities, to sign for us and in our names, the registration statement on Form F-3 filed with the SEC, and any and all amendments to said registration statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on July 1, 2025.

Signature	Title

/s/ Karen Calix
Karen Calix	Director

/s/ Steven Coppock
Steven Coppock	Treasurer (Principal Financial Officer and Principal Accounting Officer)

/s/ Timothy Derr
Timothy Derr	Director

/s/ Craig Harris
Craig Harris	Director

/s/ Anthony B. Petitt
Anthony B. Petitt	President (Principal Executive Officer)

/s/ Adin Trbonja
Adin Trbonja	Director

/s/ Daniel Wong
Daniel Wong	Director

SIGNATURES
Pursuant to the requirements of the Securities Act, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in London, England, on July 1, 2025.

B.A.T. INTERNATIONAL FINANCE P.L.C.

By:	/s/ Soraya Benchikh
Name: Soraya Benchikh
Title: Director

POWER OF ATTORNEY
We, the undersigned officers and directors of B.A.T. International Finance p.l.c., hereby severally constitute and appoint Soraya Benchikh, David Booth, Caroline Ferland, John Fry, Craig Harris, Neil A.Wadey and Daniel Wong, and each of them acting without the other, as our true and lawful attorneys-in-fact, with full power of substitution, for them, together or individually, in any and all capacities, to sign for us and in our names, the registration statement on Form F-3 filed with the SEC, and any and all amendments to said registration statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on July 1, 2025.

Signature	Title

/s/ Soraya Benchikh
Soraya Benchikh	Director, Principal Executive Officer and Principal Financial Officer

/s/ David Booth
David Booth	Principal Accounting Officer

/s/ John Fry
John Fry	Director

/s/ Craig Harris
Craig Harris	Director

/s/ Neil A. Wadey
Neil A. Wadey	Director

/s/ Daniel Wong
Daniel Wong	Director

/s/ Donald J. Puglisi
Donald J. Puglisi Managing Director, Puglisi & Associates	Authorized Representative in the United States

SIGNATURES
Pursuant to the requirements of the Securities Act, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands, on July 1, 2025.

B.A.T. NETHERLANDS FINANCE B.V.

By:	/s/ Judith Bollen
Name: Judith Bollen
Title: Director

By:	/s/ Hendrik Lina
Name: Hendrik Lina
Title: Director
POWER OF ATTORNEY
We, the undersigned officers and directors of B.A.T. Netherlands Finance B.V., hereby severally constitute and appoint Judith Bollen, David Booth, Hendrik Lina, Claudia Schutte and Neil A. Wadey, and each acting with at least one other, as our true and lawful attorneys-in-fact, with full power of substitution, for any two or more of them, together, in any and all capacities, to sign for us and in our names, the registration statement on Form F-3 filed with the SEC, and any and all amendments to said registration statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, each of them full acting with at least one other, power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them acting with at least one other might or could do in person, and hereby ratifying and confirming all that said attorneys, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on July 1, 2025.

Signature	Title

/s/ Judith Bollen
Judith Bollen	Director, Principal Executive Officer and Principal Financial Officer

/s/ Hendrik Lina
Hendrik Lina	Director

/s/ Claudia Schutte
Claudia Schutte	Principal Accounting Officer

/s/ Donald J. Puglisi
Donald J. Puglisi Managing Director, Puglisi & Associates	Authorized Representative in the United States

SIGNATURES
Pursuant to the requirements of the Securities Act, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Amsterdam, The Netherlands, on July 1, 2025.

British American Tobacco Holdings (The Netherlands) B.V.

By:	/s/ Judith Bollen
Name: Judith Bollen
Title: Director

By:	/s/ Hendrik Lina
Name: Hendrik Lina
Title: Director
POWER OF ATTORNEY
We, the undersigned officers and directors of British American Tobacco Holdings (The Netherlands) B.V., hereby severally constitute and appoint Judith Bollen, Hendrik Lina and Claudia Schutte, and each acting with at least one other, as our true and lawful attorneys-in-fact, with full power of substitution, for any two or more of them, together, in any and all capacities, to sign for us and in our names, the registration statement on Form F-3 filed with the SEC, and any and all amendments to said registration statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, each of them full acting with at least one other, power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them acting with at least one other might or could do in person, and hereby ratifying and confirming all that said attorneys, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on July 1, 2025.

Signature	Title

/s/ Judith Bollen
Judith Bollen	Director, Principal Executive Officer and Principal Financial Officer

/s/ Hendrik Lina
Hendrik Lina	Director

/s/ Claudia Schutte
Claudia Schutte	Principal Accounting Officer

/s/ Donald J. Puglisi
Donald J. Puglisi Managing Director, Puglisi & Associates	Authorized Representative in the United States

SIGNATURES
Pursuant to the requirements of the Securities Act, the co-registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Winston-Salem, North Carolina, on July 1, 2025.

REYNOLDS AMERICAN INC.

By:	/s/ Anthony B. Petitt
Name: Anthony B. Petitt
Title: Treasurer
POWER OF ATTORNEY
We, the undersigned officers and directors of Reynolds American Inc., hereby severally constitute and appoint Anthony B. Petitt, J. Jeffery Raborn, Leonardo Senra, Alden H. Smith and David Waterfield, and each of them acting without the other, as our true and lawful attorneys-in-fact, with full power of substitution, for them, together or individually, in any and all capacities, to sign for us and in our names, the registration statement on Form F-3 filed with the SEC, and any and all amendments to said registration statement (including post-effective amendments), and to file or cause to be filed the same, with all exhibits thereto and other documents in connection therewith, with the SEC, granting unto said attorneys, and each of them full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, and hereby ratifying and confirming all that said attorneys, or their substitute, shall do or cause to be done by virtue of this Power of Attorney.
Pursuant to the requirements of the Securities Act, this registration statement has been signed by the following persons in the capacities indicated below on July 1, 2025.

Signature	Title

/s/ Anthony B. Petitt
Anthony B. Petitt	Senior Vice President – Controller, Finance & Accounting and Treasurer (Principal Accounting Officer)

/s/ J. Jeffery Raborn
J. Jeffery Raborn	Director, Executive Vice President – Law & External Affairs and General Counsel

/s/ Leonardo Senra
Leonardo Senra	Director, Executive Vice President and Chief Financial Officer (Principal Financial Officer)

/s/ David Waterfield
David Waterfield	President, Chief Executive Officer and Director (Principal Executive Officer)